As filed with the Securities and Exchange Commission on August 14, 2000
                           Registration No. 333-41092


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                          PRE-EFFECTIVE AMENDMENT NO. 1
                     TO THE FORM SB-2 REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                                  MIRENCO, INC.

             (Exact name of registrant as specified in its charter)


Iowa                     3714                      336322             39-1878581
-------------       --------------           ----------------     --------------
(State or Other   (Primary Standard          (North American       (IRS Employer
Jurisdiction of Industrial Classification Industry Classification Identification
Incorporation or    ("SIC") Number)       Number System ("NAICS") ("EIN")Number)
Organization)                                     Number)

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                           206 May Street, PO Box 343
                              Radcliffe, Iowa 50230
                                 (800) 423-9903
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive office)
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                                    Copy To:

                              Carl N. Duncan, Esq.
                            Duncan, Blum & Associates
                              5718 Tanglewood Drive
                            Bethesda, Maryland 20817
                                 (301) 263-0200


        Approximate date of commencement of proposed sale to the public:
             As soon as practicable after the effective date of the
                             Registration Statement


    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the
              Securities Act of 1933, check the following box: [x].

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until Registrant shall file an amendment which specifically states that the Registration Statement shall thereafter become effective in accordance with Section 8 (a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

     APPROXIMATE DATE OF PROPOSED SALE TO PUBLIC: From time to time after theeffective date of the Registration Statement and up to nine (9) monthsthereafter or until such earlier time that all the shares registered hereunder have been sold.

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [ ]

     If this Form is a  post-effective  amendment  filed pursuant to Rule 462(c)
under  the  Securities  Act of  1933,  check  the  following  box and  list  the
Securities Act Registration Statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]












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     Due to a clerical error in filing the original Registration Statement forMirenco, Inc., the Consent of Independent Certified Public Accountants was misdated to reflect Registrant's July 10, filing 2000 filing date. This misdating was based upon incorrect information from the EDGAR filing office which stated that since the Registration S tatement, Prospectus and associated Exhibits were filed on Monday, July 10, 2000(instead of before the weekend on Friday, July 6, 2000), as expected, all dates on the document to be submitted must be re-dated to reflect the actual filing date. The correct date of such Consent is July 6,2000.

     The Consents appropriate to this Pre-Effective Amendment No. 1 are attached. In the abundance of caution, we are also attaching the Preliminary Prospectus (now dated August 14, 2000), including the financial statements (which are identical but for certain skewed columns and related non-material formatting issues) and the Part II information has been revised as appropriate for an Amendment to the original Registration Statement.












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       Subject to Completion -- Preliminary Prospectus Dated August 14, 2000
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                                   PROSPECTUS
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         Secondary Offering of Up to 2,1000,000 Shares of Common Stock

                                 MIRENCO, INC.

     Mirenco, Inc., an Iowa corporation (the "Company), is registering this secondary offering of 2,100,000 shares of common stock for certain of its shareholders. The Company is engaged in the business of developing and marketing technologically advanced products for internal combustion engines that both improve fuel efficiency and/or reduce environmental emissions. (See "The Company.")

     Unless earlier terminated, the Offering Period will be up to nine (9) months from the date hereof. The selling stockholders that the Company identifies in this Prospectus are offering up to 2,100,000 shares of Company stock (the "Shares"). The Company will not receive any proceeds from the sale of Shares by the selling shareholders. (See "Selling Shareholders," "Plan of Distribution" and "Risk Factors." ) These Shares of common stock are being offered by the selling shareholders identified on page 13 of this Prospectus in the section entitled "Selling Shareholders." The selling shareholders may sell these Shares from time to time:

      -     on the NASDAQ SmallCap Market;
      -     on the over-the-counter market;
      -     in  transactions  directly with market makers; or
      -     in privately negotiated transactions.

     We will not receive any portion of the proceeds from the sale of these Shares.

     During this Offering Period, Shares will be offered at the then prevailing market for the Shares. Concurrent with the date of this Prospectus, the Shares will be qualified for quotation on the NASDAQ Small Cap Market.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION NOT CONTAINED IN THE PROSPECTUS IN CONNECTION WITH THIS OFFERING AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER BY ANY PERSON WITHIN ANY JURISDICTION TO ANY PERSON TO WHOM SUCH OFFER WOULD BE UNLAWFUL.

     THESE ARE SPECULATIVE SECURITIES. See "Risk Factors" for certain factors that should be considered by prospective investors.

     Our principal executive offices are located at 206 May Street, Radcliffe, Iowa 50230, and our telephone number is (800) 423-9903.

                The date of this Prospectus is August 14, 2000.

     Information  contained  herein  is  subject  to  completion  or  amendment.
ARegistration Statement relating to these securities has be filed with theSecurities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the Registration Statement becomes effective. This Preliminary Prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sales of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.







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     Potential investors are advised that an investment in the Shares of theCompany is subject to the following considerations, among others:* Investment in Shares can be speculative and volatile and involve significant risks, including those discussed in "Risk Factors" and "Certain Related Party Transactions."

* The Company has not had significant prior operations and market acceptance may be beyond the control of management.

*   Certain   conflicts  of  interest  exist  in  the  management  of  the
    Company. (See "Conflicts of Interest.")

* The success of the Company is dependent on its management. (See "The Company -- Management" and "Risk Factors -- Reliance on Management.")

     Until September ___, 2000 (25 days after the date hereof), all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a current copy of this Prospectus. This delivery requirement is in addition to the obligation of dealers to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

     Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information herein is correct as of any time subsequent to the date hereof or that there has been no change in the affairs of the Company since such date or, in the case of information incorporated herein or therein by reference, the date of filing with the Securities and Exchange Commission.

     Following the conclusion of each fiscal year, shareholders will receive our annual report, including a balance sheet, statements of operations, cash flows and changes in shareholders' equity and related footnotes. The financial statements contained in the annual report will be audited by our independent certified public accountants. Unaudited quarterly reports on operations also will be distributed to shareholders or made available through e-mail and/or the Internet.







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                            TABLE OF CONTENTS
Descriptive Title                                                          Page

PROSPECTUS SUMMARY............................................................4
SUMMARY FINANCIAL DATA........................................................4
PRO FORMA FINANCIAL INFORMATION...............................................5
RISK FACTORS..................................................................5
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS...............................11
FIDUCIARY RESPONSIBILITY OF THE COMPANY'S MANA13MENT.........................13
SELLING SHAREHOLDERS.........................................................13
APPLICATION OF PROCEEDS......................................................15
CAPITALIZATION...............................................................15
DESCRIPTION OF BUSINESS......................................................15
SELECTED FINANCIAL DATA......................................................28
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
      AND RESULTS OF OPERATIONS..............................................29
CONCURRENT PUBLIC MARKET AND DIVIDEND POLICY.................................32
DESCRIPTION OF CAPITAL STOCK.................................................33
PLAN OF DISTRIBUTION.........................................................34
ERISA CONSIDERATIONS.........................................................35
LEGAL MATTERS................................................................35
EXPERTS......................................................................35
AVAILABLE INFORMATION........................................................36
APPENDIX I (SELLING SHAREHOLDER INFORMATION)................................I-1
APPENDIX II (FINANCIAL STATEMENTS).........................................II-1

                            PROSPECTUS SUMMARY

     The following summary is qualified in its entirety by the more detailedinformation and financial statements appearing elsewhere or incorporated by reference in this Prospectus. All references in this Prospectus to Shares are as of December 31, 1999, unless otherwise specified. Prospective investors should carefully consider the information set forth under the heading "Risk Factors."

                             The Company

     Mirenco, Inc., incorporated on February 21, 1997 in Iowa, is engaged in the business of developing and marketing technologically advanced products for internal combustion engines that both improve fuel efficiency and/or reduce environmental emissions. Our primary products are: DriverMax(R) and DriverMax(R) Software as well as HydroFire(R) Injection, Fluid and Lubricant. We believe we will be the first to provide a product that not only incorporates Global Positioning System ("GPS") technology but also reduces emissions while improving fuel mileage.

     Our no par value Shares are expected to be listed on the NASDAQ Small Cap Market concurrent with when the Offering commences. Even after the contemplated listing, there is no assurance the Company will avoid later de-listing. (See "Risk Factors -- Public Market Only Concurrently Commenced.")

                               The Offering

     Securities Up to 2,100,000 Shares are being offered by its Offered enumerated selling shareholders at the then prevailing by the market price during this Offering Period. The up to Selling 2,100,000 Shares being offered are comprised of up to 1,500,000 Shares issued in conjunction with our direct self-underwritten public offering ("DPO") offered exclusively to residents of Iowa; 267,916 Shares that may be issuable pursuant to the exercise of warrants issued or to be issued pursuant to warrant agreements entered into on June 15, 1999; and up to 283,700 Shares that may be issuable pursuant to the exercise of options or warrants issued or to be issued pursuant to agreements entered into on December 31, 1998; June 15, 1999; December 31, 1999; and March 31, 2000.

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    Offering   This  Offering  Period  begins  on  the  date  of  this
    Period     Prospectus  and  may continue for up to nine (9) months
               thereafter, unless earlier terminated or extended.
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    Risks      An  investment  in the Shares being sold by the Selling
    and        Shareholders  involves substantial risks due in part to
    Conflicts  the costs which the  Company  will incur and the highly
    of         speculative  nature  of  its  business.  (See  "Related
    Interest   Party  Transactions.")  Risks  inherent in investing in
               the Company are discussed under "Risk Factors."
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                          SUMMARY FINANCIAL DATA

     The Summary Financial Information, all of which has been derived from unaudited financial statements included elsewhere in this Prospectus, reflects the operations of the Company for its limited operating history as of and for the period from February 27, 1997 (inception) to March 31, 2000. This information should be read in conjunction with the financial statements and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

                    Current assets                           $2,381,001
                    Noncurrent assets                            36,261
                    Current liabilities                          46,984
                    Gross revenues                              279,309
                    Gross profit                                 36,701
                    Loss from continuing operations         $(3,063,029)
                    Net loss                                $(3,021,980)


                         PRO FORMA FINANCIAL INFORMATION

     Pro forma financial information has not been presented since no significant business combination has occurred or is probable and, even where possible or remote, there have been only limited historical operations. Furthermore, there have been only minimal revenues since our inception (approximately 43 months). Consequently, pro forma information would serve no useful purpose. In addition, summary financial data is provided in "Selected Financial Data."

     In addition, prospective investors should not purchase Shares with the expectation of sheltering income.


                               RISK FACTORS

     Prospective  investors should consider carefully,  in addition to the other
information   contained  in  this  Prospectus,   the  following  factors  before
purchasing the Shares offered hereby.

1. Limited History of Operations; Net Losses to Date. We are in the early stage of development and have only a limited history of operations, which, through December 31, 1999, have generated aggregate losses of $2,811,803. (See "The Company - Introduction", "Conflicts of Interest" and "Reliance on Management" below.) In addition, our future success will depend upon many factors, including those which may be beyond our control or which cannot be predicted at this time, such as increased levels of competition (including the emergence of additional competitors, changes in economic conditions, emergence of new technologies and changes in governmental regulations). Our operations commenced shortly after our inception on February 21, 1997. We have experienced net losses to date and have an accumulated deficit. Our operations are subject to all of the risks inherent in the establishment of a new business enterprise. The likelihood of our success must be considered in the light of the problems, expenses, difficulties, complications and delays frequently encountered in connection with the formation of a new business, particularly in an enterprise involving new or unfamiliar techniques for pollution control in a regulatory environment. The results of any distribution and marketing enterprise cannot be determined in advance. However, future product sales and management abilities cannot accurately be determined unless and until the product is accessible to the customer and the management team is tested. No assurance may be given that the range of Company emission control and increased fuel economy products and services styled "Mirenco
Products" will receive commercial acceptance, that significant sales will be achieved or that we will ever become profitable. Further, it is possible that we will encounter technical problems, delays in hiring of key personnel, difficulty in obtaining any required additional financing, governmental interference through regulations or otherwise or other factors which could cause significant delays in our present plans for our development. Such delays, if they occur, could have a material, adverse effect on the potential commercial success of our products and on its ability to achieve profitable operations. (See "The Company.")

2. Forward Looking Statements. We make statements in this Prospectus and in the documents we file with the Commission that are considered "forward-looking statements" within the meaning of the Securities Act and the Exchange Act. Sometimes these statements contain words such as "believe," "will likely result," "are expected to," "will continue," "is anticipated," "estimate," "project," or similar words or expressions. These statements are not guarantees of our future performance and are subject to risks, uncertainties, and other factors that could cause our actual performance or achievements to be materially different from those we project. We do not have a policy of updating or revising forward-looking statements, and thus, it should not be assumed that silence by us over time means that actual events are bearing out as estimated in such forward-looking statements.

3. Possible Adverse Impact of "Penny Stock" Regulation. As of the date of the Prospectus, our Shares are not deemed to constitute so called "penny stock." Nonetheless, it is uncertain in the future, even if the shares are listed on a national or regional exchange or the NASDAQ SmallCap Market (TM) whether broker-dealers will want to continue making a market for the Shares. If the Shares are not so listed or if we can not attract a market maker following and the price of Shares falls below $5.00, the so-called "penny stock" (low-priced securities) regulations could affect the sale of the Shares. (These regulations require, among other standards, broker-dealers to disclose the risk associated with buying penny stocks and to disclose their compensation for selling the Shares). Such regulations may have the effect of reducing the level of trading activity in the secondary market for the Shares and make it more difficult for investors to sell their Shares in the Company.

     4. Dependence on Outside Entities and Market Conditions. We are dependent uponnumerous outside entities and market conditions for our revenues. I.C.E. Corporation ("I.C.E."), a Federal Aviation Authority ("FAA") certified electronic manufacturing company in Manhattan, Kansas, has been contracted to produce our "Driver-Max(TM)" and possibly other electronic products ("Mirenco Products"), which we distribute. We are reliant on I.C.E. to provide electronic product quality protection for our products, sales of which generated revenues for us during our early stage product distribution. Nonperformance by (or poor service from) I.C.E. could have a damaging effect on our relationships with our customers. Generally, all materials required to manufacture and assemble our product line are readily available and are shelf items; however, from time to time, delays in assembly may be encountered or components might be in short supply. There is a possibility the prices of materials and labor might increase and that operations or deliveries may be delayed if such shortages occur. Unavailability of or delay in obtaining our products from I.C.E, among other factors, may delay our receipt of income for significant periods. It should also be noted that fuel prices fluctuate and extraordinary variations therein could have a detrimental effect on our business. Customer investment decisions may also be based on the cost of regulatory compliance, prevailing interest rates, vehicle maintenance costs or other market conditions. We have no ability to influence market conditions, which may effect the decisions of our customers. Unfavorable taxation policies, import tariffs or other regulations imposed by federal and state governments could adversely affect our sales of products. Any future tax increases or new government regulations levied on our products could severely affect our operations. (See "The Company.")

5. Dependence on Regulatory Standards. The Clean Air Act of 1990 mandates annual emission testing for every vehicle located in any of the twenty-six Environmental Protection Agency ("EPA") -designated Non-Attainment Areas throughout the United States. The EPA has, in some instances, however, granted or permitted certain waivers or time extensions for such compliance. Similar mandates are required in cities in Mexico and Canada. Therefore, a significant market is generally available for products that reduce emissions and increase operating efficiency. However, there can be no assurance that this market will continue since environmental laws could change or more competitive products could be developed in the future. Further, a decline in the aggressive enforcement of prevailing regulations could severely impact our sales and, therefore, our cash flow and profitability. We believe our products to be "retrofit devices" as defined under EPA regulations. We are, however, subject to the regulatory risk that EPA may construe distribution of the products to be also governed by "fuel additive" regulations. These more stringent regulations sometimes require scientific testing for both acute and chronic toxicity. This testing is not required for approval of pollution control products deemed to be "retrofit devices." Although such testing would be facilitated by the fact that alcohol is a substance used in the transportation industry (among many others) and about which a great deal is already known concerning toxicity, such additional regulatory compliance could substantially lengthen the period of time before the products could be widely commercialized. We believe that EPA "fuel additive" regulations do apply to our HydroFire(R) products and do not apply to our DriverMax(R) products, since the operation of the HydroFire(R) Injection System involves the introduction of HydroFire(R) Fluid into the engine air intake system, as those terms are defined in EPA regulations and generally understood in the automotive engineering community. However, it is possible that a competitor who manufactures fuel additives that are subject to the more stringent "fuel additive" regulations may raise the issue with EPA in order to interfere with or delay the commercialization of competing with our technology. (See "The Company.")

6. Patent Infringement Protection. Through contractual agreement with American Technologies, LLC ("AmTech"), an affiliated company controlled by Dwayne Fosseen (see "Conflicts of Interest -- Related Party Transactions"), We have acquired the exclusive licensing and distribution rights to five products developed by AmTech (DriverMax(R), DriverMax(R) Software, HydroFire(R) Injection, HydroFire(R) Fluid and HydroFire(R) Lubricant). We believe that we have obtained all rights necessary to market our products and services without infringement on rights or patents, but there can be no assurance. Moreover, we may ultimately be forced to rely upon common law protection with respect to our trade secrets and other proprietary matters. Consequently, it may be extremely difficult for us to enforce our proprietary rights and thereby prevent competitors from selling or otherwise infringing on our products. We believe that our contractual rights alone will not protect or guarantee our success; however, we seek to achieve profitability through aggressive promotion and marketing and by developing customer relationships, which could provide a contractual basis for profits irrespective of proprietary infringements. We may consider purchasing insurance for patent and proprietary product protection, assuming product sales develop in 2000 and 2001 and management has had time to evaluate these product sales. A suitable amount of insurance coverage could then be determined.

7. Patents. There can be no assurance that any additional patent protectedproducts will be granted, that any patents which may be obtained will be broadenough to provide material protection (or be of substantial benefit to us) orthat the validity of such patents will not be challenged with an adverse result to the Company. In the absence of further patent protection, we may be vulnerable to competitors who attempt to copy our products or methods. Our Board of Directors may elect to pursue additional patent research; however, there is no assurance that we will develop additional patentable properties.

8. Dependence Upon Limited Information. We are reliant on our own limited history and on Fosseen Manufacturing & Development, Ltd. ("FMD") for historical information relative to Mirenco Products, their characteristics, anticipated operating results, regulatory compliance and all other data concerning use of such products. FMD's accumulation of such information is based on its own experience.

9. Competition. Both the automotive aftermarket (retrofit) industry and the original equipment manufacturing ("OEM") industry are, and can be expected to remain, intensely competitive. We must compete with other, more widely accepted emissions control devices. Currently, we have many competitors that are better financed and are better established. It is also likely other competitors will emerge in the future, both foreign and domestic. We believe we offer products that are more effective, more convenient and economically preferable than our competitors' products. We will seek to establish a position of market leadership through aggressive marketing. There can be no assurance, however, we will be correct in our assumptions or that our competitors will not introduce more competitive products or techniques. (See "The Company -- Competition.") The retrofit and OEM industries involve rapid technological change and are characterized by intense and substantial competition. Additionally, we will compete with other companies that have greater market recognition, greater resources and broader distribution capabilities than we have. Increased competition by existing and future competitors could materially and adversely affect our ability to achieve profitability, especially since the retrofit and OEM industries are already highly competitive with respect to price, service, location and professionalism. Moreover, we will compete with a number of companies whose names initially may enjoy recognition that exceeds our own. Although we believe we will compete successfully, there can be no assurance we will be able to maintain a high level of name recognition and prestige within the marketplace. In addition, the lack of availability of quality personnel or our inability to attract and retain other key employees may adversely affect the business. Our inability to compete within the industry or maintain a high quality spectrum of products may adversely effect an investment in the Company. (See "The Company" generally.)

10. Customer Acceptance. Our success will be largely dependent upon marketing and upon the quantity of customers who purchase Mirenco Products or license rights. There can be no assurance there is currently a broad market for our products or that one will ever exist. There can be no assurance manufacturing quality will remain consistent or markets for such products will endure. As such, the market potential for Mirenco Products must be deemed " less than certain." It is anticipated the market will be highly sensitive to many features of Mirenco Products, including our retail price, quantity discounts, replacement ("recharge") costs, fuel savings, emission reduction percentages, engine wear characteristics, local regulatory mandates (and enforcement thereof), prevailing interest rates, length of time required to achieve measurable results and other fuel efficiency/emissions control options available to prospective customers. Revenues, accordingly, may also vary considerably from region to region. There is no assurance the public will accept our products at all or at a price that allows for profitable operations. (See "The Company".)

11. Security, Property and Casualty Damage. Our future research, development and manufacturing activities may be located in a variety of different locations and will be subject to security, property and casualty risks. We believe we can manage such risks through proper security precautions in conjunction with prudent corporate management; however, no matter what steps we take, such risks cannot be fully anticipated or entirely eliminated. Further, even with costly insurance against such risks, we may incur substantial losses in the event of significant damage or loss. Additionally, there are certain natural hazards involved in shipping products and transporting them across land. Problems resulting from natural hazards, such as inclement weather, are anticipated and, accordingly, should not adversely affect the reliability of any Mirenco Products. Our products will be insured while in transport; however, any losses caused by such natural hazards will reduce our funds and could result in losses.

12. Developing Market; Unproven Acceptance of Our Products and/or Services. We have only recently commenced operations at a time when the retrofit and OEM industries are evolving and are characterized by an increasing number of market entrants. As is typical of a new and rapidly evolving industry, demand and market acceptance for recently introduced products and/or services is subject to a high level of uncertainty and risk. Because the market for our products and services is new and evolving, it is difficult to predict the future growth rate, if any, and size of this market. While it is known that the retrofit and OEM industries are large and growing, there can be no assurance that the market for our products and services will continue to develop or become sustainable. If use of our products and services fails to grow, our ability to establish and expand our brand identity will be materially and adversely affected.

13. Federal Income Tax Risks. An investment in the Shares involves certain federal income tax risks and income characterization issues for the investor and for us. Future federal income tax treatment may differ from our positions with resulting adverse tax consequences to our earnings and profits. Any gain or income on the Shares will be of a capital gains nature that, for individuals and certain other taxpayers, may not be offset by passive losses of the investor. Further, each investor is urged to consult his or her own tax advisor with respect to the federal, state, and local tax consequences inherent in an investment in the Shares.

14. Public Market Only Concurrently Commenced. Concurrent with the date of this Prospectus, our Shares will become publicly traded. Prior to such date, there was no public market for the Company's Shares. (See "Plan of Distribution.") Such publicly traded status requires the Company to enlist broker-dealers to serve as market makers. After becoming a market maker, such entity may discontinue such activities at any time without notice. No assurance can be given as to the liquidity of the trading market for the Shares or that an active public market will develop or, if developed, will continue. If an active public market does not develop or is not maintained, the market price and liquidity of the Shares may be adversely affected. Consequently, holders of Shares acquired pursuant to this offering may not be able to liquidate their investment in the event of an emergency or for any other reason, and the Shares may not be readily accepted as collateral for a loan. Accordingly, prospective investors should consider the purchase of Shares only as a long-term investment.

15. Dependence on Technologically Qualified Personnel. Because of the technological nature of our business, we are dependent upon our ability to attract and retain technologically qualified personnel. There is significant competition for technologically qualified personnel in the geographical area of our business, and we may not be successful in recruiting and retaining such qualified personnel.

16. Dependence upon Certain Key Personnel. Currently, we are wholly dependent on the personal efforts and abilities of certain key members of our current management staff. In addition, we may be required to retain the services of other qualified individuals. The market for individuals possessing the qualifications we require is competitive and it is difficult to attract and retain such personnel. No assurance can be given that our business and operations would not be adversely affected if relationships with certain of our key personnel were to be severed. We intend to carry key man life insurance on such personnel.

17. Issuance of Additional Shares. As of July 31, 2000, we have ___________ Shares of our common stock issued and outstanding. Such Shares were issued to the current shareholders at differing times between our inception and this date. As is true for other companies contemplating significant growth, we expect to require additional financing in due course. There can be no assurance any such additional financing that is required will be available to us if and when required or on terms acceptable to us, or that such additional financing, if available, would not result in substantial dilution of the equity interests of existing shareholders. Potential investors should be aware any issuance of additional Shares may result in a reduction of the book value per Share, market price or economic value, if any, of the outstanding Shares. If we issue any such additional securities, such issuance will reduce the proportionate ownership and voting power of the other shareholders. Further, any new issuance of Shares may result in a change of control of the Company. (Any currently undesignated Shares of the Company may be issued without shareholder consent in such manner and with such terms, provisions and rights which would make a takeover of the Company more difficult, and therefore less likely.) Current purchasers of the Shares will also experience an immediate and substantial dilution of their investment in the Company since the net tangible book value per Share after this Offering will be less than the per Share Offering price, since the offering price exceeds the current net tangible book value per Share.

18. Control by Current Management and Principal Shareholders. Prior to the offering, individual officers, directors and shareholders owning more than 10% (the "Principal Shareholders") owned in the aggregate 78.3% of the Shares. (See

"The Company -- Management -- Security Ownership of Certain Beneficial Owners and Management.") Upon completion of sales by selling shareholders, the Principal Shareholders' aggregate ownership of Shares in the Company will permit them to retain between 77% and 78% of the Shares. As of the date of this

Prospectus, one member of our current management team (Dwayne L. Fosseen) controls 73.7% of the issued common stock of the Company. Consequently, the Principal Shareholders may be able to effectively control the affairs of the Company and the outcome on all matters submitted for a vote to our shareholders, including the election of a majority of our directors. Specifically, at least initially, the Principal Shareholders will be able to elect all of our directors. Such control by the Principal Shareholders may have the effect of discouraging certain transactions involving an actual or potential change of control of the Company, including transactions in which holders of Shares might otherwise receive a premium for their Shares over then current market prices. (See "Description of Securities.")

19. No Distributions or Dividends Anticipated; Dividends at Discretion of Board of Directors; No Current Plans to Pay Dividends. Dividends, if any, to shareholders are in the discretion of the Board of Directors. We have never paid any cash distributions and intend for the foreseeable future to retain any earnings to finance the growth of our business. Dividend policy will be determined by the Company's Board of Directors based upon consideration of the earnings of the Company, if any, its future capital needs and other relevant factors. To conserve funds for our contemplated activities, the Board of Directors currently do not intend to pay dividends. (See "Certain Relationships and Related Transactions - Dividends Would Reduce Funds Available for Expanding Operations.") In fact, we anticipate that, for the foreseeable future, we will continue to retain any earnings for use in the continuing operations of our business. Moreover, we may be restricted from paying dividends to our shareholders under future credit or other financing agreement(s). See "Absence Of Public Market And Dividend Policy" and "Description of Securities.")

20. Risks Associated with Brand Development. We believe our that establishing and maintaining brand identity of our products is a critical aspect for attracting and expanding our targeted market audience and that the importance of brand recognition will increase. Promotion and enhancement of our brands will depend largely on our success in continuing to provide high quality products and services, which cannot be assured. If users do not perceive our existing products and services to be of high quality or if we introduce products and services or enter into new business ventures that are not favorably received by users, we will risk diluting our brand and decreasing our attractiveness. Furthermore, in order to attract and retain customers and to promote and maintain our brand in response to competitive pressures, we may find it necessary to increase substantially our financial commitment to creating and maintaining a distinct brand loyalty among our customers. If we are unable to provide high quality products and services or otherwise fail to promote and maintain our brand, incur excessive expenses in an attempt to improve or promote and maintain our brand, our business, results of operations and financial condition could be materially and adversely affected.

21. Risks of Technological Change. The market for our products and services is characterized by rapid technological developments, frequent new product introductions and evolving industry standards. The emerging character of these products and services and their rapid evolution will require us to effectively use leading technologies, continue to develop our technological expertise; enhance our current products and services; and continue to improve the performance, features and reliability of such products and services. There can be no assurance that we will be successful in responding quickly, cost effectively and sufficiently to these or similar developments. In addition, the widespread adoption of new Internet technologies or standards could require substantial expenditures by us to modify or adapt our products and services. A failure by us to respond rapidly to technological developments could have a material adverse effect on our business, results of operations and financial condition.

22. Intellectual Property Risks. We regard our trade secrets and similar intellectual property as critical to our success. In that context, we will rely on a combination of copyright and trademark laws, trade secret protection, confidentiality and non-disclosure agreements and contractual provisions. There is no guarantee that these efforts will be adequate; that we will be able to secure trademark registrations for all of our marks in the United States or other countries; or that third parties will not infringe upon or misappropriate our copyrights, trademarks, service marks and similar proprietary rights. In addition, effective copyright and trademark protection may be unenforceable or limited in certain countries, and the global nature of the retrofit and OEM industries makes it impossible to control the ultimate destination of our products. Since trademark and copyright protections are not "self-enforcing", future litigation may be necessary to enforce and protect our trade secrets, copyrights and other intellectual property rights.

     We may also be subject to litigation to defend against claims of infringement of the rights of others or to determine the scope and validity of the intellectual property rights of others. If competitors prepare and file applications in the United States that claim trademarks used or registered by us, we may oppose those applications and be required to participate in the proceedings before the United States Patent and Trademark Office to determine the priority and scope of rights to the trademark, which could result in substantial costs to the Company. An adverse outcome could require us to license disputed rights from third parties or to cease using such trademark. Any litigation regarding our propriety rights could be costly and would divert management's attention, resulting in the loss of certain of our proprietary rights, requiring us to seek licenses from third parties and prevent us from selling our products and/or services, any one of which could have a material adverse effect on our business, results of operations and financial condition.

     We intend to pursue the registration of our trademarks based upon anticipated use internationally. There can be no assurance that we will be able to secure adequate protection for these trademarks in foreign countries. Many countries have a "first-to-file" trademark registration system; thus, we may be prevented from registering our marks in certain countries if third parties have previously filed applications to register or have registered the same or similar marks. It is possible that competitors or others will adopt service names similar to ours, thereby impeding our ability to build brand identity and possibly leading to customer confusion. Our inability to protect our trademarks adequately could have a material adverse effect on our business, results of operations and financial condition.

23. Arbitrary Determination of Offering Price. The price of the Stock offered currently to investors has been arbitrarily determined by our management together with our advisors. Among the factors considered in determining the price of the Shares were current market conditions, overhead requirements, securities standards, certain research and development requirements and general product sales and revenue projections perceived by management as achievable or necessary by the Company. There are no relationships whatsoever between the price of the Shares and our assets, earnings, book value or any other objective criteria of value. (See "Capitalization.")

24. Potential Fluctuations and Quarterly Results; Potential Volatility of Stock Price. The price at which Shares may be purchased or sold may be subject to extreme fluctuations resulting from such factors as actual or anticipated fluctuations in our operating results, selection of new products, execution of new contracts, general market conditions and other factors. Our quarterly operating results may vary significantly in the future depending upon such factors as the timing of new announcements and customer subscriptions. The sales cycle could be lengthy and subject to a number of significant risks over which we have little or no control, including customers' budgetary constraints and general economic conditions. Due to the foregoing factors, quarterly revenue is difficult to forecast. Additionally, if quarterly revenue levels are below expectations, operating results are likely to be materially adversely affected. In particular, net income, if any, may be disproportionately affected by a reduction in revenue because only small portions of our expenses vary with revenue.

25. Reliance on Management. Members of management have significant experience and expertise. Investors will have no right or power to take part in or direct the management of the Company. Thus, purchasers of the Shares offered hereby will be entrusting the funds to our management, upon whose judgment the investors must depend, with only limited information concerning management's specific intentions. Accordingly, no investor should purchase Shares unless such investor is willing to entrust all aspects of our management, including the selection of businesses and/or officers and/or directors. This includes shareholders not being given the opportunity to vote on any acquisitions or review the associated financials prior to such transactions being consummated. This potential risk is even more important in this offering since our business is dependent, to a significant degree, upon the performance of certain key individuals, the departure or disabling of any of whom could have a material adverse effect on our performance. (See "The Company - Remuneration.") We have entered into employment agreements (which contain non-compete provisions) with each of Messrs. Fosseen, Relick, Allison and Jolley. The loss of the services of any such key personnel could have a material adverse effect upon the Company. We maintain key man life insurance of $1,000,000 on Mr. Fosseen. These employment agreements contain non-compete provisions; however, there can be no assurance that we will be able to retain such employees or prevent them from competing with the Company in the event of their departure.

26. Conflicts of Interest. Certain inherent and potential conflicts of interest exist with respect to operations of our business. (See "Certain Relationships and Related Transactions.") These include: (i) the interest of certain current or former affiliates in the contemplated activities of the Company (see especially "Certain Related Party Transactions" and "The Company"); (ii) certain members of management may, in the future, not be required to devote full time to our activities; and (iii) there are, as of the date of this Prospectus, significant overlapping ownership interests between the Company, Fosseen Manufacturing & Development, Inc. and American Technologies, LLC.

27. Possible Strategic Relationships. We are open to developing various strategic alliances. If successful, such alliances are expected to dramatically reduce our need for capital and result in expanding our existing and contemplated activity. (See "The Company" generally.) There can be no assurance that such strategic relationships can be achieved.

28. Market Studies; Due Diligence Reviews. In formulating our business plan, we have relied on the judgment of our management. In addition, the University of Northern Iowa completed market studies relating to the demand for our products and services.

29. Dependence on Outside Advisors. In order to supplement the business experience and expertise of our management, we may employ accountants, technical experts, appraisers, attorneys and other consultants or advisors. The selection of such consultants or advisors will be made by our management without any influence or control by shareholders. (See "The Company -- Professional Advisors.")

30. Future Sales of Shares. Dwayne L Fosseen, the controlling (Principal) Shareholder beneficially holds 9,008,700 Shares. All of such Shares held by the Principal Shareholders (as well as other directors, officers or 10% shareholders) are "restricted" as defined in Rule 144 under the Securities Act ("Rule 144"). Some or all of these "restricted" Shares have been owned beneficially for more than one year by existing shareholders and may now be sold in the market pursuant to Rule 144 with regard to sales by affiliates after at least one year has passed from the date of their purchase. (See "Description of Capital Stock.") We can make no prediction as to the effect, if any, that sales of Shares, or the availability of Shares for future sale, will have on the market price of the Shares prevailing from time to time. Sales of substantial amounts of Shares in the public market or the perception that such sales could occur, could depress prevailing market prices for the Shares. Such sales may also make it more difficult for the Company to sell equity securities or equity-related securities in the future at a time and price, which it deems, appropriate.

31. Limitation of Monetary Liability by Our Management. Because of certain statutory and case law relating to broad discretion granted management of a company, typically directors and officers of a corporation are indemnified by and have limited monetary liability to our shareholders. Nonetheless, our management owes a fiduciary responsibility to our shareholders. (See "Fiduciary Responsibility of the Company's Management.")

     In addition to the above risks, businesses are often subject to risks not foreseen by management. This is especially true for developmental stage companies. In reviewing the Prospectus, potential investors should keep in mind that other possible risks could affect us and their investments therein, including normal business risks and several economic conditions which are not within our control.


              CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Because of certain statutory and case law relating to broad discretion granted management of a company, typically directors and officers of a corporation are indemnified by and have limited monetary liability to its shareholders. Failure of management to satisfy its fiduciary responsibility to shareholders could subject management to certain claims. (See "Fiduciary Responsibility of the Company's Management" and "Description of Capital Stock --Directors' Liability.") The following inherent or potential conflicts of interest should be considered by prospective investors before subscribing for Shares. (See disclaimer at the end of the following discussion regarding certain specific transactions.)

     American Technologies, LLC ("AmTech") and Fosseen Manufacturing & Development, Inc. ("FMD") share common shareholders with us. Specifically, our founder and principal shareholder, Dwayne Fosseen, owns 49.9% of AmTech and 100% of FMD. Jerrold Handsaker and Don Williams, directors of the Company, own 2.4% combined of AmTech.

     Effective April 30, 1999, and through contractual agreement with AmTech, we have acquired the exclusive licensing and distribution rights to the patents and five products developed by AmTech (DriverMax(R), DriverMax(R) Software, HydroFire(R) Injection, HydroFire(R) Fluid and HydroFire(R) Lubricant, collectively, the "Mirenco Products"). Under terms of the agreement, we will owe an initial purchase price of $250,000 to AmTech shareholders and will pay royalties of 3% of gross sales for twenty (20) years from sales of such patents and products (see Patents and Trademarks). Similarly, through contractual agreement with Fosseen Manufacturing & Development ("FMD"), an affiliated company also controlled by Dwayne Fosseen, we have acquired all rights to the characteristics, anticipated results, regulatory compliance and all other data concerning the Mirenco Products originally developed by FMD. These agreements effectively transferred ownership of the patents and all other to us, rather than a third party. This was done to reduce the applicable conflicts, especially in the future. Nonetheless, Mr. Fosseen will have a continuing interest in AmTech and FMD and, to that degree, may have a conflict of interest relative to shareholders of the Company.

     As part of a negotiated termination of agreement originally among AmTech, Mirenco and J. Richard Relick, a director and former distributor of Mirenco, Mr. Relick will be paid ten percent (10%) of the royalties received by AmTech from Mirenco, not to exceed a cumulative $800,000. Such royalty is an obligation of AmTech.

     Moreover, we do not currently own any real estate for the running of our business. However, we have executed a one (1) year lease with FMD requiring monthly payments of $1,200 for the use of 2,400 square feet of facilities for our offices and operations. Upon completion of the contemplated distribution center, the lease will be terminated and all employees will be housed in a combination 21,600 square feet office, warehouse and distribution facility. Dwayne Fosseen, principal shareholder of the Company, owns the 1.2 acres of land for the construction, located in Radcliffe, Iowa.

     While it is not expected to have any adverse consequence (such as undermining professional representation), Carl N. Duncan, a partner of the law firm - Duncan, Blum & Associates - that represents us, is being paid for his services through significantly reduced cash compensation and the issuance of warrants to exercise the purchase of 30,000 Shares in the Company at an exercise price of $0.01, over a term ending March 31, 2003.

     In each of these instances, we believe, as does Mr. Fosseen, the agreements involved are on terms no less competitive than those available through unaffiliated third parties, if not more advantageous. To that end, we, with Mr. Fosseen's active support, have instituted the policies enumerated in the paragraph following.

     While we may enter into transactions with affiliates in the future, we intend to continue to enter into such transactions only at prices and on terms no less favorable to us than transactions with independent third parties. In that context, we will require any director or officer who has a pecuniary interest in a matter being considered to recuse themselves from any negotiations. In any event, any debt instruments of the Company in the future are expected generally to prohibit us from entering into any such affiliate transaction on other than arm's-length terms. In addition, a majority of the Board is (and must continue to be) neither an officer nor may such person have a pecuniary interest (other than as a shareholder or director) in any transactions with us. In turn, commencing immediately, a majority of the independent Board of Directors members (defined as having no pecuniary interest in the transaction under consideration) will be required to approve all matters involving interested parties. It is expected that additional independent director(s) will be added to the Board. Moreover, an independent stock transfer agent has been appointed to assure proper issuance of stock to shareholders.

     At the current time, the Company has no provision to issue any additional securities to management, promoters or their respective affiliates or associates. At such time as the Board of Directors adopts an employee stock option or pension plan, any issuance would be in accordance with the terms thereof and proper approval. Although the Company has a very large amount of authorized but unissued common stock which may be issued without further shareholder approval or notice, the Company intends to reserve such stock for certain offerings contemplated for continued expansion, acquisitions and properly approved employee compensation at such time as such plan is adopted.

1. Members of Management May Not Be Required to Devote Full-time to the Business Activities of the Company. Management may not devote full-time to the activities of the Company. Similarly, future members of management may have professional responsibilities to entities other than the Company. Those external activities may be pursued within the discretion of each individual member of management. However, as described in "Fiduciary Responsibility of the Company's Management" below, those activities are subject to fiduciary standards even if full-time is not devoted to the Company.

2. Dividends Would Reduce Funds Available for Expanding Operations. The amount and frequency of dividends declared and/or distributed to shareholders are solely within the discretion of the Company. Since certain fees to management and/or related parties are, directly or indirectly, related to assets of the Company and the Company seeks to invest those funds to the maximum extent feasible, management would suffer an economic disadvantage if the Company reduced its assets through such distributions to shareholders. Consequently, the Company does not expect to declare dividends in the foreseeable future.

3. No Independent Review. Investors should note that the same counsel represents the Company and its management. Therefore, to the extent the Company and this offering would benefit by an independent review, such benefit will not be available in this case.

4. Possible Related Party Transactions. The Company may in the future enter into transactions with affiliates. (See disclaimer following.)

     The Company believes that any past transactions with its affiliates have been at prices and on terms no less favorable to the Company than transactions with independent third parties. The Company may enter into transactions with its affiliates in the future. However, the Company intends to continue to enter into such transactions only at prices and on terms no less favorable to the Company than transactions with independent third parties. In that context, the Company will require any director or officer who has a pecuniary interest in a matter being considered to recuse themselves from any negotiations. The Company's Articles of Incorporation, as amended, provide that any related party contract or transaction must be authorized, approved or ratified at a meeting of the Board of Directors by sufficient vote thereon by directors not interested therein or the transaction must be fair and reasonable to the Company.


           FIDUCIARY RESPONSIBILITY OF THE COMPANY'S MANAGEMENT

     Counsel has advised our management it has a fiduciary responsibility for the safekeeping and use of all assets of the Company. Management is accountable to each shareholder and required to exercise good faith and integrity with respect to its affairs. (For example, whether under SEC, Iowa and/or general fiduciary principles, management cannot commingle property of the Company with the property of any other person, including that of management.)

     Cases have been decided under the common or statutory law of corporations in certain jurisdictions to the effect that a shareholder may institute legal action on behalf of himself and all other similarly situated shareholders (a class action) to recover damages from management for violations of fiduciary duties or on behalf of a corporation (a corporation derivative action), to recover damages from a third party where management has failed or refused to institute proceedings to recover such damages. On the basis of federal and/or Iowa state statutes and rules and decisions by pertinent federal and/or state courts, accordingly, (a) shareholders in a corporation have the right, subject to the provisions of the Federal Rules of Civil Procedure and jurisdictional requirements, to bring class actions in federal court to enforce their rights under federal securities laws; and (b) shareholders who have suffered losses in connection with the purchase or sale of their shares may be able to recover such losses from a corporation's management where the losses result from a violation by the management of SEC Rule 10b-5, promulgated under the Securities Exchange Act of 1934, as amended (and corresponding Iowa standards). It should be noted, however, that in endeavoring to recover damages in such actions, it would be generally difficult to establish as a basis for liability that our management has not met such standards. This is due to the broad discretion given the directors and officers of a corporation to act in its best interest.

     The SEC has stated that, to the extent any exculpatory or indemnification provision purports to include indemnification for liabilities arising under the Securities Act of 1933, as amended, it is the opinion of the SEC that such indemnification is contrary to public policy and, therefore, unenforceable. Shareholders who believe that our management may have violated applicable law regarding fiduciary duties should consult with their own counsel as to their evaluation of the status of the law at such time.


                              SELLING SHAREHOLDERS

     The selling shareholders listed below are offering an aggregate 2,100,000 Shares pursuant to this Prospectus. (See Risk Factors.) Such Shares must be sold by the selling shareholders in "brokers' transactions" as defined under pertinent securities laws. Selling shareholders who are also affiliates of the Company must continue to adhere to volume limitations under Rule 144 and reporting requirements of Section 16(a) of the Exchange Act. Selling shareholders, and not the Company, will receive the proceeds from the sale of their individual Shares.

     Selling shareholders are categorized as Persons with a Relationship to theCompany, Passive Investors with Warrants or Passive Investors in the DPO.Selling shareholders identified as Persons with a Relationship to the Company are either officers of or provide services to the Company. It is unknown whether these affiliates will sell any shares registered in this Prospectus. (See "The Company -- Security Ownership of Certain Beneficial Owners and Management.") Further it is unknown to us if the selling shareholders will sell all, any or none of the shares listed below.


I. PERSONS WITH A RELATIONSHIP TO THE COMPANY

                                                 Amount         Maximum
                                          Beneficially Owned   Amount to      Percent
Name of Beneficial Owner      Category     Prior to Offering    be Sold     of Class(1)
------------------------      --------     -----------------    -------     ----------
Wayne Allison, President      Affiliate          60,000        30,000        0.246%
Carl Duncan, Securities       Securities         30,000        15,000        0.123%
   Counsel                    Counsel
Darrell Jolley, Chief         Affiliate          60,000        30,000        0.246%
Financial Officer
J. Richard Relick, Chief      Affiliate          50,000        25,000        0.205%
   Operating Officer
Dave Stone,                   Consultant        180,000        90,000        0.737%
Bruce Bergeson,               Employee           81,500        40,750        0.334%
Richard Evans,                Employee           67,900        33,950        0.278%
Betty Fosseen,                Former             38,000        19,000        0.155%
                              Employee

                                                  Amount        Maximum
                               Number of   Beneficially Owned  Amount to     Percent
Name of Beneficial Owner     Shareholders  Prior to Offering    be Sold     of Class(1)
------------------------     ------------  -----------------    -------     ----------
II.  PASSIVE INVESTORS
     WITH WARRANTS
Total for Category (For           189        267,916            267,916       2.193%
itemized listing, see
Appendix I.A.)

III. PASSIVE INVESTORS
     IN THE DPO

Total for Category (For
itemized listing, see                          (2)                (2)
Appendix I.B.)
(presented as known
through June 30, 2000
and to be updated by
Amendment through July 30)

IV.  ADDITIONAL SHARES                                            (2)
     FOR ESTIMATE

Total of All Categories           N/A          (2)            2,100,000
(I through IV)

------------

(1) Amount calculated as Maximum Amount to be Sold divided by total shares issued and outstanding at March 31, 2000 of 12,218,775.
(2) Amount to be known and provided after July 31, 2000, subject to Pre-Effective Amendment 1.


                         APPLICATION OF PROCEEDS

     The Company will not receive any of the proceeds from the sales of Shares by the selling shareholders. (See "Selling Shareholders") Specifically, we will not receive any proceeds from the resale of our common stock being sold via brokers' transactions by selling shareholders pursuant to this Prospectus and registration statement, except that we will receive proceeds equal to the number of warrants and options exercised multiplied by the applicable exercise price (approximately $1,800,000). To that extent, such funds will be used for the funding of general operations.

                              CAPITALIZATION

     The following table sets forth (i) the capitalization of the Company as of March 31, 2000; and (ii) the sale of 2,100,000 Shares (maximum) offered by the Selling Shareholders. (See "Application of Proceeds" and "Description of Capital Stock.")


                                                 Actual           As Adjusted
                                                 ------           -----------
Shareholders'  equity common stock, no par value; 30 million Shares  authorized;
12,218,775 Shares issued and outstanding
                                               $3,452,304          $3,452,304

  Additional paid-in capital                   $1,955,154          $1,955,154

  Deficit accumulated during the
  development stage                            (3,037,180)         (3,037,180)
                                               ----------          ----------

  Total Shareholders' equity and total
  capitalization                               $2,370,278          $2,370,278
                                              ===========         ===========


                         DESCRIPTION OF BUSINESS

General

     Mirenco, Inc. (the "Company") was organized and incorporated in the State of Iowa on February 21, 1997. We develop and market technologically advanced products for throttle control of internal combustion vehicles that improve fuel efficiency, reduce environmental emissions and reduce vehicle maintenance. Our primary products are derived from technology patented in the U.S., Mexico and Canada and are the following: DriverMax(R), DriverMax(R) Software, HydroFire(R) Injection, HydroFire(R) Fluid and HydroFire(R) Lubricant. We also intend to supply new and improved versions of our product line utilizing other input sensors, including Global Positioning Satellite ("GPS") technology and ambient sensor features. We believe we are the first to provide a product that incorporates GPS into a throttle-control application (called "EconoCruise(R)," using "Satellite-to-Throttle(TM)" technology).

     As  of  July  30,  2000,  we  raised  _________  of  a  $10,000,000  Direct
(self-underwritten) Public Offering (the "DPO") offered exclusively to residents of Iowa, without the use of a registered broker-dealer, at $5 per share.

     We provide our customers with post-sale services where they are desired. However, most of our customers employ in-house maintenance, trained by our employees, to install and maintain our products. During the past two (2) years and after completing testing, we focused on introducing our products to the municipal transportation industry. We limited our sales efforts while we focused on raising the capital necessary to implement our long-term business plan. Over the next two (2) years, we intend both to sell our products to worldwide customers and to sell production and design rights to our owned patents to automobile original equipment manufacturers. Our patented technology was originally the idea of our founder, Dwayne Fosseen, then engineered via a Federal cost-shared CRADA program by the United Stated Department of Energy ("DOE") Kansas City Plant operated by AlliedSignal, whose logo is displayed on the resulting products. No requirement exists to promote the DOE's efforts or to provide any financial remuneration for the assistance.

    DriverMax(R) is an environmental product that improves engine exhaust emissions while increasing fuel mileage and reducing vehicle maintenance costs. DriverMax(R) is primarily targeted at heavy start-stop vehicles such as buses, trash trucks and construction vehicles. The benefits recognized from the installation of DriverMax(R) are accomplished by precise programmable computer management of the vehicle's throttle position. We believe DriverMax(R) is unique since it has demonstrated improvements without the usual unacceptable negative performance tradeoff (between fuel mileage, emissions and speed) found in competing products, is configurable via software parameters and self-adjusts as a function of the age of the vehicle.

     The HydroFire(R) System is a sophisticated superset of the DriverMax(R) technology, providing all of the benefits of the DriverMax(R) plus the additional benefit of cutting Oxides of Nitrogen (NOx) emissions under performance conditions where NOx is produced. Specifically, NOx is produced under heavy loads and high engine temperatures. Under such conditions, HydroFire(R) Injection injects a patented fluid, HydroFire(R) Fluid into the engine to combat the NOx production by approximately 50%. The HydroFire(R) Fluid is a patented water-alcohol-lubricant mixture whose blending process is patented by us. Specifically, water cuts the NOx production, alcohol serves as an antifreeze for the water and the HydroFire(R) Lubricant serves to thwart the potentially solvent and/or corrosive characteristics of the alcohol in the engine and/or storage containers. HydroFire(R) Systems are primarily targeted to heavy transport vehicles such as inner and inter-city buses and trucks.

     EconoCruise(R) is a highly sophisticated throttle control system that provides advanced levels of "intelligence" to common cruise control technology. EconoCruise(R) utilizes GPS signals to "know" the topography of the road ahead, thereby allowing the vehicle to best manage throttle and emissions, for example, allowing a user-programmed limit of momentum to be gained on downhill sections and limiting the traditional uphill over-acceleration found in standard cruise controls. Additional sensors can and will be employed within EconoCruise(R) to provide further "intelligence" to the system - for example, calculating wind direction/speed/resistance, real time engine performance (RPM, MPG, temperature, emissions, etc.) as well as the potential of automatically "knowing" the speed limit and terrain-imposed areas of acceleration and deceleration based on programming the software and identifying the vehicle's position according to GPS.

     EconoCruise(R) is beyond the conceptual stage and is currently under development from both the software intelligence perspective as well as the physical design for installation on existing vehicles. The technology was proven and demonstrated in August of 1999 in a publicized demonstration using a cross-country truck on route from Des Moines, Iowa to Kansas City, Missouri. The route was first driven by a driver skilled at fuel efficiency, his actions programmed into a prototype EconoCruise(R) unit and then re-run by an average driver, yielding approximately 20% fuel savings across the route.

     Having worked through the early design and proving phases of EconoCruise(R), we are completing negotiations for a "Funds-in Work For Others Agreement" with the DOE's Kansas City plant, operated by Honeywell International, Inc. (previously operated by AlliedSignal), whereby industry procures unique services from the government laboratories to build the product. We anticipate both the physical product will be marketable to the population of existing vehicles and that rights to the patented technology and proprietary design work will be marketable to automakers.

     Future applications of the patents are being investigated in respect to production costs, market size and opportunity. Examples include a "Teenage DriverMax(R)" where, for example, young drivers are limited in their ability to go from zero to sixty in less than 10 seconds. Currently, our products are designed for diesel engines and are being adapted to gasoline engines, which will open a considerably larger market for us. Additionally, for example, using GPS technology, city vehicles could be automatically changed into a throttle mode producing fewer emissions when inside a programmed radius of the center of the city. Given the fact over-acceleration generates waste and excessive emissions, more "intelligent" management of the throttle holds the benefit of both an economic and environmental impact, globally. With our patented technology, the future "intelligence" of the throttle is now only limited by what can be programmed into a small on-board computer, and as provided by Mirenco, will be broadly branded as "SmartFoot(TM)" technology.

Product Market

      We have built our market strategy on two marketable assets:

(1)   Licensing the patents
(2)   Product sales

Patent licensing is targeted to automakers. We have identified two dozen major automakers whose markets include the U.S., Mexico, and/or Canada (i.e., countries in which we hold issued patents). We intend to license our patents to as many of these automakers as possible for a relatively nominal license fee and per vehicle royalty, which we believe will have a negligible effect on the retail price of new autos. Our intent is to provide non-exclusive licensing of the patented technology, so that, automakers will make use of the technology in an effort to reduce emissions, save fuel and decrease maintenance on all newly manufactured vehicles.

     We are optimistic that, presuming a significantly affordable licensing fee is charged, automakers will choose to license the technology and avoid the possibility of future patent infringement legal action. We will use the proceeds of these license fees to build and execute our business into the in-service vehicle after-market. We envision that automakers will take the lead in producing more efficient and cleaner vehicles while we will work to help clean up emissions and save fuel in the market of vehicles already in service.

     We plan to introduce our current products into a variety of markets including:

(1) Inner and inter-city transit authorities. (2) Waste disposal fleets (e.g., trash trucks).
(3)   School buses.
(4) Low-floor buses (e.g., rental car buses used for airport customer pick up).
(5) Commercial fleet owners and operators (e.g., Federal Express, UPS, Coke, etc.).
(6) Manufacturers and maintenance organizations specializing in the above segments.

     We believe the market for our products extends globally, beyond the borders of our patented technology (i.e., the U.S., Mexico and Canada). European and Middle Eastern countries, for example, pay approximately two to three times the U.S. cost of fuel.

     The macro-perspective market for our products includes all internal combustion vehicles. Our initial products were designed for a segment of this population specifically defined by diesel-burning, electronic engines (i.e., effectively all diesel-burning vehicles built after 1990). We have now created a modification to the initial products that opens the market to both electronic and mechanical engines, thereby increasing the potential market size dramatically by including older vehicles. In fact, many foreign countries are experiencing severe pollution problems and high fuel costs while using a majority of older vehicles which are the worst emissions producers and the least fuel efficient. This product modification also allows the products to be marketed into traditional gas-powered passenger vehicles.

     The U.S. and global population of in-service vehicles is enormous. According to the 1999 U.S. Department of Energy Transportation Data Book, there are approximately 125,000,000 automobiles and 76,000,000 trucks in the U.S. These figures represent 26.7% and 41.3% of the world's automobile and bus/truck registrations, respectively. The average age is 8.7 and 8.3 years for cars and trucks, respectively. With age and natural deterioration and degradation of the combustion process, these vehicles are less efficient, burn more fuel, and produce more emissions, thus they can realize significantly better environmental and economic benefits from our technologies.

     Vehicles classified as "heavy" represent an immediate market for our DriverMax(R) product as well as our new EconoCruise(R) technology. There are approximately seven million vehicles classified as "heavy" in the U.S., averaging between six and seven miles per gallon. These vehicles are virtually all professional, business related vehicles and regularly experience extremely high fuel expense. Consequently, we believe that this particular segment of the vehicle population will be sensitive to higher fuel prices and be eager to adopt new technologies that not only save fuel but also reduce emissions and decrease maintenance expenses.

    A  subset  of  the  "heavy"   classification  is  school  buses.  There  are
approximately 500,000 school buses in the U.S., carrying over 23 million students. These school buses alone represent a tremendous market for our DriverMax(R) technology today, given their high frequency start-stop routes and non-highway mileage.

     According to compilations derived from various sources, including the U.S. Department of Energy Transportation Data Book and Polk, at current rates of production, approximately 400,000,000 new vehicles will be manufactured world-wide during the next ten years. With an estimated scrap rate and the existing number of vehicles, at the end of the next ten years, there will be approximately 1.4 billion vehicles on earth. Our intent is to license our technology for installation in as many of the 400,000,000 new vehicles as possible over the next ten years while we market and sell into the after-market.

    We believe that Mirenco can be a significant factor in a total market exceeding $2 billion, based upon a 1998 University of Northern Iowa market research and analysis survey which considered only early models of DriverMax(R). This survey was conducted prior to our introduction of our EconoCruise(R) technology.

Sales and Marketing

     Our philosophy is to drive our cost of goods down far enough that the suggested retail price of our products can be lowered to the point where the payback in fuel savings is measured within one year. Consequently, our intent is to build a streamlined sales and marketing operation and offer the products at the lowest suggested retail price possible while maintaining an appropriate gross profit per product.

     We intend on utilizing various sales methods including distributors, original equipment manufacturers ("OEM's"), regional commissioned salespeople and independent mechanics. All of the potential sales models will be tested and utilized to varying degrees. The independent mechanic model is targeted directly towards mechanics and engine repair shops that can serve as both installation service sites and retail outlets.

     We currently have existing contacts and prospective distributors and regional commissioned sales people throughout the U.S., Canada and Mexico. Furthermore, the Des Moines Area Community College (DMACC) offers one of a number of certified mechanics schools around the U.S., and has expressed an interest in becoming a certified Mirenco training center for Mirenco-certified independent mechanics.

     To date, we have consciously limited our sales efforts and intentionally selected prospects that would help in building the proof and customer foundation that will be leveraged in future sales. We intend on using testimonials and real-world performance data from these customers to decrease, or eliminate, trials and evaluations from future customers' decision-making and acquisition processes. Existing customers, installations and evaluations include:
Louisville, Cedar Rapids, Grand Canyon, Overland Custom Coach (a Canadian bus manufacturer), Memphis, Iowa Department of Transportation, Ann Arbor, Coke,
Chicago, Pepsi, Mexico City, St. Louis, Sioux City, and the Steve Forbes Presidential Campaign Bus.

     We are hopeful that the licensing of our products to automakers will result in increased consumer and user awareness of our products. We will additionally use aggressive sales and marketing programs, including participation in appropriate domestic and international trade shows and major print media.

     The overall market for our product continues to become more accepting and fertile as environmental regulatory and oversight agencies (e.g., the U.S.
Environmental Protection Agency or EPA) continue to create more stringent compliance standards for transportation. The California Air Resource Board ("CARB") is one such agency and is generally regarded as the most stringent state environmental agency in the United States. We have obtained a CARB exemption number and approval to sell within California. The CARB exemption number is displayed on our DriverMax(R) product.

Production Suppliers

     Our production has been  outsourced to a firm with extensive  experience in the field of computerization and production of high performance, tolerance and precision equipment. We are dependent upon outside entities and market conditions for our revenues. I.C.E., an FAA certified electronic manufacturing company located in Manhattan, Kansas, has been contracted to produce our "Driver-Max(R)" and possibly other electronic products("Mirenco Products") which we distribute. We are reliant on I.C.E. to provide electronic product quality protection for our products, sales of which will generate revenues during our early stage product distribution. Non-performance by (or poor service from) I.C.E. could have a damaging effect on our relationships with our customers. Generally, all materials required to manufacture and assemble our product line are readily available and are shelf items; however, from time to time, delays in assembly may be encountered or components might be in short supply. There is a possibility that the prices of materials and labor might increase and that operations or deliveries may be delayed if such shortages should occur. Unavailability of or delay in obtaining our products from I.C.E, among other factors, may delay our receipt of income for significant periods.

     At the present time, we intend to continue having our current and future products manufactured by outside companies that can meet our specifications for high quality and reliability. Based on our knowledge of various manufacturers, we believe that, if the need ever arose, we could develop alternative suppliers with production capabilities to assure a continuing output of product. Our management has contacted other companies capable of producing our products if the current supplier is unable to produce our anticipated volume levels.

Competition

     The market for our products and services is characterized by rapid technological developments, frequent new product introductions and evolving, varying industry and regulatory standards. The emerging character of these products and services and their rapid evolution will require us to effectively use leading technologies, continue to develop our technological expertise, enhance our current products and services, and continue to improve the performance, features and reliability of such products and services.

     We believe, considering the proprietary nature of our current DriverMax(R) and HydroFire(R) control system and our new products utilizing GPS technology, there is no other known automotive retrofit device that can compete with our current or contemplated spectrum of offerings ("Mirenco Products"). If there are products that perform the same functions as Mirenco Products, we believe our products are among the most economical, effective options available for buyers of retrofit emission reduction devices. Furthermore, if substitute products are introduced by competitors that infringe on the patents, we will vigorously defend our rights.

     We must compete with other, more widely accepted emissions control devices with producers that are better financed and are better established. It is also likely that other competitors will emerge in the future, both foreign and domestic. We believe that we offer products that are more effective, more convenient and economically preferable than our competitors' products. In addition, we will seek to establish a position of market leadership through aggressive marketing. There can be no assurance, however, that we will be correct in our assumptions or that our competitors will not introduce more competitive products or techniques.

     Certain identified competitive products include: portable fuel cells that combine hydrogen (which can be obtained from methanol, natural gas or petroleum) and oxygen (from air) without combustion to generate electricity, biofuels that use crops, corn stalks and trees to make cleaner, renewable fuels for cars and buildings, cleaner burning gasoline engine cars, hybrid electric/gasoline motors and electric vehicles. However, many (if not all of these alternatives) are considered years away, expecting for example that it may take decades before a mass-marketable car using fuel cell technology is available. Also, these alternatives may create a potential solution for emissions and fuel economy but do not yet address the power, convenience and reliability needs of automobile drivers.

     In consideration of perceived competition, it is important to note that Mirenco's technologies do not technically compete with most, if not all, of their respective solutions. Mirenco's technologies and solutions target the wasted fuel and excess emissions produced as a result of continuous, unrecognized over-throttling of vehicles under varying conditions. Alternative (i.e., "competitive") solutions generally work to either filter emissions and/or assist the engine in burning more of the excess fuel directed to the engine as a result of over-throttling. With this understanding and distinction, we intend to make the industry aware that our products are in fact not competitive to, but in fact, cooperative with other solutions.

     Potential competitors include engine makers and auto manufacturers such as Navistar (NYSE: NAV) and Detroit Diesel (NYSE: DDC) who are working to make more efficient, cleaner engines; future technology researchers and manufacturers such as FuelCell Energy who are working to advance the newest technologies of electrical power generation from hydrogen; physical and chemical exhaust screens, such as KleenAir Systems (OTCBB: KAIR) NOxMaster that injects an ammonia based product into the exhaust; entirely new fuel mixtures such as that being developed by Clean Diesel Technologies (EBB: CDTI); and various forms of air mixture devices, magnets and engine add-ons. It is important to note that our solution is based on a completely different paradigm from that of these potential competitors in that we work to more precisely deliver an appropriate amount of fuel to the engine for the operator's desired vehicle movement. In other words, our competitors generally seek solutions after the fuel is burned, while we work to solve the emissions problem before it happens.

Distribution

     We currently utilize independent representatives and organizations for the delivery of our products as well as for direct sales and marketing. We believe that various methods will be employed for varying markets and will utilize the most economical means available as our development continues. As part of the anticipated use of proceeds detailed in our DPO, we intend to construct a state of the art distribution and warehousing facility for our products. The facility will include sufficient office space to accommodate our management, sales support and expected growth in staff. We have sought and received preliminary approval for economic development assistance from the state and county for this proposed facility.

     We intend to utilize technology wherever possible to drive an in-house sales operation focused on large fleet owners, transit authorities, licensing opportunities and the federal government. Smaller fleets and international sales will be managed indirectly through one of a number of distribution arrangements.

Government Regulation

     As public concern over air quality grows, we believe the marketplace grows more fertile for our technologies. In the U.S., the EPA, under the Clinton Administration, has created tighter emissions regulations that affect fuel suppliers, automakers and operators. As President Clinton stated in his January 2000 State of The Union Address, "In the new century, innovations in science and technology will be the key not only to the health of the environment, but to miraculous improvements in the quality of our lives and advances in the economy." We believe that we are one of the companies to lead the way in providing new technologies to assist in the national and international effort to deliver a cleaner environment to future generations.

     The U.S. is not alone in its efforts to combat pollution. For example, Canada's air quality regulatory agency has recognized a growing air quality issue and is mandating similar regulations and standards to those being promoted within the U.S. Mexico is currently experiencing tremendous air quality issues in its highly populated areas. Mexico City officials work to regulate heavy emissions producing vehicles by not allowing them to operate on consecutive days unless they pass emissions standards tests. We installed DriverMax(R) on a large truck in Mexico City and were able to pass the tests, thereby permitting the daily use of the vehicle for its inner city commercial delivery route.

     Developed nations around the world are working to promote a healthy environment by identifying and taking action on the polluting sources. Furthermore, many of these countries have much longer useful lives for their vehicles than we accept in the U.S. Consequently these vehicles emit more smoke and polluting elements and burn excessive amounts of fuel. As their government air quality officials continue to recognize and act on vehicle emissions, the market for our products becomes easier to penetrate.

     Currently, all conventional vehicles (along with most alternative fuel vehicles and certain retrofit technologies legally sold in the United States) must be "certified" by the EPA to qualify for the "Low Emission Vehicle" ("LEV") classification necessary to meet federal fleet-vehicle conversion requirements. Our products have met, and management believes the products will continue to meet, these certification requirements. However, since this is an area in which the government is continually updating and legislating or mandating new requirements, there can be no assurance that Mirenco Products will continue to be certified. Whenever possible, we intend to maintain our certification.

     We are aware that countries outside the U.S. are considering their own regulatory requirements in the area of clean air and engine emissions. In order to improve the marketability of our products in those countries, we will conform our products to these regulations if it is economically feasible to do so.

     We believe our products to be "retrofit devices" as defined under EPA regulations. We are, however, subject to the regulatory risk that EPA may construe distribution of the products to be also governed by "fuel additive" regulations. These more stringent regulations sometimes require scientific testing for both acute and chronic toxicity, which is not required for approval of pollution control products deemed as "retrofit devices." Although such testing would be facilitated by the fact that alcohol is a substance used in the transportation industry (among many others) and about which a great deal is already known concerning toxicity, such additional regulatory compliance could substantially lengthen the period of time before HydroFire(R) could be widely commercialized. We believe the EPA "fuel additive" regulations do not apply to our DriverMax(R) products, since they do not involve the introduction of additives into the engine air intake system, as those terms are defined in EPA regulations and generally understood in the automotive engineering community. However, it is possible that a competitor who manufactures fuel additives that are subject to the more stringent "fuel additive" regulations may raise the issue with EPA in order to interfere with or delay the commercialization of competing with our technology.

     We are not aware of any proposed regulatory changes that could have a material adverse effect on our operations and/or sales efforts. Further, we have not been required to pay any fines for and are not aware of any issues of non-compliance with environmental laws.

Patents and Trademarks

     Effective April 30, 1999, we executed an agreement to transfer the ownership of the patents and all rights from AmTech to us. Our founder and principal shareholder, Dwayne Fosseen, owns 49.9% of AmTech (see discussion at Item 7 - Certain Relationships and Related Transactions). We will pay AmTech a 3% royalty of annual gross sales for a period of 20 years. The agreement required the payment of $25,000 at the time we met the DPO $500,000 minimum offering. Approximately one-half of the amount due was paid on December 13, 1999 and the other one-half was paid on February 15, 2000, being distributed to Mr. Fosseen. A $225,000 payment will be due AmTech per the agreement once we have raised $5,000,000 in the DPO.

     We believe the execution of this agreement with the associated transfer of ownership to us will eliminate any uncertainty that may have existed in ensuring our exclusive distribution and manufacturing rights. While we do have a right of first refusal to purchase any additional patents from AmTech as they become available, we do not anticipate that any patents will be so forthcoming and that we do not need any other patents to implement our business plan. The patents covered by the above referenced agreement are:

1. United States Patent Number 4,958,598, issued September 25, 1990, entitled "Engine Emissions Control Apparatus Method."
2. United States Patent Office, 5315977, "Fuel Limiting Method and Apparatus for an Internal combustion Vehicle" issued May 31, 1994.
3.    Canadian  Patent  Number  1,289,430,   issued  September  24,  1991,
      entitled  "Engine Modification Apparatus Fuel."
4. Mexican Patent Number 180658, "Fuel Limiting Method and Apparatus (Staged Fueling). Registration date January 17, 1996.
5. A Canadian patent application filed on April 13, 1992 is still pending. The patent application is entitled "Fuel Limiting Method and Apparatus for an Internal Combustion Vehicle."

In addition, we have filed and obtained the following Registered Trademarks:

  (1)           HydroFire(R)Fluid               (5)  EconoCruise(R)
  (2)           HydroFire(R)Injection           (6)  "SmartFoot(TM)"
  (3)           HydroFire(R)Lubricant           (7)  "Satellite-to-Throttle(TM)"
  (4)           DriverMax(R)

Employees and Consultants

     We currently have ten (10) full time employees, with no part-time employees. There have been no management-labor disputes and we are not a party to any collective bargaining agreement. Employees currently have minimal Company-provided employee benefits. We, in order to attract the appropriate personnel to assist the Company in our future growth, are analyzing additional benefit and improvements to our existing benefits program. With the $_________ raised in the DPO through July 30, 2000, we are in the process of establishing appropriate incentive compensation programs which are currently being reviewed and approved by our Compensation Committee and/or our Board of Directors.

Facilities - Description of Property

     We currently do not own any properties for the running of our business. However, we have executed a one (1) year lease with FMD requiring monthly payments of $1,200 for the use of 2,400 square feet of facilities for our offices and operations. Upon completion of the contemplated distribution center, the lease will be terminated and all employees will be housed in a combination 21,600 square foot office, warehouse and distribution facility. The 1.2 acres of land for the construction, located in Radcliff, Iowa, is owned by Dwayne Fosseen, principal shareholder of the Company. (See "Certain Relationships and Related Transactions").

Management

(1)      Introduction
     The following table summarizes the names, ages and positions of ourexecutive officers and directors as of June 30, 2000. Our By-laws set the number of directors at five, each serving one-year terms. The current four directors were all elected at our annual meeting of shareholders held on May 13, 2000, and will hold office until their successors are elected at the next annual meeting of the shareholders. No director holds a directorship in any other reporting company. See the pertinent individual's specific biographical information, which follows:

              Name                 Age       Position
              ----                 ---       --------

              Dwayne Fosseen       53        Chief Executive Officer,
                                             Chairman of the Board of
                                             Directors and Treasurer

              J. Richard Relick    69        Chief Operating Officer,
                                             Director and Secretary

              Wayne Allison        39        President

              Darrell R. Jolley    37        Chief Financial Officer

              Don D. Williams      64        Director

              Jerrold Handsaker    49        Director

(2) Executive Officers

     Dwayne L. Fosseen, born in 1946, is founder, President, Chief Executive Officer, Chairman of the Board of Directors and Principal (controlling) Shareholder. Mr. Fosseen's inventiveness and ingenuity have led to seven (7) patents that have been issued in the U.S., Canada and Mexico in the field of energy conservation. (He also has two patents pending.) Mr. Fosseen has personally been involved in major projects with the U.S. Department of
Agriculture, U.S. Department of Energy, Iowa Corn Growers Board, National BioDiesel Board and the Iowa Soybean Promotion Board. Mr. Fosseen has over 15 years experience in the field of heavy-duty engines and has directed major EPA testing efforts at Ortech Corporation, an international emissions testing company. Mr. Fosseen is also the principal in Fosseen Manufacturing & Development, Inc. (See "Certain Relationships and Related Transactions".)

     J. Richard Relick, born in 1929, Chief Operating Officer, graduated from Dickinson College, Carlisle, Pennsylvania, in 1951 with a degree in economics and has a 1963 associate degree in management from Northeastern University, Boston, Massachusetts. Mr. Relick has extensive management background in the introduction of new technology, having launched two new companies, one in the environmental area and another in biotechnology. Mr. Relick was a Group Vice President of Eco-Labs (a Fortune 500 company) and, as President of Ventron Europe, formed a new company in Brussels, Belgium to serve the world chemical and pharmaceutical markets. Mr. Relick served as a captain in the Marine Corps. Mr. Relick currently serves as director of Certech Corporation, a manufacturer of reusable oil filters, and Northern Probiotics, a producer of Antibiotic Replacement Therapy for humans and animals. (See "Certain Relationships and Related Transactions".)

     Wayne Allison, born in 1960, has served as President of an international technology firm publicly traded in Israel and as CEO of a publicly traded business consolidation holding company. Mr. Allison has served as a director and officer of public companies since 1994 and has operated in a variety of roles in growth companies. His background includes high technology development, sales and marketing and national/international distribution channels. Additionally, Mr. Allison has devised strategy and conducted a national merger and acquisition campaign and has created and negotiated the public market capital and equity strategies for growth companies. Mr. Allison published a book on conducting Internet Business ("The Internet Business Primer", Sourcebooks, 1995), obtained his bachelors degree in Behavioral Psychology and Computer Science engineering from the University of Texas at Arlington, and has completed his Masters Degree in Managerial Economics/Finance from Oklahoma University.

     Darrell R. Jolley, born in 1962, has been a Chief Financial Officer, Secretary, Treasurer and a director of public, reporting companies since 1996 and has as well served as a Chief Operating Officer for much of that time period. Mr. Jolley has a natural inclination to new businesses and industries and has intentionally developed his business skills for start-up and fast growth companies. His experience and expertise in managing SEC requirements as well as equity and company valuations has enabled him to devise long-term wealth-building corporate strategies for shareholders of growing companies. Early in his career, Deloitte and Touche, international CPA firm, employed Mr. Jolley. Mr. Jolley graduated from the University of Texas at Austin majoring in the Business Honors Program with a specialization in Accounting. Mr. Jolley obtained his CPA certification in January 1989.

(3) Directors

      Dwayne L.  Fosseen.  (See "Executive Officers" above.)

      J. Richard Relick. (See "Executive Officers" above.)

     Jerrold Handsaker, born in 1950, practiced general business law in Iowa for 22 years and was admitted to practice in all Iowa Courts, U.S. District Courts in Northern and Southern Iowa, the U.S. Tax Court and the U.S. Supreme Court. He holds two U.S. patents and is presently President and CEO of Innovative Lighting, Inc., an Algona, Iowa manufacturing company that manufactures and markets products to the worldwide marine and RV industries. He is a member of the Iowa State Bar Association, the National Marine Manufacturer's Association and the American Boat and Yacht Council. Mr. Handsaker received his undergraduate degree from Iowa State University in 1972 and his juris doctorate degree from Drake University in 1975. Mr. Handsaker has been a director of Mirenco since June 1, 1998.

     Don D. Williams, born in 1934, a lifelong resident of Williams, Iowa, has been involved in the grain business and is a major producer of livestock. Mr. Williams has also been associated with real estate as a licensed associate. Mr. Williams has served as an officer of the County Farm Bureau Board, Heart of Iowa Realtors Board, and the County Compensation and Extension Board. A director of the Company since June 1, 1998, Mr. Williams is also a veteran of the Korean War.

     Two of the directors are employees of the Company: Mr. Fosseen also serves as Chief Executive Officer and Mr. Relick serves as Chief Operating Officer.

     Directors who are not employees of the Company receive no fee for attending meetings of the Board of Directors, but are reimbursed for any out-of-pocket expenditures.

Remuneration, Employment Contracts and Employee Benefits

     As the Company's operations develop, it is anticipated that additional personnel may be hired. It is generally anticipated that any such future individuals will devote full time to the Company. At such time, the Board of Directors may, in its discretion, approve the payment of additional cash or non-cash compensation to the foregoing for their services to the Company.

     We have entered into employment agreements with Dwayne Fosseen, J. Richard Relick, Wayne Allison and Darrell Jolley.

     Messrs.  Fosseen and Relick (as of June 15,  1999) each  entered into a two
(2) year employment agreement with the Company (collectively, the "Employment Agreements") that provides for bonuses and such other benefits (including base annual salaries as to Messrs. Fosseen and Relick) as set forth in their agreements at $45,000 through 1999 and $75,000 starting January 1, 2000, or upon successful close of our public offering. As described in "Remuneration", it is anticipated that Messrs. Fosseen and Relick will devote approximately 100% of their time to the Company. The Board of Directors has the right to terminate the Employment Agreements with or without cause at any time; provided, however, that termination by the Board of Directors without cause would obligate us to pay the compensation due under the applicable Employment Agreement for the remainder of the term involved. Pursuant to the terms of the Employment Agreements, Messrs. Fosseen and Relick have agreed that they will not compete with us during the period of their employment and for a one-year period after termination of the each applicable Employment Agreement.

     Messrs. Allison and Jolley each entered into a one (1) year employment agreement with us dated November 3, 1999. The employment agreements provide for each to earn compensation at the annual rate of $75,000 as well as such other benefits, including stock options which vest over the period of January 1, 2000 through September 30, 2003. Upon any future change in control of the Company, the options will immediately and fully vest. It is anticipated that Messrs. Allison and Jolley will devote approximately 100% of their time to the Company. The Board of Directors has the right to terminate the employment agreements with or without cause at any time, paying two weeks compensation. Pursuant to the terms of the employment agreements, Messrs. Allison and Jolley have agreed that they will not compete with us during the period of their employment and for a one-year period after termination of each applicable employment agreement.

     The Company does not provide officers with pension; stock appreciation rights, long-term incentive or other plans, but has the intention of implementing such plans in the future. Specifically, we anticipate that we will adopt, in the future, an employee bonus program to provide incentive to our employees. It is anticipated that such a plan would pay bonuses in cash or stock to employees based upon our pre-tax or after-tax profit for a particular period.

It is anticipated that we will adopt a retirement plan -- such as a 401(k) retirement plan -- and that we will implement an employee health plan. Establishment of such plans and their implementation will be at the discretion of the Board of Directors; any such bonus plan will be based on annual objective, goal-based criteria developed by the Board of Directors for eligible participants and will be exercisable only at prices greater than or equal to the market value of the underlying Shares on the date of their grant.

     Members of the Board of Directors are not paid separately for such services. Directors' out-of- pocket expenses are reimbursed upon presentation of appropriate documentation.

Litigation

     We are not a party to any litigation (material or otherwise) and we are not aware of any threatened civil, administrative or civil proceeding that would have a material adverse affect on our business.

Securities Ownership of Certain Beneficial Owners and Management

     The table set forth below presents certain information regarding beneficial ownership of our common stock (our only voting class of securities), as of June 30, 2000, by (i) each shareholder known to us to own, or have the right to acquire within sixty (60) days, more than five percent (5%) of our common stock outstanding; (ii) named executive officers of the Company; and (iii) all officers and director nominees of the Company as a group. All share amounts have been adjusted to reflect the results of stock splits effective June 1998 and April 1999.

Name and Address                        Amount of Common
Beneficial Owner (1)           Stock Beneficially Owned(2)(3)   Percent of Class
--------------------           ------------------------------   ----------------
Dwayne Fosseen, Director,               9,008,700 (4)                 73.7%
Chairman of the Board and
Chief Executive Officer

Don Williams, Director                    342,800                      2.8%

Jerrold Handsaker, Director                44,030                      (8)

J. Richard Relick, Director and            50,000 (5)                  (8)
Chief Operating Officer

Wayne Allison, President                   60,000 (6)                  (8)

Darrell R. Jolley, Chief                   60,000 (7)                  (8)
Financial Officer

All Directors and Officers as a         9,565,530                     78.3%
Group

----------------
(1) Unless otherwise indicated, the address of each director and officer is c/o Mirenco, Inc., 206 May Street P.O. Box 343, Radcliffe, Iowa 50230.

(2) Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all Shares of common stock beneficially owned by them. A person is deemed to be the beneficial owner of securities that may be acquired upon the exercise of options, warrants or convertible securities by such person within 60 days from the date on which beneficial ownership is to be determined.

(3) Reflects total outstanding 12,218,775 Shares as of March 31, 2000. All share amounts are after the effect of our 3:1 stock split on June 9, 1998 and 5:1 stock split on April 16, 1999.

(4) Amount excludes options to purchase 38,000 Shares, exercisable at $0.29, owned by Betty Fosseen.

(5) Represents 50,000 Shares owned pursuant to options to purchase Shares of common stock at $4.25 per share. Excludes options to purchase 50,000 Shares at $4.25 per share, that vest on January 1, 2001. All options expire on June 15, 2009.

(6) Represents 60,000 Shares owned pursuant to options to purchase Shares of common stock at $5.00 per share, exercisable within 60 days. Excludes unvested options to purchase 220,000 Shares at $5.00 per share which vest 20,000 options per quarter between September 30, 2000 and September 30, 2001, and 15,000 options per quarter between January 1, 2002 and September 30, 2003. All options expire on September 30, 2008.

(7) Represents 60,000 Shares owned pursuant to options to purchase Shares of common stock at $5.00 per share, exercisable within 60 days. Excludes unvested options to purchase 220,000 Shares at $5.00 per share which vest 20,000 options per quarter between September 30, 2000 and September 30, 2001, and 15,000 options per quarter between January 1, 2002 and September 30, 2003. All options expire on September 30, 2008.

(8) Less than 1%.

Selling Shareholders

     Mr. Relick, Mr. Allison and Mr. Jolley currently own no Shares but have options to purchase Shares as listed above. These officers and we have chosen to register, in this Prospectus, 50% of the Shares underlying vested options held by these officers, such that, for what we consider liquidity purposes, these officers may have the opportunity to exercise and sell that portion of their Shares so registered. It is currently unknown whether these officers will exercise any options to purchase Shares and sell them as a result of this registration; however, these officers will be responsible for filing appropriate notifications required by affiliates under Rule 144 and Section 16(a) of the Exchange Act. (See "Selling Shareholders"). Shares issued to officers, directors or affiliates are deemed to be restricted stock under Rule 144. Shares held by Mr. Fosseen since our inception (9 million Shares after considering all stock splits) will continue to be subject to Rule 144 trading limitations for the foreseeable future. However, Mr. Fosseen currently has no plans to sell any Shares. Mr. Williams and Mr. Handsaker own Shares obtained from our Small Company Offering Registration ("SCOR"); and thus, their Shares are unrestricted except for the volume limitations of affiliates within Rule 144. Under the volume limitations of Rule 144, affiliates who own unrestricted stock or restricted stock held for not less than one year would be entitled to sell within any three-month period a number of Shares that does not exceed the greater of 1% of the then outstanding Shares of common stock or the average weekly reported trading volume on all national securities and/or through NASDAQ during the four calendar weeks preceding such sale.

Executive Compensation

     The  summary   compensation  table  below  sets  forth  a  summary  of  the compensation earned by our named chief executive officer and other executive management for 2000 (projected), 1999 and 1998.



                                                            Summary Compensation Table

                                      Annual Compensation                   Long-Term Compensation Awards

                                                    Bonus     Restricted   Securities     Long-Term
Name and                   Fiscal                 and Other      Stock     Underlying     Incentive   All other
Principal Position          Year     Salary($)   Compensation    Awards      Options       Plans    Compensation
-----------------           ----    ---------    ------------    ------      -------       -----     -----------
Dwayne Fosseen, CEO          000     $75,000
                            1999     $35,596        0             0             0             0            0
                            1998     $26,000

J. Richard Relick, COO      2000     $75,000
                            1999     $25,365 (2)    0             0          100,000          0            0
                            1998     n/a

Wayne Allison, President    2000     $75,000
                            1999     $12,500 (3)    0             0          280,000          0            0
                            1998     n/a

Darrell R. Jolley. CFO      2000     $75,000
                            1999     $12,500 (3)    0             0          280,000          0            0
                            1998     n/a

----------------

(1) See following tables for descriptions of exercisable / unexercisable grants of options to officers.

(2) Amount represents payments for eight months in 1999.

(3) Amount represents payments for two months in 1999.

The following table sets forth (a) the number of Shares underlying options granted to each named executive officer during fiscal 1999; (b) the percentage the grant represents of the total number of options granted to all Company employees during fiscal 1999; (c) the per share exercise price of each option; and (d) the expiration date of each option.

                                             Option Grants in Last Fiscal Year
                                                     (Individual Grants)

                                          Percent of
               Number of Securities      Total Options
                    Underlying       Granted to Employees        Exercise or         Expiration    Grant Date
Name             Options Granted(#)     in Fiscal Year        Base Price ($/Share)      Date      Present Value
----             ------------------     --------------        --------------------      ----      -------------
Dwayne Fosseen           0                   N/A                      N/A                N/A            N/A

J. Richard Relick     100,000                16%                     $4.25            June 2009         N/A

Wayne Allison         280,000                42%                     $5.00            Sept 2008         N/A

Darrell R. Jolley     280,000                42%                     $5.00            Sept 2008         N/A


----------------

(1) Options granted to Mr. Relick vest as follows: 50,000 on January 1, 2000; 50,000 on January 1, 2001.

(2) Options granted to Mr. Allison vest as follows: 20,000 on January 1, 2000; 20,000 on March 31, 2000; 20,000 on June 30, 2000; 20,000 on September 30, 2000;
20,000 on January 1, 2001;  20,000 on March 31,  2001;  20,000 on June 30, 2001;
20,000 on  September  30, 2001;  15,000 on January 1, 2002;  15,000 on March 31,
2002;  15,000 on June 30, 2002;  15,000 on September 30, 2002; 15,000 on January
1,  2003;  15,000 on March 31,  2003;  15,000 on June 30,  2003;  and  15,000 on
September 30, 2003.

(3) Options granted to Mr. Jolley vest as follows: 20,000 on January 1, 2000; 20,000 on March 31, 2000; 20,000 on June 30, 2000; 20,000 on September 30, 2000;
20,000 on January 1, 2001;  20,000 on March 31,  2001;  20,000 on June 30, 2001;
20,000 on  September  30, 2001;  15,000 on January 1, 2002;  15,000 on March 31,
2002;  15,000 on June 30, 2002;  15,000 on September 30, 2002; 15,000 on January
1,  2003;  15,000 on March 31,  2003;  15,000 on June 30,  2003;  and  15,000 on
September 30, 2003.

     Set forth in the table below is information, with respect to each Named Executive Officer, as to the (a) number of shares acquired during fiscal 1999 upon each exercise of options granted to such individuals; (b) the aggregate value realized upon each exercise (i.e. the difference between the market value of the shares at exercise and their exercise price); (c) the total number of unexercised options held on December 31, 1999, separately identified between those exercisable and those not exercisable; and (d) the aggregate value of in-the-money, unexercised options held on December 31, 1999, separately identified as those exercisable and those not exercisable.



                              Aggregated Option Exercises in Last Fiscal
                                   Year and Year-end Option Value

                                    Number of Securities Underlying
                       Shares            Unexercised Options at
                     Acquired on            Fiscal Year-End        Value of Unexercised
                    Exercise in   Value       Exercisable/        In-The-Money Options
Name                  1999(#)    Realized  Un-exercisable (1)     At Fiscal Year-End ($)
----                  -------    --------  ------------------     ----------------------
Dwayne Fosseen           N/A       N/A            N/A                      N/A

J. Richard Relick        0          0         0 / 100,000             $ 0 / $ 75,000

Wayne Allison            0          0         0 / 280,000             $ 0 / $ 0

Darrell R. Jolley        0          0         0 / 280,000             $ 0 / $ 0


----------------

(1) Options become exercisable upon specified events such as length of employment. Options granted to Mr. Relick vest and become exercisable as follows: 50,000 on January 1, 2000 and 50,000 on January 1, 2001. Options granted to Mr. Allison and Mr. Jolley vest quarterly between January 1, 2000 and September 30, 2003.

Family Relationships

     There are no family relationships relating to the Company between executive officers, directors or 10% or greater Shareholders.


                         SELECTED FINANCIAL DATA

     The following table sets forth certain financial data for the Company. The selected financial data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our Financial Statements and Notes thereto included elsewhere in this filing. The selected financial data for the years ended December 31, 1999 and 1998, have been derived from our financial statements which have been audited by independent certified public accountants and are included elsewhere in this filing. The selected interim financial data for the three months ended March 31, 2000 and 1999 have been derived from our financial statements which are unaudited and which are included elsewhere in this filing.







                   [Balance of page left intentionally blank.]


                                                  Income Statement Data (1)

                             Year Ended         Year Ended       Year Ended          Year Ended
                         December 31, 1999   December 31, 1998  March 31, 2000     March 31, 1999
                         -----------------   -----------------  --------------     --------------
Revenues                       $195,295           $33,992           $31,864           $57,505

Cost of Goods Sold
and Operating Expenses          732,145         2,239,720           256,459           124,737
Loss from Operations           (536,850)       (2,205,728)         (224,595)          (67,232)
Interest Income                  12,351            13,186            14,418             1,654
Net Loss                      $(524,499)      $(2,192,542)        $(210,177)         $(65,578)
Common Shares
Outstanding (2)              11,735,001        11,412,219        12,100,515        11,630,800




                                    Balance Sheet Data (1)


                                 Year Ended       Three Months Ended
                              December 31, 2999     March 31, 2000
                              -----------------     --------------
Working Capital                    $807,556          $2,334,017
Total Assets                        962,878           2,417,262
Shareholders' Equity (3)            836,029           2,370,278
Accumulated Deficit             $(2,827,003)        $(3,037,180)

----------------

(1) Amounts shown for years ended December 31 are per audited financial statements; amounts shown for three months ended March 31 are unaudited.

(2) Based on the weighted average number of shares outstanding during the period and adjusted for stock splits approved June 9, 1998 and April 16, 1999.

(3) There have been no, nor are there expected to be, cash dividends.


                 MANAGEMENT'S DISCUSSION AND ANALYSIS OF
              FINANCIAL CONDITION AND RESULTS OF OPERATIONS

1.    Introduction

     Management has, to date, intentionally focused limited resources on a staged implementation of our business development consisting of the following elements:

      a.   First Round Capitalization
      b.   Product Development and Testing
      c.   Empirical Performance Results and Testimonials
      d.   Launch Planning
      e.   Second Round Capitalization
      f.   Launch
      g.   Licensing, Sales and Marketing

     We raised $788,400 in our successful Small Corporation Offering Registration (SCOR) offered during 1997 and 1998. These funds supported the completion of our early product testing and first marketing efforts. Initial product sales occurred to transit authorities in Memphis, Ann Arbor and Cedar Rapids.

     We added another $334,895 from a private stock offering to our existing shareholders during 1999 to support our planned follow up offering to raise up to $10 million. The funds raised in the private stock offering were used primarily for legal, accounting, printing and marketing costs of our direct public offering ("DPO") which was approved for distribution within the state of Iowa on July 30, 1999. As of July 30, 2000, we have raised a cumulative $__________ from the DPO.

     From inception through December 31, 1999, we have incurred research and development costs totaling approximately $100,000. Prior to our purchase of the patents from AmTech, (see "Certain Party and Related Transactions"), we estimate from records provided to us that AmTech and other related entities incurred research and development costs of approximately $4 million. From proceeds of our DPO, we expect to spend between $800,000 and $1.8 million over the next three years in research and development for improving and streamlining our existing products, reducing manufacturing costs and developing new applications.

     We will invest funds from the DPO in a distribution and office facility located in Radcliffe, Iowa on property owned by our principal shareholder. The cost is expected to be approximately $1.25 million to build and furnish the new building. We have worked closely with state and local government officials who have now declared the property to be an enterprise zone where we will be able to take advantage of certain property tax breaks. Though our existing employees (10 currently) will grow only slightly during fiscal year 2000, we anticipate we will be adding additional mechanic and sales personnel as well as sales management as we continue to implement our business and marketing plans. By December 31, 2001, with the new facility built and anticipated increased sales, we believe we will employ 29 full time employees, including the four existing executive managers.

     We have now completed the first five steps as outlined above, with significant and adequate capital to list the company on NASDAQ's Small Cap market. The NASDAQ listing provides four elements that we desire:

      a. Additional awareness and public attention gained from operating as a publicly traded company;
      b.   A public market valuation for the Company;
      c. An alternative for future equity capitalization if required and desired by the Company; and
      d. An exit vehicle for existing shareholders who desire to sell.

     We intend to use certain proceeds from the DPO to launch our products, offer to license our patents to automakers simultaneous with NASDAQ listing. Our intent is to make the automakers aware of our patented technologies, provide a significantly inexpensive offer for licensing and royalties, and to gain rapid and significant market awareness for our technologies.

     The simultaneous efforts conducted at the time of launch (marketing campaign) are intended to jumpstart our sales efforts into the existing-vehicle after-market, make a strategic, non-exclusive offer to automakers for patent licensing and to generate awareness and interest in our Company within the investment community. We are hopeful that the unique business method of launching, licensing and execution that we have chosen will yield product marketing, patent licensing and investment analyst attention more rapidly than could be obtained via more traditional, smaller-exposure methods.

     In parallel and support of our launch, Mirenco products are being utilized, marketed and sold, albeit on a limited basis to relatively high-profile organizations. We are optimistic that the performance data and testimonials obtained from these high-profile customers will serve to minimize, or eliminate, potential extended evaluations from prospective customers' acquisition decision-making cycles.

    Our technologies are built on patents issued to our founder and principal shareholder, Dwayne Fosseen, in a cost sharing CRADA industry/government research and development project with the U.S. Department of Energy. We have proven effectiveness in fuel savings, emissions reductions and decreased maintenance, and our products are applicable and adaptable to vehicles worldwide. Sufficient prospects regarding buses, heavy trucks and other vehicles world-wide have been generated that we believe commercially viable sales will be realized once we direct our emphasis and focus our resources. We have identified 46 auto manufacturers world-wide which are expected to produce 400 million new vehicles over the next 10 years. We anticipate selling licenses to our patents to many of the higher volume auto producers, which will provide for a per unit royalty. While there is seasonality in the U.S. automobile sales industry, seasonality is not expected to have a significant impact on our business in the near future.

     Further, while other technologies continue to develop, we believe many of these alternatives to be four (4) to ten (10) years away from a cost effective solution which, in any event, would likely be implemented first and perhaps exclusively to new vehicles. Our products have the advantage of being currently applicable and we believe they provide the licensees with a foundation to further improve and develop new applications. In spite of ongoing technological advances in fuel, engines and our own products, we believe that the world-wide existing number of cars, buses and trucks is expected to provide a source for our sales for years to come. Furthermore, our technologies are in relative infancy in that we intend to incorporate considerably advanced sophistication within our products as the technological components become economically feasible for mass production (e.g., GPS satellite, global road topographical databases, speed limit databases, bi-directional throttle control, etc.).

     We are eager to launch and maximize the years of research and efforts that have gone into design, development, protection and planning. Management believes, and performance data demonstrates, that market acceptance of Mirenco's technologies can provide a global benefit measured both economically and environmentally. Consequently, management has carefully crafted and implemented a plan that provides the products, Company infrastructure, human resource skills and business strategy to leverage and maximize the patents and resultant technology as quickly as possible, with final Company valuation being determined by the free markets.

2. Background. Our fiscal year ends December 31. The following analysis of our financial condition and results of operations for the fiscal years ended December 31, 1999 and 1998 should be read in conjunction with our audited Financial Statements for such periods and other information presented elsewhere in this filing.

3. General. We develop and market technologically advanced products for throttle control of internal combustion vehicles that improve fuel efficiency, reduce environmental emissions and reduce vehicle maintenance. Our primary products are derived from technology patented in the U.S., Mexico and Canada and are:
DriverMax(R), DriverMax(R) Software, HydroFire(R) Injection, HydroFire(R) Fluid HydroFire(R) Lubricant and EconoCruise(R). Our newest product offering,
EconoCruise(R), is a new and improved version of our product line utilizing other input sensors including GPS technology and ambient sensor features. We believe that we are the first to provide a product that incorporates GPS into a throttle-control application (called "EconoCruise(R)," using "Satellite-to-Throttle {TM) technology). We intend to market our products both domestically and internationally and intend to license our patented technology to automakers for use on their new model vehicles. We expect our revenues to increase as a result of the broader market penetration, license revenues and new products scheduled for introduction over the next six (6) to thirty six (36) months.

     We have incurred losses during our fiscal years ended December 31, 1999 and 1998 while developing and introducing our original products and focusing management and other resources on capitalizing the Company to support future growth. These losses are considered normal for a developmental phase company. Other costs were incurred during these two (2) years to prepare us for commercialization of our products, including additional management, personnel, consultants and marketing expenditures. We expect that, as sales increase, there will also be increases in the total amount of distribution and selling, general and administrative expenses. However, as a percentage of sales, these expenses should decline.

4. Results of Operations. Fiscal Year ended December 31, 1999 compared to fiscal year ended December 31, 1998.

     Our revenues increased $161,303 or 475% for the year ended December 31, 1999 compared to the same period in 1998. The increase resulted from to initial sales of our products, particularly one sale to the Transit Authority of River City (TARC - Louisville, Kentucky) for approximately $95,000.

     Costs of goods sold for 1999 and 1998 were 78% and 155% of sales, respectively. Low gross margins during these periods relate to the high percent of fixed warehouse and assembly costs with relatively low sales during the time we concentrated on capitalizing for future growth. We believe product costs will range between 40% and 60% of sales with implementation of our marketing plan.

     Total operating expenses decreased $1,607,675 for fiscal year December 31, 1999. We incurred stock based compensation expense of $1,858,054 in 1998 in connection with the issuance of stock and employee stock options. Otherwise, operating expenses increased $250,379 with the increase in sales and increased personnel and management. During 1999, we hired a Chief Operating Officer, President and Chief Financial Officer. These hires were considered critical both for timing and implementation of our plans and, as we become a reporting company, provide us with experience regarding finance, sales, marketing, manufacturing, technology, national and international distribution, SEC compliance and reporting, equity and capital formation and management. Also with increased sales, we will continue to incur higher royalty expenses payable to AmTech. Owing 3% of gross sales through April 30, 2019, per the terms of the patent purchase agreement, we believe royalty expense will be a significant component of total expenses in future years.

     Our net loss decreased from $2,192,542 in 1998 to $524,499 in 1999 primarily as a result of the employee options granted in 1998.

     Three months ended March 31, 2000 as compared to three months ended March 31, 1999.

     Revenues were $31,864 for the three months ended March 31, 2000 compared to $57,505 for the same period in 1999. The difference is the timing of early shipments of our DriverMax (R) product to Memphis in 1999 and to a Canadian bus company in 2000.

     Costs and expenses increased $130,655 or 136% from 1999 to 2000 during this period. The increase is attributable to an approximately $100,000 increase in wage expense because of new personnel and executive management, an approximate $35,000 increase in travel and advertising as we began to make sales presentations to other transit authorities around the country, and an approximately $10,000 increase in postage related to continuing and improving our communication to our existing shareholders.

     Our net loss increased from $65,578 to $210,177 in 2000 primarily as a result of the increased management and sales efforts.

     These changes are also applicable to differences identified from our statement of operations at March 31, 2000 compared to December 31, 1999.

5. Liquidity and Capital Resources. Since our inception in 1997, we have primarily relied on the sources of funds discussed in "Cash Flows" below to finance our testing and operations. We believe that the proceeds raised to date from the DPO will be adequate to continue our operations, including the contemplated expansion of sales efforts, inventories, and accounts receivable through the next three years. However, if we raise less than $10,000,000 from the DPO, we will need to curtail our research and development efforts along with facilities expansion, promotional and trade show expenditures.

     We have not yet commenced generating substantial revenue. We expect to fund development expenditures and incur losses until we are able to generate sufficient income and cash flows to meet such expenditures and other requirements. We believe we currently have adequate cash reserves to continue to cover such anticipated expenditures and cash requirements.

     We have been evaluating financing and capitalization alternatives as part of our long-term business plans. These alternatives include the sale of preferred stock and warrants and other alternatives. To preserve operating funds, we have also developed a strategic plan that provides for reductions of expenditures and a prioritization of development options, as discussed below.

6. Cash Flows for the Years Ended December 31, 1999 and 1998. Since our inception (February 21, 1997) through December 31, 1999, our activities have been organizational, devoted to developing a business plan and raising capital. Where such costs are indirect and administrative in nature, they have been expensed in the accompanying statement of operations. Where such costs relate to capital raising and are both direct and incremental, such costs have been treated as offering costs in the accompanying balance sheets.

     Net cash used in operating activities for the years ended December 31, 1999 and 1998 was $283,625 and $417,252, respectively. The use of cash in operating activities was primarily related to our net losses and significant changes in working capital components such as inventory and receivables.

     Net cash provided by financing activities during the years ended December 31, 1999 and 1998 was $776,178 and $538,550, respectively. The primary source of the financing was proceeds from the issuance of Shares of common stock.

7. Cash Flows for the Three Months Ended March 31, 2000 and 1999. The changes in Cash Flows for the three months ended March 31, 2000 from 1999 mirrored the changes comparing the years ended December 31, 1999 and 1998. Operating losses and changes in working capital continue to account for the uses from operating activities, while increased awareness and knowledge about our products and potential market impact resulted in our raising an additional $1,773,880, since December 31, 1999, from the sale of common stock in our DPO.

8. Recent Accounting Pronouncements. There are no recently issued accounting standards for which the impact on our financial statements at December 31, 1999 and March 31, 2000 are not known.

9. Safe Harbor. "SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: Statements contained in this document which are not historical fact are forward-looking statements based upon management's current expectations that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements.


               CONCURRENT PUBLIC MARKET AND DIVIDEND POLICY

     Concurrent with the date of this Prospectus, the Company has qualified its Shares for quotation on the NASDAQ SmallCap Market under the symbol "MIRR." As described in "Risk Factors", there is no assurance that the Company can continue to satisfy then-current pertinent listing standards or avoid later de-listing. (See "Risk Factors.")

     From July 30, 1999 through July 30, 2000, we have been offering Shares of our common stock for sale at $5.00 per share in a self-underwritten direct public offering (meaning without a registered broker-dealer) limited to residents of the state of Iowa per Section 3(a)(11) of the Securities Act of 1933. As of July 30, 2000, the date such offering was terminated we have sold _______Shares and raised $_______. We will use the proceeds of such DPO for marketing, research and development, facilities, working capital and costs of fund raising. No commissions have been paid or are expected to be paid to raise these funds and no payments have been made to any officer or director as a result of efforts to raise capital in the DPO. As of July 30,2000, we had _______ Shares of our common stock issued and outstanding to approximately
_______ shareholders.

     We do not anticipate paying dividends on the common stock at any time in the foreseeable future. The board of directors plans to retain earnings for the development and expansion of our business. The board of directors also plans to regularly review our dividend policy. Any future determination as to the payment of dividends will be at the discretion of the board of directors and will depend on a number of factors, including future earnings, capital requirements, financial condition, and other factors the board of directors deems relevant.


                       DESCRIPTION OF CAPITAL STOCK

General

     As of May 13, 2000, our authorized capital stock consists of 30,000,000 shares of no par value common stock (the "Shares") and 66,979 warrants to purchase 267,916 underlying Shares at $5.00 per Share. Shareholders are entitled to one vote per outstanding Share on all matters to be voted upon by shareholders and, upon issuance in consideration of full payment, are non-assessable. In the event of liquidation, dissolution or cessation of the Company, the shareholders are entitled to share ratably in all assets remaining after payment of liabilities. Shares do not have cumulative voting rights with respect to the election of directors and, accordingly, the holders of more than 50% of the Shares could elect all the directors of the Company. There are no redemption or sinking fund provisions or preemptive rights with respect to the Shares, and shareholders have no right to require us to redeem or purchase Shares.

Dividend Rights

     Each Share is entitled to dividends if, as and when our Board of Directors so declares. However, we do not anticipate paying dividends on the common stock at any time in the foreseeable future. The board of directors plans to retain earnings for the development and expansion of our business. The board of directors also plans to regularly review our dividend policy. Any future determination as to the payment of dividends will be at the discretion of the board of directors and will depend on a number of factors, including future earnings, capital requirements, financial condition, and other factors the board of directors deems relevant.

Stock Split

     In conjunction with the planned direct public offering, on April 16, 1999, the Board of Directors affected a five(5)-for-one (1) split of our common stock. The principal objective of the split was to increase the public float of outstanding Shares prior to the DPO, dated July 30, 1999. On June 9, 1998, our Board of Directors affected a three(3)-for-one (1) split of our common stock.

Warrants

     In order to continue the expansion and fund our operations until the completion of the DPO, from May 15 to June 15, 1999, we offered to our existing shareholders the opportunity to purchase additional Shares of common stock and four (4) warrants to buy additional Shares of common stock for each Share purchased. We sold to 192 shareholders (i) 66,979 Shares of common stock for an aggregate offering price of $334,895 and (ii) 66,979 warrants to purchase 267,916 additional Shares. The warrants are exercisable at any time on or prior to June 15, 2002 at a purchase price equal to $5.00 per Share. We also issued warrants to exercise the purchase of 30,000 Shares for professional legal representation. These warrants are exercisable at any time on or prior to March 31, 2003 at a purchase price equal to $0.01 per Share.

Options

     In order to provide additional incentive to employees, we have granted non-qualified compensatory stock options on our common stock according to an Option Plan for 1998 and 1999. Under the 1998 Option Plan, we granted options to purchase 367,400 shares at $0.29 per share, which are fully vested, and 100,000 shares at $4.25 per Share that vest half on January 1, 2000 and half on January 1, 2001. Under the 1999 Option Plan, we granted options to purchase 560,000 Shares at $5.00 per Share that vest quarterly from January 1, 2000 through September 30, 2003.

     We are authorized to issue 30,000,000 shares of common stock, no par value. The issued and outstanding shares of common stock (the "Shares") being registered hereby are validly issued, fully paid and non-assessable. The holders of outstanding Shares are entitled to receive dividends out of assets legally available therefore at such times and in such amounts as the Board of Directors may from time to time determine.

     All  Shares  have  equal  voting  rights  and,  when  validly   issued  and
outstanding, have one vote per share in all matters to be voted upon by the stockholders. A majority vote is required on all corporate action. Cumulative voting in the election of directors is not allowed, which means that the holders of more than 50% of the outstanding shares can elect all the directors as they choose to do so and, in such event, the holders of the remaining shares will not be able to elect any directors. (See "Risk Factors - Control by the Principal Shareholder; No Cumulative Voting; and Possible Anti-Takeover Effects.") The Shares have no preemptive, subscription, conversion or redemption rights and can only be issued as fully paid and non-assessable shares. Upon liquidation, dissolution or cessation of the Company, the holders of Shares are entitled to receive a pro rata share of the assets of the Company that are legally available for distribution to stockholders.

Transfer Agent

      ---------------------------------
      ---------------------------------
      ---------------------------------
     (------)--------------------------


                           PLAN OF DISTRIBUTION

     Shares covered by this Prospectus may be offered and sold from time to time by the selling shareholders. The selling shareholders will act independently of the Company in making decisions with respect to the timing, manner and size of each sale. The selling shareholders may sell the Shares on the NASDAQ SmallCap
Market(TM) at prices and at terms then prevailing or in private sales at negotiated prices directly or through brokers. The selling shareholders and any underwriter, dealer or agent who participates in the distribution of the Shares may be deemed to be underwriters under the Securities Act of 1933, and any discount, commission or concession received by these persons might be deemed to be an underwriting discount or commission under the Securities Act. We have agreed to indemnify the selling shareholders against some liabilities arising under the Securities Act. Any broker-dealer participating in transactions as agent may receive commissions from the selling shareholders, and, if acting as agent for the purchaser of the Shares, from the purchaser.

     The selling shareholders will pay usual and customary brokerage fees. Broker-dealers may agree with the selling shareholders to sell a specified number of Shares at a stipulated price per share and, to the extent the broker-dealer is unable to do so acting as agent for the selling shareholders, to purchase as principal any unsold Shares at the price required to fulfill the broker-dealer commitment to the selling shareholders. Broker-dealers who acquire Shares as principal may then resell the Shares from time to time in transactions in the over-the-counter market, in negotiated transactions or by a combination of these methods of sale, at market prices prevailing at the time of sale or at negotiated prices, and in connection with resales may pay to or receive from the purchasers of the Shares commissions as described above.

     We have advised the selling shareholders that the anti-manipulation rules under the Exchange Act may apply to sales of Shares in the market and to the activities of the selling shareholders and any affiliate. The selling shareholders have advised us that during the time as the selling shareholders may be engaged in the attempt to sell Shares registered under this Prospectus, they will:

* not engage in any stabilization activity in connection with any of the Shares;

* not bid for or purchase any of the shares or any rights to acquire the Shares, or attempt to induce any person to purchase any of the shares or rights to acquire the Shares other than as permitted under the Securities Exchange Act;

* not effect any sale or distribution of the Shares until after the Prospectus shall have been appropriately amended or supplemented, if required, to describe the terms of the sale or distribution; and

* effect all sales of Shares in broker's transactions through broker-dealers acting as agents, in transactions directly with market makers, or in privately negotiated transactions where no broker or other third party, other than the purchaser, is involved.

     The selling shareholders may indemnify any broker-dealer that participates in transactions involving the sale of the Shares against some liabilities, including liabilities arising under the Securities Act. Any commissions paid or any discounts or concessions allowed to any broker-dealers, and any profits received on the resale of Shares, may be deemed to be underwriting discounts and commissions under the Securities Act if the broker-dealers purchase Shares as principal. In order to comply with the securities laws of some states, if applicable, the Shares will be sold in some jurisdictions only through registered or licensed brokers or dealers. In some states, the Shares may not be sold unless the Shares have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with. No sales may be made under this Prospectus after April ___, 2001 unless we amend or supplement this Prospectus to indicate that we have agreed to extend the period of effectiveness. There can be no assurance that the selling shareholders will sell all or any of the Shares offered under this Prospectus.


                           ERISA CONSIDERATIONS

     Persons who contemplate purchasing Shares on behalf of Qualified Plans are urged to consult with tax and ERISA counsel regarding the effect of such purchase and, further, to determine that such a purchase will not result in a prohibited transaction under ERISA, the Code or a violation of some other provision of ERISA, the Code or other applicable law. We will rely on such determination made by such persons.


                              LEGAL MATTERS

     Duncan, Blum & Associates, Bethesda, Maryland and Washington, D.C will pass upon the validity of Shares being offered by this Prospectus for the Company.


                                 EXPERTS

     The financial statements included in this Prospectus and in the Registration Statement have been audited by Grant Thornton LLP, independent certified public accountants, to the extent and for the period set forth in their report, appearing elsewhere herein and in the Registration Statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting. There has been no change in accountants since our inception and there are no disagreements with our accountants on accounting and financial disclosure.


                         AVAILABLE INFORMATION

     As a result of these Shares being registered pursuant to the Prospectus and associated registration statement, the Company concurrently becomes subject to the informational and periodic reporting requirements of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"). Accordingly, Company annual (Form 10-KSB), quarterly (Form 10-QSB) and periodic material reports (Form 8-KSB) will become available (and accessible) as outlined below.

     Since our periodic reporting responsibility arose only concurrently with the date of this Prospectus, we have not yet filed any annual, quarterly or other special reports, proxy statements or any other information with the

Securities and Exchange Commission beyond this registration statement. You may read and copy any document we do file at the Securities and Exchange Commission's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the public reference rooms. Our Securities and Exchange Commission filings will also be available to the public from the Securities and Exchange Commission's website at "http://www.sec.gov."

     We have filed this registration statement on Form SB-2 with the Securities and Exchange Commission to register the offering of the shares of common stock offered pursuant to this Prospectus. This Prospectus is part of that registration statement and, as permitted by the Securities and Exchange Commission's rules, does not contain all of the information included in the registration statement. For further information about us, this offering and our securities, you may refer to the registration statement and its exhibits and schedules as well as to the documents described below. You may review and copy these documents at the public reference facilities maintained by the Securities and Exchange Commission or on the Securities and Exchange Commission's website as described above.

     This Prospectus may contain summaries of contracts or other documents. Because they are summaries, they will not contain all of the information that may be important to you. If you would like complete information about a contract or other document, you should read the copy filed as an exhibit to the registration statement or incorporated in the registration statement by reference. You may request a copy of these filings, at no cost, by writing to or calling Richard Evans, Mirenco, Inc., 206 May St., P.O. Box 343, Radcliffe, Iowa 50230, (800) 423-9903. You may also obtain information from our website at www.mirenco.com






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                                                                                                   EXHIBIT IA

                                    PASSIVE INVESTORS WITH WARRANTS


                                                            Amount Beneficially      Maximum
                                                                   Owned          Amount to be    Percent of
Passive Investors with Warrants                               Prior to Offering       Sold          Class
-------------------------------                              -----------------        ----          -----
Bryce Abbas or Janita Abbas  TIC                                    80                 80           0.001%
Laverne Ackerman Trust                                             2,400             2,400          0.020%
Michael T Arpy and/or Julie K Arpy JTWROS                           800               800           0.007%
Darrel D Arrowood and/or Shirley A Arrowood JTWROS                 2,400             2,400          0.020%
Wendell W Bailey and/or Donna L Bailey JTWROS                      1,600             1,600          0.013%
Dennis G Baker and/or Kathy L Baker JTWROS                         2,400             2,400          0.020%
Brian N Barber and/or Billie L Barber JTWROS                        400               400           0.003%
Daryl Beenken                                                       640               640           0.005%
Tracy Below                                                         400               400           0.003%
James L Belzer and/or Beverly A Belzer JTWROS                      1,600             1,600          0.013%
Gary A Bensley and/or Velda J Bensley JTWROS                        400               400           0.003%
Bruce B Bergeson and/or Stacie Bergeson and/or Shannon
Bergeson and/or Sara Bergeson JTWROS                                800               800           0.007%
JR Bestell or Traci L Bestell  TIC                                  400               400           0.003%
Erma V Blome                                                       1,600             1,600          0.013%
Robert Blome and/or Ruth Blome JTWROS                              1,600             1,600          0.013%
Hope Bossard and/or Kim Bossard JTWROS                              800               800           0.007%
Daniel F Brennecke and/or Sandra M Brennecke JTWROS                 80                 80           0.001%
David L Brennecke                                                   800               800           0.007%
Elaine J Brennecke                                                  80                 80           0.001%
Frank Brennecke                                                    2,000             2,000          0.016%
Frank Brennecke and/or Jennifer Brennecke and/or Douglas
Brennecke JTWROS                                                    80                 80           0.001%
Jackie L Brennecke                                                  480               480           0.004%
Ronald L Briggs and/or Carol A Briggs JTWROS                        800               800           0.007%
David A Brightwell and/or Linda M Brightwell JTWROS                1,600             1,600          0.013%
Gary L Brinkmeyer                                                   400               400           0.003%
Charlene A Brown and/or Jerry L Brown JTWROS                        400               400           0.003%
Susan P Brunskill                                                  2,000             2,000          0.016%
BTI Investment Club                                                 800               800           0.007%
Gary B Buck and/or Juli A Buck JTWROS                               800               800           0.007%
Jason P Buck and/or Emily L Buck JTWROS                             800               800           0.007%
James J Buri and/or Karen K Buri JTWROS                             400               400           0.003%
Miles L Butler                                                      400               400           0.003%
Jim Carpenter and/or Lisa Carpenter JTWROS                          400               400           0.003%
Jennifer N Charlier                                                 160               160           0.001%
Denny S Chaussee and/or Marcy Chaussee JTWROS                      4,000             4,000          0.033%
Paul J Cody                                                         400               400           0.003%
Jeanie Cook or Andrew Cook  TIC                                     80                 80           0.001%
Tim H Danger and/or Jana L Danger JTWROS                            320               320           0.003%
Carol L Davey and/or Diane L Jones and/or Charles L Davey
and/or Larry D Davey JTWROS                                         400               400           0.003%
Raymond Davis                                                      1,760             1,760          0.014%
James D Deimerly                                                    400               400           0.003%
Jill Deimerly                                                       400               400           0.003%
George Dixon                                                       3,600             3,600          0.029%
Richard R Drake and/or Phyllis A Drake JTWROS                      4,000             4,000          0.033%
Wendell Eike and/or Doris Eike JTWROS                               400               400           0.003%
Timothy J Ellett and/or Cindy K Ellett JTWROS                       400               400           0.003%
John W Elliott and/or Teri D Elliott JTWROS                        2,000             2,000          0.016%
Lynn D Elm                                                         1,600             1,600          0.013%
American Family Trust                                              8,000             8,000          0.065%
Paul W Finch                                                        800               800           0.007%
James N Flora and/or Marian K Flora JTWROS                         1,600             1,600          0.013%
Don L Francois and/or Denise I Francois JTWROS                      400               400           0.003%
Dennis R Frederiksen and/or Joy L Frederiksen JTWROS               1,600             1,600          0.013%
Amy Anderson                                                        40                 40           0.000%
Glace Land Management                                              8,000             8,000          0.065%
Jennifer Beare                                                      40                 40           0.000%
David L Granzow and/or Polly A Granzow JTWROS                      4,000             4,000          0.033%
Karen Guant                                                         80                 80           0.001%
Janice Guldager and/or Carl Guldager JTWROS                        1,600             1,600          0.013%
Robert R Hauser                                                    4,000             4,000          0.033%
Lester L Hay                                                       1,600             1,600          0.013%
Donald C Herridge                                                   800               800           0.007%
Kelly L Herridge and/or Beth A Hill JTWROS                         1,600             1,600          0.013%
Nicholas C Herridge and/or Stacie Lynn Ehlert JTWROS               1,600             1,600          0.013%


Lynn C Herschberger and/or Dawn K Townsend JTWROS                  1,760             1,760          0.014%
Merle L Hibbs                                                      7,200             7,200          0.059%
Kevin L Hockett                                                     400               400           0.003%
Thomas F Hoelscher                                                 2,000             2,000          0.016%
Diane K Hoover                                                      400               400           0.003%
Clifford E Hymes or Frances M Hymes  TIC                            400               400           0.003%
Charles Ingalls and/or Maureen Ingalls JTWROS                       800               800           0.007%
Stephen R Irvine                                                   1,600             1,600          0.013%
Carroll Ivory or Patricia Ivory  TIC                               1,600             1,600          0.013%
Lance K Ivory                                                       800               800           0.007%
Sharon K Ivory                                                      800               800           0.007%
John P Jarman                                                       80                 80           0.001%
Richard Jewell                                                      800               800           0.007%
Diane L Jones and/or MarvinR Jones JTWROS                           800               800           0.007%
Gary A Jordan and/or Janice Jordan JTWROS                           400               400           0.003%
Thomas J Jordan and/or Deanna L Jordan JTWROS                       400               400           0.003%
Thomas L Kane                                                       400               400           0.003%
Toby Klauenberg and/or Jennifer Klauenberg JTWROS                   600               600           0.005%
Gene L Kloubec                                                      800               800           0.007%
Jennifer M Kloubec                                                  240               240           0.002%
Jeremy G Kloubec                                                    800               800           0.007%
Irvin Knutson and/or Elsie Knutson JTWROS                           400               400           0.003%
Ron Knutson and/or Nancy Knutson JTWROS                             200               200           0.002%
Vance Koerner and/or Dorothy Koerner JTWROS                        4,800             4,800          0.039%
Dr Kirk Koithan and/or Cheryl Koithan JTWROS                       1,200             1,200          0.010%
George Koithan and/or Evelyn Koithan JTWROS                        3,200             3,200          0.026%
Thomas K Koithan and/or Mary Katherine Koithan and/or
Morgan Koithan JTWROS                                              2,000             2,000          0.016%
Gregory Leon Kraft and/or Ramona Ann Kraft JTWROS                  2,000             2,000          0.016%
Brian J Krause and/or Christine J Krause  JTWROS                    400               400           0.003%
John H Krause and/or Marjorie K Krause JTWROS                       400               400           0.003%
Leroy M Kruse or Ebalena Kruse  TIC                                 400               400           0.003%
Gary Kuhfus                                                         800               800           0.007%
LF Lehmeier and/or Lorraine M Lehmeier JTWROS                       800               800           0.007%
Charles E Leinenbach                                               1,800             1,800          0.015%
Jeff Leinenbach                                                    5,688             5,688          0.047%
Frances L Lindstrom                                                 400               400           0.003%
Donald E Lovig and/or Mary Ann Lovig JTWROS                         400               400           0.003%
Dave Lutterman                                                      800               800           0.007%
Mark Mahlow and/or Bonnie Mahlow JTWROS                             400               400           0.003%
LaVern Maisel and/or Brett Maisel JTWROS                            800               800           0.007%
LaVern Maisel and/or Judith Maisel JTWROS                          1,600             1,600          0.013%
LaVern Maisel and/or Mitchell Maisel JTWROS                         800               800           0.007%
Melissa Mannetter                                                   400               400           0.003%
Sarah M Mannetter                                                   400               400           0.003%
Steve Mannetter and/or Dianne Mannetter JTWROS                      800               800           0.007%
Wayne R Manternach                                                  400               400           0.003%
Dale Martinson and/or Adoline Martinson JTWROS                      400               400           0.003%
Blaine McCurry and/or Lori McCurry JTWROS                          4,000             4,000          0.033%
Howard J McDermott and/or Carol J McDermott JTWROS                  800               800           0.007%
McDonald Construction Inc                                           400               400           0.003%
Nathan B McManus                                                    128               128           0.001%
Tomarra Jo McManus                                                  80                 80           0.001%
Glenda Millard                                                     4,000             4,000          0.033%
Daniel S Miller                                                     800               800           0.007%
Don Modlin and/or June Modlin JTWROS                                600               600           0.005%
Myrna K Muench and/or Verle E MuenchJTWROS                         1,600             1,600          0.013%
Marvin Ness and/or Kathy Ness JTWROS                               4,000             4,000          0.033%
Ivan D Palmateer and/or Judy M Palmateer JTWROS                     400               400           0.003%
Kay L Palmer and/or Ruth A Palmer JTWROS                           4,000             4,000          0.033%
Calvin J Pearson and/or Cheryl Pearson JTWROS                       400               400           0.003%
Larry R Peterson                                                    400               400           0.003%
Thomas Daniel Pickup                                                400               400           0.003%
Alan J Piel                                                         400               400           0.003%
Dana Piel and/or Lori Piel JTWROS                                   400               400           0.003%
Ernie Podhajsky                                                    1,600             1,600          0.013%
Grant C Primus                                                      400               400           0.003%
Timothy W Ranch and/or Cathey L Ranch JTWROS                        400               400           0.003%
Bernard Reisetter                                                   800               800           0.007%
Merritt K Reisetter and/or Ashley M Reisetter JTWROS                400               400           0.003%
Merritt K Reisetter and/or Daniel K Reisetter JTWROS                400               400           0.003%
Rick Reisetter and/or Laurie Reisetter JTWROS                       160               160           0.001%
Brinda Lee Reiter                                                   400               400           0.003%
James J Reynolds and/or Sharon E Reynolds JTWROS                    400               400           0.003%
Daniel L Richard and/or Patricia L Richard JTWROS                   400               400           0.003%
Frederick Duane Rinnan and/or Lolia Mae Rinnan JTWROS               800               800           0.007%
Jerry Edward Roby and/or Janet Diane Roby JTWROS                  10,000             10,000         0.082%
Lawrence D Rouw and/or Donna F Rouw JTWROS                          400               400           0.003%
Stephen D Runner and/or Janell L Runner JTWROS                     2,000             2,000          0.016%


Carole E Scarbrough and/or William D Scarbrough JTWROS              200               200           0.002%
Dana K Schoppe                                                      400               400           0.003%
Daryl A Schoppe and/or Marilynn K Schoppe JTWROS                   1,600             1,600          0.013%
Dawn Schoppe                                                        400               400           0.003%
Dean A Schoppe and/or Aaron D Schoppe JTWROS                        200               200           0.002%
Dean A Schoppe and/or Ryan W Schoppe JTWROS                         200               200           0.002%
Dean A Schoppe and/or Susan Schoppe JTWROS                          800               800           0.007%
Donna Rae Schoppe                                                   400               400           0.003%
Clemens Schroeder and/or Evelyn Schroeder JTWROS                   6,400             6,400          0.052%
Don W Schroeder                                                     400               400           0.003%
Mervin Schuchmann and/or Carole Schuchmann JTWROS                   800               800           0.007%
Brenda Severson and/or Rodney Severson and/or Monica
Severson JTWROS                                                     400               400           0.003%
Brian Lee Severson and/or Chris James Severson and/or
Barbara Jean SeversonJTWROS                                        1,200             1,200          0.010%
Rodney Severson and/or Monica Severson JTWROS                      1,760             1,760          0.014%
Bill L Shore                                                        400               400           0.003%
Mary J Shore                                                        400               400           0.003%
Dennis Skeels                                                       400               400           0.003%
James A Slobaszewski and/or Dale J Slobaszewski  JTWROS             100               100           0.001%
James A Slobaszewski and/or John R Slobaszewski JTWROS              100               100           0.001%
James A Slobaszewski and/or Kathleen L Cheslik JTWROS               100               100           0.001%
James A Slobaszewski and/or Mary A Whitaker  JTWROS                 100               100           0.001%
Allen L Smith and/or Marcia K Smith JTWROS                          400               400           0.003%
Michael D Smith and/or Teresa A Smith JTWROS                        400               400           0.003%
Randy Smuck                                                        1,600             1,600          0.013%
Gregory T Spicer and/or Cathy L Spicer JTWROS                       800               800           0.007%
Lester Stangeland                                                   400               400           0.003%
Delores J Stickley                                                  800               800           0.007%
Jeffrey R Struble or Sherrie R Struble  TIC                         400               400           0.003%
Ray D Struble and/or Catherine O Struble JTWROS                     800               800           0.007%
Raymond D Struble and Rosemary K Struble Rev LVG tr UA
D+D 03-10-93                                                        400               400           0.003%
Tracy E Struble                                                     400               400           0.003%
Richard Taft and/or Trish Taft JTWROS                              1,200             1,200          0.010%
Robert Taylor                                                       460               460           0.004%
Debra S Terry                                                       400               400           0.003%
Allen A Tibbs and/or Jacqueline R Tibbs JTWROS                     8,000             8,000          0.065%
Pauline M Tibbs Revocable Trust                                    4,000             4,000          0.033%
B&H Turkey Farms                                                    800               800           0.007%
Benjamin W Van Deest and/ro Delaine G Van Deest JTWROS              800               800           0.007%
Larry W Van Deest and/or Faye F Van Deest JTWROS                   6,400             6,400          0.052%
Norman Van Deest and/or Joyce Van Deest JTWROS                      400               400           0.003%
Roland Dean Van Deest                                              4,000             4,000          0.033%
Ted W Van Deest and/or Linda L Van Deest JTWROS                    2,000             2,000          0.016%
Norman VanDeest and/or Joyce VanDeest JTWROS                        400               400           0.003%
Kenneth R Vollmer                                                  6,000             6,000          0.049%
Kenneth R Vollmer or George R Vollmer  TIC                         2,000             2,000          0.016%
Kenneth R Vollmer or Kristine H Vollmer  TIC                       2,000             2,000          0.016%
Robert L Wallace Jr                                                 400               400           0.003%
Charles E West and/or Mary Ellen West JTWROS                        800               800           0.007%
Myron West and/or Margaret West JTWROS                             1,600             1,600          0.013%
Dan Wheeler and/or Jonie L Wheeler JTWROS                           400               400           0.003%
Justin A Widlund                                                    400               400           0.003%
Randy Ray Wignall                                                   240               240           0.002%
Joan E Williams                                                    8,400             8,400          0.069%
Marjorie D Williams                                                 400               400           0.003%
Marvin Williams and/or Marlene J Williams JTWROS                   8,000             8,000          0.065%
Mike Williams and/or Doreen Williams JTWROS                        1,600             1,600          0.013%
Paul T Yantis and/or Donna Yantis JTWROS                            400               400           0.003%
Allen P York and/or Nancy York JTWROS                               800               800           0.007%

Total for Category                                                267,916           267,916         2.193%

                                                                     APPENDIX IB

                          PASSIVE INVESTORS IN THE DPO

    The following table represents Passive Investors in DPO known to us as of June 30, 2000. We anticipate this list will be modified from additions through July 30, 2000 as well as other editing. Such modifications will be subject of a Pre-Effective Amendment 1.


                                                                Amount             Maximum
                                                          Beneficially Owned        Amount
Name of Beneficial Owner                                  Prior to Offering       to be Sold     Percent of Class
------------------------                                  -----------------       ----------     ----------------
21ST CENTURY TRADERS                                             100                 100              0.001%
50TH AVENUE INVESTMENT CLUB                                      200                 200              0.002%
A-1 IMPROVEMENTS                                                 100                 100              0.001%
BEA ABBAS                                                        200                 200              0.002%
JANET ABBAS                                                      100                 100              0.001%
TIMOTHY J ABBAS                                                  120                 120              0.001%
DAVID M ABBAS & JOAN A ABBAS J/T                                 200                 200              0.002%
BENJAMIN ABRAHAM                                                 500                 500              0.004%
CRAIG ABRAHAM                                                    200                 200              0.002%
CLINT J ACKERSON                                                 100                 100              0.001%
ACKLEY INVESTMENT CLUB PARTNERSHIP                               100                 100              0.001%
WALTER D ADAM                                                    100                 100              0.001%
CHARLES L AGAN & JANICE M AGAN J/T                               300                 300              0.002%
TERRY L AHRENS & BONNIE K AHRENS J/T                             400                 400              0.003%
RICHARD J ALBRIGHT JR                                            300                 300              0.002%
DANIEL J ALES & SHIRLEY M ALES J/T                               100                 100              0.001%
WILLIAM D ALEXANDER                                              100                 100              0.001%
TODD ALEXANDER & MONIKA ALEXANDER J/T                            300                 300              0.002%
LYNN ALLBEE                                                      100                 100              0.001%
BETTYANN H ALLEN                                                 100                 100              0.001%
BRADLEY J ALLEN                                                  200                 200              0.002%
ERNEST E ALLEN                                                   100                 100              0.001%
ERIC J ALLEN & SHANNON M ALLEN J/T                               100                 100              0.001%
SALVATOR F ALLEVATO                                              200                 200              0.002%
PATRICIA ALLGOOD &  MARLENE SHELLEY J/T                          200                 200              0.002%
RICHARD ALMOND & MARY ALMOND J/T                                 100                 100              0.001%
DIANE ANDERSON                                                   100                 100              0.001%
JEBEDIAH  W ANDERSON                                             100                 100              0.001%
LAVERNE R ANDERSON                                              1,000               1,000             0.008%
ROBERT W ANDERSON                                                100                 100              0.001%
SANDRA K ANDERSON                                                200                 200              0.002%
MARK ANDERSON & LISA ANDERSON J/T                                200                 200              0.002%
DANNY PETE ANDERSON & MARY JANE ANDERSON J/T                     600                 600              0.005%
TIMOTHY ANDERSON & MICHELLE ANDERSON J/T                         400                 400              0.003%
JAMES R ANDERSON & ROSANNE A ANDERSON J/T                        400                 400              0.003%
DOUGLAS  P ANDERSON & SUSAN J  ANDERSON J/T                      100                 100              0.001%
DOUGLAS P ANDERSON & SUSAN J ANDERSON J/T                        300                 300              0.002%
RUSSELL ANDEWAY & SUSAN ANDEWAY J/T                              200                 200              0.002%
LARRY R ANDRESS & CAROL L ANDRESS J/T                            100                 100              0.001%
BRIAN K ANDREW & CARRIE L ANDREW J/T                            4,000               4,000             0.033%
TIMOTHY D ANDREWS                                                100                 100              0.001%
RAYMOND L ANDREWS &JACQUELINE ANDREWS J/T                        400                 400              0.003%
ANEKY INVESTMENT CLUB                                            200                 200              0.002%
RALPH ALAN ANNEAR & MONICA ROSE ANNEAR J/T                       100                 100              0.001%
PATRICIA A ANNETT &  MARY J RANDAL J/T                           200                 200              0.002%


                                                      IB-1





KIRK APPLEBY & CARILYN J APPLEBY J/T                             500                 500              0.004%
ROBERT APPLEGATE & DEBRA APPLEGATE J/T                           100                 100              0.001%
RALPH P ARENS                                                    500                 500              0.004%
MARIONE ARNDT                                                    500                 500              0.004%
VIRGIL V ARNS                                                    200                 200              0.002%
DEAN L ARP                                                       200                 200              0.002%
LYLA MATER'ON ARUM                                               100                 100              0.001%
HANS ARWINE & LAURIE ARWINE J/T                                  100                 100              0.001%
JESS D ARWINE & MARILYN J ARWINE J/T                             200                 200              0.002%
CRAIG ASHBAUGH                                                   400                 400              0.003%
STANLEY ASTELLE & JANET ASTELLE J/T                              300                 300              0.002%
HAROLD AUKES & ROBERTA AUKES J/T                                 200                 200              0.002%
JOHN D AUNAN                                                     100                 100              0.001%
HAROLD AUTEN & SHELLI M AUTEN J/T                                100                 100              0.001%
ROBERT AXDAHL & LORI AXDAHL J/T                                  150                 150              0.001%
EVAN M BABCOCK                                                   100                 100              0.001%
JAMES BACKUS                                                     400                 400              0.003%
ARTHUR D BACON & SUSAN E BACON J/T                               100                 100              0.001%
DONALD E BAIE & COLLEEN M BAIE J/T                               100                 100              0.001%
DELORES A BAKER                                                  200                 200              0.002%
GRETA E BAKER                                                    400                 400              0.003%
MARY PETERS BAKER                                               1,000               1,000             0.008%
BETTY BAKER & BERNIE KOZOSKY J/T                                 100                 100              0.001%
DENNIS BAKER & DIANA BAKER J/T                                   100                 100              0.001%
MIKE BAKER & STACIE BAKER J/T                                    100                 100              0.001%
JOLEEN R BAKKEN & ERIK D BAKKEN J/T                              400                 400              0.003%
KENNETH BALDWIN                                                  400                 400              0.003%
KENNETH M BALDWIN                                                600                 600              0.005%
ROGER A BALDWIN & CAROLYN K BALDWIN TIC                          200                 200              0.002%
DONALD R BALL & ERIN K  BALL J/T                                 100                 100              0.001%
DONALD R BALL & ERIN K BALL J/T                                  100                 100              0.001%
ROGER BALLARD & MARY BALLARD J/T                                 100                 100              0.001%
DOUGLAS A BALLARD SR & KATHLEEN L BALLARD J/T                   1,000               1,000             0.008%
DAN L BALSLEY & CORRENA M BALSLEY J/T                            600                 600              0.005%
DON BANCROFT                                                     200                 200              0.002%
MARY JO BANKS                                                    200                 200              0.002%
MICHELLE M BANKS                                                 200                 200              0.002%
NATHAN M BARFELS                                                 100                 100              0.001%
KENNETH DALE BARFELS & SANDRA LEE BARFELS J/T                    100                 100              0.001%
JAMES I BARHITE & JUDY K BARHITE J/T                             400                 400              0.003%
JAYNE ANN BARNES                                                  50                  50              0.000%
SUE BARNES                                                       100                 100              0.001%
MARC D BARNHART                                                  100                 100              0.001%
WILLIAM R BARNHART                                               200                 200              0.002%
CURTIS WAYNE BARRETT                                             300                 300              0.002%
ROBERT L BARRETT & JANET E BARRETT J/T                           100                 100              0.001%
ROBERT H BASSETT & BONNIE BASSETT J/T                            100                 100              0.001%
MERLE K BATES                                                    100                 100              0.001%


                                                      IB-2





JEFFREY ALLEN BAUER & SANDRA LYNN BAUER J/T                      100                 100              0.001%
JAN C BAUMANN & MICHELLE ANN BAUMANN J/T                         100                 100              0.001%
JAMES R BAYSE                                                    100                 100              0.001%
JOANN BAYSINGER & JIM BAYSINGER J/T                              200                 200              0.002%
PAUL V BEADLE & MARLENE B BEADLE J/T                             250                 250              0.002%
WILLIAM BEARDMORE & DIANNE BEARDMORE J/T                        2,200               2,200             0.018%
JACOB A BEARDSLEE & JANIE K BEARDSLEE J/T                         5                   5               0.000%
NOAH P BEARDSLEE & JANIE K BEARDSLEE J/T                          5                   5               0.000%
CONNIE S BECK                                                    200                 200              0.002%
BRUCE BECK & DIANE BECK J/T                                      100                 100              0.001%
LARRY M BECKER & ALANA F BECKER J/T                              100                 100              0.001%
C ALAN BEDDOW                                                    100                 100              0.001%
MICHAEL L BEEMER                                                  20                  20              0.000%
AARON BEIK                                                       200                 200              0.002%
E ROBERT BEJCEK & JUDY BEJCEK J/T                                100                 100              0.001%
DAVID TODD BELL                                                  400                 400              0.003%
MARY ANN BELLVILLE & DEAN D BELLVILLE J/T                        100                 100              0.001%
JAMES BELZER & BEVERKY BELZER J/T                                600                 600              0.005%
JOHN BEMER                                                       100                 100              0.001%
DENNIS C BENBOW &ROBBON J BENBOW J/T                             100                 100              0.001%
CAROL BENESH                                                     200                 200              0.002%
BRUCE A BENNETT                                                  100                 100              0.001%
MARK BENNETT                                                     900                 900              0.007%
ROBERT E BENNETT & BETTIE L BENNETT J/T                          200                 200              0.002%
STEPHEN EDWARD BENNETT & JUDY ANN BENNETT J/T                   1,000               1,000             0.008%
JERRY BENNETT & LOIS BENNETT J/T                                 200                 200              0.002%
BARTON L BENNING & MARY L BENNING J/T                            200                 200              0.002%
MARK BERENS                                                      200                 200              0.002%
PAULETTE F BERGER                                                500                 500              0.004%
JAMES A BERGESON                                                 200                 200              0.002%
HAROLD BERGMAN & ROULINE BERGMAN J/T                              50                  50              0.000%
RICK BERGTHOLD                                                   300                 300              0.002%
LIBIER BERMUDEZ                                                   20                  20              0.000%
WAYNE A BERRETT & MILLIE R BERRETT J/T                           100                 100              0.001%
RONALD E BERRETT & REBECCA S BERRETT J/T                         100                 100              0.001%
BETTY M BERRY                                                    500                 500              0.004%
DAN BERRY & ANNE BERRY J/T                                       200                 200              0.002%
NATHAN BEVING                                                   1,000               1,000             0.008%
KATHLEEN L BICE                                                  100                 100              0.001%
DONALD BIDWELL                                                   500                 500              0.004%
NORMA J BIEGGER                                                  100                 100              0.001%
JAMES F BIEGGER & DEBORAH S BIEGGER J/T                          100                 100              0.001%
JAMES A BIEGGER & KAREN M BIEGGER J/T                            100                 100              0.001%
HAROLD E BIENFANG                                                300                 300              0.002%
TOM BILLHEIMER & LINDA BILLHEIMER J/T                            100                 100              0.001%
RYAN BILLHEIMER & SHANNON BILLHEIMER J/T                         100                 100              0.001%
MARY J BJELLAND                                                   20                  20              0.000%
DONALD L BJELLAND & DENISE M BJELLAND J/T                        200                 200              0.002%


                                                      IB-3





DELL BLAIR                                                      1,400               1,400             0.011%
GLENN G BLAIR                                                   1,000               1,000             0.008%
TRENT BLAIR                                                      100                 100              0.001%
RICK BLINT & KATHY BLINT J/T                                     100                 100              0.001%
ERMA V BLOME                                                     200                 200              0.002%
HAROLD BLOME                                                     200                 200              0.002%
CAROL A BLOME & DEAN F BLOME J/T                                  20                  20              0.000%
JULIE A BLUNT                                                   2,000               2,000             0.016%
JULIE A BLUNT & JEFFREY DALE BLUNT J/T                           200                 200              0.002%
JULIE A BLUNT & JENNA LEA BLUNT J/T                              200                 200              0.002%
MICHAEL K BOBO                                                   200                 200              0.002%
MARK BOCKWOLDT                                                  1,000               1,000             0.008%
DENNIS J BOECKENSTEDT & LORI A BOECKENSTEDT J/T                  200                 200              0.002%
MARK BOEKE & KATHY BOEKE J/T                                    1,000               1,000             0.008%
ERWIN BOEKE & LILLIAN BOEKE J/T                                  100                 100              0.001%
DALE F BOES                                                      105                 105              0.001%
CHARLES WILLIAM BOLEN                                            200                 200              0.002%
TAMI K BOLTE                                                     100                 100              0.001%
DONNIE J BOND                                                    200                 200              0.002%
JOAN M BONNER                                                    100                 100              0.001%
JOHN L BONNER & LEONA BONNER J/T                                 100                 100              0.001%
DARRELL E BOOK & JOYCE L BOOK J/T                                200                 200              0.002%
DARRELL DEAN BOOTH                                               200                 200              0.002%
CAMILLA E BORMANN                                                100                 100              0.001%
PAUL D BORMANN                                                   200                 200              0.002%
ARTHUR W BORTON & DONNA K BORTON J/T                            1,000               1,000             0.008%
CRAIG BORWICK & SHELIA BORWICK J/T                              1,200               1,200             0.010%
KENNETH L BOSS & JEAN M BOSS J/T                                 100                 100              0.001%
WAYNE BOSS & MARY BOSS J/T                                       400                 400              0.003%
ANSIE M BOUWER                                                  1,000               1,000             0.008%
STEPHEN T BOWERS & JENNY L BOWERS J/T                            800                 800              0.007%
STEPHEN T BOWERS JENNY L BOWERS J/T                              100                 100              0.001%
STEVEN BOWMAN                                                    300                 300              0.002%
THOMAS L BOYD                                                   2,000               2,000             0.016%
DOUGLAS F BOYLER & CAROL BOYLER  J/T                             100                 100              0.001%
DEBRA K BRADY                                                    100                 100              0.001%
CHRISTOPHER J BRAGA                                              100                 100              0.001%
JAMES D BRAGA & CAROLYN M BRAGA J/T                              100                 100              0.001%
BRYAN BRANDERHORST & DEBRA BRANDERHORST J/T                      400                 400              0.003%
RON BRANDERHOST  SHARON BRANDERHORST J/T                         400                 400              0.003%
ROX J BRANDSTATTER                                               200                 200              0.002%
VIRGIL A BRANDT                                                  200                 200              0.002%
LEROY BRANDT & LYNNE BRANDT J/T                                  500                 500              0.004%
BRETT L BRASS & ELINOR A BRASS J/T                              1,000               1,000             0.008%
DOUGLAS J BRASS & PENNY S BRASS J/T                              400                 400              0.003%
BERNARD C BRECHT                                                 200                 200              0.002%
JACKSON P BREEN FBO TERRY LEEPER CUST                            200                 200              0.002%


                                                      IB-4





TERRY A BREIER & ANNETTE M BREIER J/T                            100                 100              0.001%
CRAIG R BREMNER                                                  100                 100              0.001%
DAVID L BRENNECKE                                                400                 400              0.003%
FRANK BRENNECKE                                                 2,800               2,800             0.023%
FRANK BRENNECKE & DANIEL F BRENNECKE J/T                         100                 100              0.001%
FRANK BRENNECKE & DOUGLAS BRENNECKE J/T                          100                 100              0.001%
FRANK BRENNECKE & ELAINE J BRENNECKE J/T                         100                 100              0.001%
FRANK BRENNECKE & JACKIE BRENNECKE J/T                           100                 100              0.001%
FRANK BRENNECKE & JANITA ABBAS J/T                               100                 100              0.001%
FRANK BRENNECKE & JEANIE COOK J/T                                100                 100              0.001%
DANIEL F BRENNECKE & SANDY BRENNECKE J/T                         200                 200              0.002%
KENNETH E BREON & JACQUELINE A BREON J/T                         100                 100              0.001%
TED A BREWER & KAREN BREWER                                      250                 250              0.002%
BONNIE BRIAN & BILL BRIAN J/T                                    100                 100              0.001%
BRICKS STICKS & WIRE 42-1503381                                  100                 100              0.001%
BRENT A BRIGGS                                                   100                 100              0.001%
ERNEST C BRIM & ALYCE A BRIM J/T                                 100                 100              0.001%
PAUL (HANS) R BRINKMEYER                                         500                 500              0.004%
CHRIS BRINKMEYER & CHRIS BRINKMEYER J/T                          100                 100              0.001%
CHARLES A BRINKMEYER & MARILYN BRINKMEYER J/T                    400                 400              0.003%
GRANT C BRINTNALL                                                100                 100              0.001%
DAVID BRONNER & JUDITH BRONNER J/T                               100                 100              0.001%
GRAIG BROOKHART                                                  100                 100              0.001%
JOSEPH BROOKSHIRE                                                200                 200              0.002%
CHARLES DEAN BROWER                                             1,000               1,000             0.008%
MARY JUNE BROWER                                                 200                 200              0.002%
CHARLENE BROWN                                                   200                 200              0.002%
DOROTHY J BROWN                                                  200                 200              0.002%
GEORGE J BROWN                                                   100                 100              0.001%
JAMES G BROWN                                                    100                 100              0.001%
VELMA R BROWN                                                    300                 300              0.002%
WILLIAM J BROWN                                                  100                 100              0.001%
CHARLENE A BROWN & JERRY L BROWN J/T                             300                 300              0.002%
ALLEN R BROWN & PATRICIA K BROWN J/T                             100                 100              0.001%
JAMES BROWN & TONI BROWN J/T                                     100                 100              0.001%
JAMES A BRUCH                                                    200                 200              0.002%
ALLISON R BRUMMEL                                                100                 100              0.001%
LARRY C BRUMMEL                                                  100                 100              0.001%
RACHAEL M BRUMMEL                                                100                 100              0.001%
LARRY BRUMMEL & MARIA BRUMMEL J/T                                600                 600              0.005%
STEVEN R BRUNS & KAREN BRUNS J/T                                 400                 400              0.003%
RICHARD L BRUNS & ROBERT L BRUNS J/T                            1,000               1,000             0.008%
KENT BRUNS & SUZANNE BRUNS J/T                                   100                 100              0.001%
KEITH BRUNT                                                      100                 100              0.001%
KIMBERLY A BRYAN                                                 100                 100              0.001%
ROGER G BRYAN                                                    400                 400              0.003%
TABITHA BRYAN                                                    100                 100              0.001%
KELLY BRYAN & LORI BRYAN J/T                                     100                 100              0.001%


                                                      IB-5





TODD BUCHANAN                                                   1,000               1,000             0.008%
JASON BUCK & EMILY BUCK J/T                                      200                 200              0.002%
GARY B BUCK & JULI A BUCK J/T                                   1,400               1,400             0.011%
JACQUELINE R BUCKINGHAM                                          100                 100              0.001%
LUCAS BUETTNER                                                   200                 200              0.002%
RODNEY BUHR                                                      400                 400              0.003%
SCOTT BUITENWERF                                                 400                 400              0.003%
CRAIG BUITENWERF & JUDY BUITENWERF J/T                           400                 400              0.003%
SHANE BULTEN                                                     100                 100              0.001%
JOHN BUMAN II                                                    140                 140              0.001%
BRIAN E BURESH                                                   100                 100              0.001%
THERESA BURKE                                                    100                 100              0.001%
KERRY L BURMEISTER & KERI L BURMEISTER J/T                       200                 200              0.002%
MARGARET R BURNS                                                 500                 500              0.004%
MARK BUSKOHL & NANCY BUSKOHL J/T                                1,000               1,000             0.008%
RICHARD J BUSTA                                                  100                 100              0.001%
LOIS C BUTE                                                      500                 500              0.004%
TERESA L BUTLER                                                  100                 100              0.001%
BILL J BUTLER & KATHLEEN A BUTLER J/T                            500                 500              0.004%
HAROLD M BUTZLOFF                                               1,000               1,000             0.008%
BRYAN BYRD & JENNIFER BYRD J/T                                   200                 200              0.002%
JOHN EDWARD CAHILL & PATRICA L CAHILL J/T                        200                 200              0.002%
CURTIS CAIN                                                      100                 100              0.001%
LARRY R CAMERON & DONNA F CAMERON J/T                            100                 100              0.001%
ARDICE CAMMACK                                                   100                 100              0.001%
LARRY EDWIN CAMPBELL                                             300                 300              0.002%
RUSSELL B CAMPBELL                                              1,000               1,000             0.008%
STEPHEN R CAMPBELL                                               100                 100              0.001%
RONALD D CAMPBELL & LORI L CAMPBELL J/T                          200                 200              0.002%
RICK S CANEDO & LISA A CANEDO J/T                                100                 100              0.001%
ELAINE PHELPS CAPEK                                              200                 200              0.002%
CAPITAL STREET INVESTORS                                         100                 100              0.001%
NEAL A CARAWAY                                                   100                 100              0.001%
MIKE CARD                                                         30                  30              0.000%
RHONDA CARD                                                       30                  30              0.000%
WALTER M CARL                                                    800                 800              0.007%
E HERBERT CARLSON                                               1,000               1,000             0.008%
STEVEN CARLSON                                                   200                 200              0.002%
WENDELL R CARLSON                                                400                 400              0.003%
ROBERT M CARLSON & CINDY M CARLSON J/T                           100                 100              0.001%
SCOTT M CARNAHAN & BRENDA LEE CARNAHAN J/T                       100                 100              0.001%
GRANT M & KYLE B & MARGAR CARNAHAN J/T                           120                 120              0.001%
JUDY ANN CAROLAN                                                 600                 600              0.005%
GARY M CARPENTER & JEAN CARPENTER J/T                            100                 100              0.001%
KENNETH G CARR & JOAN V CARR J/T                                 200                 200              0.002%
CHRISTINE CARSON                                                 200                 200              0.002%
ROBERT M CARSON                                                  200                 200              0.002%
EVERETTE C CARSON & BRIAN J CARSON J/T                           100                 100              0.001%


                                                      IB-6





EVERETTE C CARSON & DENNIS R CARSON J/T                          100                 100              0.001%
ARLO CARSON & JOY CARSON J/T                                    2,000               2,000             0.016%
EVERETTE C CARSON & LOLA J CARSON J/T                            100                 100              0.001%
BRIAN J CARSON & SHARON A  CARSON J/T                            500                 500              0.004%
EVERETTE C CARSON & STEVEN C CARSON J/T                          100                 100              0.001%
ALTON B CARSRUD & DELORIES J CARSRUD J/T                         200                 200              0.002%
DUANE CARSTENS                                                   100                 100              0.001%
PHYLLIS A CASSEL & ROBERT J CASSEL J/T                           100                 100              0.001%
MARJORIE L CASTAGNOLI & LAWRENCE M CASTAGNOLI J/T                200                 200              0.002%
DEBORAH K CASTILLO                                               100                 100              0.001%
DANIEL J CASTLE                                                  400                 400              0.003%
WARREN H CATERON & PATRICIA A CATERON J/T                        200                 200              0.002%
WARREN CATERON & PATRICIA CATERON J/T                            100                 100              0.001%
CHAD CEARLEY                                                     100                 100              0.001%
FRANKLIN CEARLEY                                                 300                 300              0.002%
CEDE & CO                                                       82,100              82,100            0.672%
MICHAEL J CELANIA & DIANA L CELANIA J/T                          100                 100              0.001%
EDWIN P CHAMBERLIN & CHARLEEN A CHAMBERLIN J/T                   100                 100              0.001%
JACK L CHAMBERS                                                 2,000               2,000             0.016%
BRUCE J CHAMBERS & KAREN S CHAMBERS J/T                          400                 400              0.003%
DIANE CHAMBERS & ROBERT CHAMBERS J/T                             200                 200              0.002%
BRUCE R CHANEY                                                   500                 500              0.004%
PANSIE CHAPMAN                                                   100                 100              0.001%
CLINTON D CHAPMAN & LESLIE D CHAPMAN J/T                         400                 400              0.003%
TERRY W CHAPMAN JERRY W CHAPMAN J/T                              120                 120              0.001%
DEAN R ROGERS CHARLENE J/T                                       100                 100              0.001%
ROBERT A CHARLESTON & CATHY C CHARLESTON J/T                     400                 400              0.003%
DONALD L CHEENEY & RACHEL CHEENEY J/T                            400                 400              0.003%
MARY J CHEVILLE                                                  200                 200              0.002%
DAVID C CHRISTENSEN                                              200                 200              0.002%
MAX T CHRISTENSEN & KATHIE L CHRISTENSEN J/T                     100                 100              0.001%
CHAD CHRISTIANSON & NICOLE CHRISTIANSON J/T                      100                 100              0.001%
BYRON CHURCH & KATHLEEN CHURCH J/T                               100                 100              0.001%
DEAN C CHURCHILL                                                 300                 300              0.002%
DENNIS CINKI & JANICE CINK J/T                                   200                 200              0.002%
DALLAS CIZEK                                                     200                 200              0.002%
CHRISTOPHER KELLY CLARK                                         1,000               1,000             0.008%
RICKY LYNN CLARK                                                 400                 400              0.003%
TIMOTHY B CLARK                                                  100                 100              0.001%
RICHARD CLARK & LEROY D CLARK J/T                                200                 200              0.002%
JOHN J CLARK & LORRAINE F CLARKE J/T                             100                 100              0.001%
ML CLARK & MARLENE CLARK J/T                                     500                 500              0.004%
JEFFREY LEE CLARK & TAWNY C CLARK J/T                            100                 100              0.001%
TRENT CLAUDE                                                     100                 100              0.001%
MIKE CLAUSEN & SCOTT BURRICHTER J/T                              100                 100              0.001%
DONALD C CLAUSON                                                 100                 100              0.001%
JACK E CLEAVELAND                                                100                 100              0.001%
DAVID CLINKINBEARD & JULIE CLINKINBEARD J/T                      100                 100              0.001%


                                                      IB-7





THOMAS C CLINTON                                                 100                 100              0.001%
CLINTON NATIONAL BANK TTEE MED ASSOC 401K-VIDAL D                200                 200              0.002%
CLINTON NAT'L BK TR MED ASSO 401K-VIDAL 7/01/89                  200                 200              0.002%
DEWITT CLOCK & JOAN CLOCK J/T                                    600                 600              0.005%
COLE R COBB                                                      100                 100              0.001%
JAMES C COCKERHAM                                                200                 200              0.002%
MICHAEL J COCKERHAM                                              400                 400              0.003%
RAYMOND L COCKERHAM & HELEN R COCKERHAM TENCOM                   200                 200              0.002%
BARBARA J COFFIN & LARRY M COFFIN J/T                            100                 100              0.001%
JASON MATTHEW COGDILL                                            100                 100              0.001%
RONALD L COLLUM & VICKI L COLLUM J/T                             200                 200              0.002%
BERNIE L COLWILL & SHERRYL A COLWILL J/T                         200                 200              0.002%
JOHN D COMBELLICK & CINDY J DVORAK J/T                           600                 600              0.005%
DONNA M CONAWAY                                                  200                 200              0.002%
JOHN A CONAWAY                                                   200                 200              0.002%
BRIAN J CONNICK & CARI L CONNICK J/T                             200                 200              0.002%
ORVETTA C CONRAD TR UDT 08-06-1999                               100                 100              0.001%
KENNETH L CONVERSE & KARNA J CONVERSE J/T                        300                 300              0.002%
BOB CONYERS & RICHARD L SCHLEIS PARTNERSHIP                      100                 100              0.001%
ROBERT CONYERS & RICHARD SHCLEIS J/T                              50                  50              0.000%
RICHARD L COOK & BARBARA J  COOK J/T                             100                 100              0.001%
WILLIAM P COOK & LYNNETTE V  COOK J/T                            100                 100              0.001%
JERRY LEE & LOUISE L COOK & RITCHIE DEAN THORNBURG J/T           100                 100              0.001%
STEPHEN M CORBER                                                 200                 200              0.002%
BRIAN A CORCORAN                                                 300                 300              0.002%
NANCY E CORNELL & MELODY L CORNELL J/T                           100                 100              0.001%
PAUL A CORY & CATHY M CORY J/T                                   400                 400              0.003%
VIOLET L COSGROVE                                                100                 100              0.001%
DIANE K COURTNEY                                                 400                 400              0.003%
LYLE J COVINGTON                                                1,000               1,000             0.008%
DOUGLAS L COWAN                                                 1,000               1,000             0.008%
DONALD L COWEN                                                   200                 200              0.002%
TASHA M COWLES                                                   400                 400              0.003%
HOWARD L COX                                                     400                 400              0.003%
SUSAN COY                                                        100                 100              0.001%
DONNARAE CRANSTON                                                100                 100              0.001%
LARRY CRANSTON                                                  1,500               1,500             0.012%
WALLACE F CRAWFORD                                               100                 100              0.001%
RANDY C CRAWFORD & BLAKE R CRAWFORD TENCOM                      2,000               2,000             0.016%
RONALD L CRAWFORD & DIANNE L CRAWFORD J/T                        800                 800              0.007%
NORMAN K CRETSINGER & JANET M CRETSINGER J/T                     500                 500              0.004%
KRISTIN J CRIM                                                   200                 200              0.002%
JOHN P CRONIN                                                    200                 200              0.002%
PATRICK J CRONIN                                                 200                 200              0.002%
NORMA JEAN CROOK                                                 200                 200              0.002%
RICHARD L CROSSER & CAROLYN J CROSSER J/T                        200                 200              0.002%
MATTHEW T CROUSE & DIANE K CROUSE TIC                            100                 100              0.001%
BART CROUSE & MICHELE CROUSE J/T                                 100                 100              0.001%


                                                      IB-8





TROY CUMMINS & LESHIA CUMMINS J/T                                200                 200              0.002%
BRYCE A CUNNINGHAM                                               200                 200              0.002%
MICHAEL G CUPPLES & SHERYL L CUPPLES J/T                         100                 100              0.001%
CELIA CURRY                                                      100                 100              0.001%
JACK J DACK & TWILLA W DACK J/T                                  100                 100              0.001%
MILDRED E DAGIT & WILLIAM C DAGIT J/T                            200                 200              0.002%
DAVE J DAHLGREN & KATHY DAHLGREN J/T                             100                 100              0.001%
MARILYN M DALESKE                                                100                 100              0.001%
GERALD W DALLY                                                   100                 100              0.001%
JANE A DANIELS                                                   100                 100              0.001%
JON DANIELSON & MICHELLE DANIELSON J/T                          1,000               1,000             0.008%
MARK L DASCHNER & KAREY A DASCHNER J/T                           100                 100              0.001%
TIM DAVENPORT                                                    100                 100              0.001%
JENNIE L DAVIDSON                                                300                 300              0.002%
STUART B DAVIDSON & LORI DAVIDSON J/T                            200                 200              0.002%
CYNTHIA ANGELINE DAVIS                                           500                 500              0.004%
SCOTT A DAVIS & SANDRA J DAVIS J/T                               200                 200              0.002%
H DEAN DAWSON & LAURA L DAWSON J/T                               400                 400              0.003%
KATHLEEN W DAY                                                   200                 200              0.002%
VERL E DAY & CYNTHIA DAY J/T                                     200                 200              0.002%
HARVEY J DE BOER & DELORES DE BOER J/T                           200                 200              0.002%
DAVID R DEARINGER & SHANEL DEARINGER J/T                         400                 400              0.003%
KENNETH H DEBNER                                                 400                 400              0.003%
HARVEY J DEBOER & DELORES C DEBOER J/T                           100                 100              0.001%
HARLAN J DEBOER & MICHELE K DEBOER J/T                           100                 100              0.001%
BARBARA E DEGEEST                                                100                 100              0.001%
PAUL R DEGEEST & BENHJAMIN GREGORY DEGEEST J/T                   100                 100              0.001%
DAVID L DEHASS                                                   100                 100              0.001%
DAVID T DEHASS & YVONNE L DEHASS J/T                             120                 120              0.001%
MARJORIE P DEHNING                                               100                 100              0.001%
GREGORY DEJONG & BONNIE DEJONG J/T                              10,000              10,000            0.082%
ROBIN R DELAGARDELLE                                             100                 100              0.001%
NORMAN T DELAGARDELLE & LINDA M DELAGARDELLE J/T                 100                 100              0.001%
B L DELFFS & M A DELFFS J/T                                      100                 100              0.001%
RICK A DENGLER                                                   200                 200              0.002%
RICKY C DENTON & MARY L DENTON J/T                               100                 100              0.001%
ROY A DENZLER JR & MARGARET A DENZLER J/T                        500                 500              0.004%
DAVID D DERFLINGER & TERRI L DERFLINGER J/T                      200                 200              0.002%
W RICHARD DEWEIN & YVONE G DEWEIN J/T                            100                 100              0.001%
ROBERT G DEYEN & MARCIA F DEYEN J/T                              100                 100              0.001%
LARRY DEZEEUW & REBECCA DEZEEUM J/T                              500                 500              0.004%
FRANK H DIERENFELD                                               200                 200              0.002%
THOMAS D DILTZ & KAREN K DILTZ TIC                               200                 200              0.002%
LAWRENCE A DISNEY & DEBRA J DISNEY J/T                           400                 400              0.003%
DOAK MARKETING INC                                               900                 900              0.007%
DANIEL H DOBBIN                                                  200                 200              0.002%
DOUGLAS BRUCE DODD & RUTH REBECCA DODD J/T                       400                 400              0.003%
LOWELL E DOERDER & MARY A DOERDER J/T                           1,000               1,000             0.008%


                                                      IB-9





LESTER G DOERING                                                 500                 500              0.004%
LARRY DOERING & LYNN DOERING J/T                                 400                 400              0.003%
JOHN E DOHLMAN & LOUISE K DOHLMAN J/T                            100                 100              0.001%
ALFRED DONAHUE & SANDRA DONAHUE J/T                              200                 200              0.002%
DONALDSON LUFKIN & JENRETTE SECURITIES CORP                     1,000               1,000             0.008%
SCOTT DONOVAN                                                    100                 100              0.001%
KEVIN D DORRINGTON & TERRI H DORRINGTON                          250                 250              0.002%
ADRIAN K DORSMAN & ALBERTA J DORSMAN J/T                         400                 400              0.003%
RYAN DOSCHADIS                                                   100                 100              0.001%
FLOYD DOTY & JEAN DOTY J/T                                       400                 400              0.003%
NORMA DOUGLAS & MARTIN DOUGLAS J/T                               400                 400              0.003%
DONALD J DOYLE & TARA L DOYLE J/T                                850                 850              0.007%
EDWIN A DRAKE                                                   1,000               1,000             0.008%
ROBERT C DRAKE & JILL DRAKE J/T                                  100                 100              0.001%
KIRSTEN R DRALLE                                                 100                 100              0.001%
BRIAN J DREES & MELINDA J DREES J/T                              150                 150              0.001%
RON D DREITH & CONNIE L DREITH J/T                               100                 100              0.001%
ROD L DREXLER & MAUREEN E DREXLER J/T                            800                 800              0.007%
JOANNE DRISCOLL                                                  100                 100              0.001%
WAYNE W DUCOMMUN & GERALDINE R DUCOMMUN J/T                      100                 100              0.001%
CARL M DUDDEN                                                     20                  20              0.000%
JOAN C DUDEK                                                     200                 200              0.002%
LLOYD DUFFE & NIDIA DUFFE J/T                                    900                 900              0.007%
STEVEN P DUFFY & JILL L DUFFY J/T                                200                 200              0.002%
HAROLD LEE DUHN & JULIE ANN DUHN J/T                             100                 100              0.001%
MARK K DUHR                                                      400                 400              0.003%
WAYNE DULANEY                                                    100                 100              0.001%
DENNIS L DUNCAN & JEANETTE E DUNCAN J/T                          200                 200              0.002%
RONALD DUNSBERGER & JULIE ANNE DUNSBERGER J/T                    100                 100              0.001%
JAMES D DURELL & BARBARA A DURELL J/T                            200                 200              0.002%
MARJORIE DUTCHIK & RAYMOND DUTCHIK J/T                           200                 200              0.002%
GLEN M DUTLER & IONA E DUTLER J/T                                300                 300              0.002%
KRANTZ R DVERG TR OF THE R DVERG KRANTZ REV TR                   400                 400              0.003%
MICHAEL S DWYER & MARGO S DWYER J/T                              100                 100              0.001%
MARION DYKSTRA & RUTH DYKSTRA J/T                                500                 500              0.004%
MARGARET E EBEL                                                  100                 100              0.001%
THOMAS EBERLE & MARY EBERLE J/T                                  100                 100              0.001%
PAUL EBERLINE & JANET EBERLINE J/T                               100                 100              0.001%
RICHARD EBERS & ARLA MAE EBERS J/T                               200                 200              0.002%
JOEL R ECKMAN & JUDY O ECKMAN J/T                                400                 400              0.003%
CRAIG L EDGERTON                                                 100                 100              0.001%
JEFF L EDLER                                                     100                 100              0.001%
EDWARD D JONES & CO CUST FBO STEVEN K CROW                      2,000               2,000             0.016%
SCOTT K EDWARDS & KIMBERLY R EDWARDS J/T                         200                 200              0.002%
RONALD E EDWARDS & SUSAN  K  EDWARDSJ/T                          200                 200              0.002%
RONALD E EDWARDS & SUSAN K EDWARDS J/T                           200                 200              0.002%
CHUCK EHREDT                                                     200                 200              0.002%
SCOTT EHREDT                                                     200                 200              0.002%


                                                      IB-10





DALE J EICHENBERGER & MARILYN SUE EICHENBERGER J/T               200                 200              0.002%
RICHARD EILBERT & TONI EILBERT J/T                               600                 600              0.005%
IRVIN EILERS                                                     100                 100              0.001%
RANDY J EILERS                                                   600                 600              0.005%
JAMES G EISCHEID & JEANNETTE M EISCHEID J/T                      300                 300              0.002%
GARY EISCHEN & KAREN EISCHEN J/T                                 100                 100              0.001%
JOHN J EITEL & PATRICIA M EITEL J/T                              200                 200              0.002%
MARVIN E ELGIN & ELLA JEANE ELGIN J/T                            200                 200              0.002%
BARBARA D ELKIN                                                  100                 100              0.001%
ARLAN ELLER & DARLYS ELLER J/T                                   100                 100              0.001%
HOMER ELLER & ELAINE ELLER J/T                                   200                 200              0.002%
SHELIA ELLER & JIM ELLER J/T                                     100                 100              0.001%
KYLE A ELLER & TONI R ELLER J/T                                  300                 300              0.002%
DALLAS ELLINGSON & LORI ELLINGSON J/T                            200                 200              0.002%
LEO VAN ELSWYK & RUTH ANN VAN ELSWYK J/T                         100                 100              0.001%
RALPH C ELWICK & MARY ELWICK J/T                                 200                 200              0.002%
MARK A EMERSON & LUANN L EMERSON J/T                             100                 100              0.001%
LARRY E ENDRES                                                   100                 100              0.001%
ARLENE M ENGELBY                                                  40                  40              0.000%
ARLENE M ENGELBY & BENNIE U ENGELBY J/T                           20                  20              0.000%
JESSICA L ENGELBY & BENNIE U ENGELBY J/T                          5                   5               0.000%
PATRICK J ENGELBY & BENNIE U ENGELBY J/T                          5                   5               0.000%
ARLENE M ENGELBY & BRAD L ENGELBY J/T                             20                  20              0.000%
JOSHUA A ENGELBY & BRAD L ENGELBY J/T                             5                   5               0.000%
ARLENE M ENGELBY & DARCIE R JASS J/T                              20                  20              0.000%
ARLENE M ENGELBY & DEANNA M ENGELBY J/T                           20                  20              0.000%
ARLENE M ENGELBY & JANIE K BEARDSLEE J/T                          20                  20              0.000%
ARLENE M ENGELBY & JULIE B ENGELBY J/T                            20                  20              0.000%
ARLENE M ENGELBY & TIMOTHY T ENGELBY J/T                          20                  20              0.000%
ARLENE M ENGELBY & TRACIE J ENGELBY J/T                           20                  20              0.000%
KEVIN ENGELKING                                                  400                 400              0.003%
MARY F ENGELKING                                                 400                 400              0.003%
MARY F ENGELKING & KEVIN ENGELKING J/T                           200                 200              0.002%
MARY F ENGELKING & ROBIN M REKERS J/T                            200                 200              0.002%
TRAVIS DOUGLAS ENGELSON                                          100                 100              0.001%
LARRY D ENGELSON & JEAN ENGLESON J/T                             120                 120              0.001%
ASHLEY V ENTENZA & CAROL A MURPHY J/T                            100                 100              0.001%
T ADAM ENTENZA & CAROL A MURPHY J/T                              100                 100              0.001%
JOAN ERICKSON                                                    200                 200              0.002%
JOE J ERNST                                                      200                 200              0.002%
JEROME L ERRTHUM & MARLENE M ERRTHUM J/T                         200                 200              0.002%
EUGENE ESLINGER & BARBARA ESLINGER J/T                           800                 800              0.007%
ESMANN PROPERTIES-VIRGIL THOMAS RILEY TR                        2,000               2,000             0.016%
GORDON L ESPELUND & RUTH-ANNE ESPELUND J/T                       500                 500              0.004%
M JOE ETCHINGHAM                                                 200                 200              0.002%
MICHAEL ETCHINGHAM                                                50                  50              0.000%
ROBERT ETTER                                                     400                 400              0.003%
ROBERT D ETTER & BECKY L ETTER J/T                              1,600               1,600             0.013%


                                                      IB-11





ROBERT L ETTER & MINNIE L E ETTER J/T                            400                 400              0.003%
R D LEE EVANS                                                    500                 500              0.004%
DAVID W EVANS & LYNETTE EVANS J/T                                100                 100              0.001%
RICHARD EVERHART & SHIRLEY A EVERHART J/T                        100                 100              0.001%
DREW EWING                                                       200                 200              0.002%
TEDDY L EWING & JUDY A EWING J/T                                 200                 200              0.002%
EWING FAMILY FARMS LC                                           1,000               1,000             0.008%
JANICE W FABER                                                   100                 100              0.001%
KEVIN G FAES & SUSAN J FAES J/T                                  400                 400              0.003%
JAMES W FAHEY                                                    200                 200              0.002%
IRVIN BUD FAIR & TERESA FAIR J/T                                 100                 100              0.001%
J EDWARD FARIS & MARY FARIS J/T                                  400                 400              0.003%
FARRELL PROPERTIES INC                                          1,000               1,000             0.008%
MARK S FEAKER & ERIN C FEAKER J/T                                100                 100              0.001%
RICHARD D FEENSTRA & PAMELA FEENSTRA J/T                         100                 100              0.001%
ROBERT L FERGESON & MARY G FERGESON J/T                          400                 400              0.003%
JERRY J FERSTL & JERRI LYNN FERSTL J/T                           100                 100              0.001%
MIKE A FERTIG & KATHRYN J FERTIG J/T                             100                 100              0.001%
JOHN SCOTT FEYERHERM                                             200                 200              0.002%
KURT A FIDDELKE & NORMA P FIDDELKE J/T                           100                 100              0.001%
WILLIAM J FIELDS & MARY JANIS FIELDS J/T                         200                 200              0.002%
SHARON K FILLMORE                                                100                 100              0.001%
FIRST AVENUE LIMITED CO                                          100                 100              0.001%
JOHN M FISHER & LYNETTE L FISHER J/T                             100                 100              0.001%
HAROLD FISTLER & CECELIA FISTLER J/T                             200                 200              0.002%
THOMAS A FITZGERALD                                             1,000               1,000             0.008%
ANGELA M FITZGERALD & MARY JO TUNGESVIK J/T                       20                  20              0.000%
CATHERINE E FITZGERALD & MARY JO TUNGESVIK J/T                    20                  20              0.000%
CHARLES M FITZGERALD & MARY JO TUNGESVIK J/T                      20                  20              0.000%
JAMES P FITZGERALD & MARY JO TUNGESVIK J/T                        20                  20              0.000%
THERESA A FITZGERALD & MARY JO TUNGESVIK J/T                      20                  20              0.000%
MABEL FLAIG & TAMARA FLAIG J/T                                   100                 100              0.001%
SHARON FLETCHALL                                                 100                 100              0.001%
CHRIS FLETCHALL & TINA FLETCHALL J/T                             200                 200              0.002%
GEORGE W FLICK & ANNETTE R FLICK J/T                             100                 100              0.001%
JIMMY L FLOWERS                                                  100                 100              0.001%
MICHELLE FLYNN                                                   200                 200              0.002%
JOHN W FOLEY & RITA K FOLEY J/T                                  100                 100              0.001%
DONALD H FOLKERS                                                 100                 100              0.001%
ROBERT L FORBES & ZAIDEE I FORBES J/T                            100                 100              0.001%
DANNY FOREMAN & DOTTIE FOREMAN J/T                               200                 200              0.002%
DANNY  D FOREMAN & DOTTIE FOREMAN J/T                            200                 200              0.002%
MICHAEL J FORRET & JANE E KELLY-FORRET J/T                       800                 800              0.007%
MARGARET F FOSSEEN & MARCY CHAUSSEE J/T                          100                 100              0.001%
EUGENE F FRAME & EVELYN M FRAME J/T                              400                 400              0.003%
JUDY A FRANA                                                     100                 100              0.001%
HAROLD D FRANCIS & JOANNA L FRANCIS J/T                          100                 100              0.001%
KURT FRANK & LISA FRANK J/T                                      100                 100              0.001%


                                                      IB-12





JEFF A FRANK & SHAMAYNE M FRANK J/T                              200                 200              0.002%
DONALD E FRANK JR & JANET J FRANK J/T                            300                 300              0.002%
DONALD P FRANKL                                                  200                 200              0.002%
CASS FRANKLIN                                                   2,000               2,000             0.016%
PAMELA SUE FRANKVILLE                                            100                 100              0.001%
JAMES DEAN FRANZEN                                               200                 200              0.002%
SUZANNE M FREDREGILL & RAYMOND H FREDREGILL J/T                  200                 200              0.002%
JIM FREEBORN & GINA FREEBORN J/T                                 200                 200              0.002%
ROBERT FREEL & MARGARET G FREEL J/T                              200                 200              0.002%
REUBEN FREESE & ELEANOR FREESE J/T                               100                 100              0.001%
RAYMOND J FREESE & LAVON M FREESE J/T                            100                 100              0.001%
MICHAEL FREIDHOF DBA MIKES SERVICE CENTER                        200                 200              0.002%
JIM R FRENCH & JANET C FRENCH J/T                                100                 100              0.001%
SHARON A FRERKER                                                 100                 100              0.001%
SUSAN C FREYLACK                                                2,000               2,000             0.016%
ROBERT A FRIDLEY & MARY JANE FRIELEY J/T                         100                 100              0.001%
KATHY A FRIESEN                                                 2,000               2,000             0.016%
DOUGLAS W FROST                                                  100                 100              0.001%
MICHAEL A FRYSLIE & J KATHLEEN FRYSLIE J/T                       200                 200              0.002%
JAMES R FUEGEN & JAN L FUEGEN J/T                                200                 200              0.002%
LARRY M FUHRMAN & CLAUDIA A FUHRMAN J/T                          100                 100              0.001%
RON FUHRMAN & PAM FUHRMAN J/T                                    100                 100              0.001%
DENNIS FUHRMAN & SHARON FUHRMAN J/T                              100                 100              0.001%
ROBERT D FULLER & ARLEEN FULLER J/T                              100                 100              0.001%
CHARLES R FUNK & CYNTHIA E FUNK J/T                              300                 300              0.002%
LAWRENCE D FURLONG                                               100                 100              0.001%
JOAN A FURST & RAYMOND L FURST J/T                               100                 100              0.001%
CLAYTON E GABRIELSON & RUBY J GABRIELSON J/T                    1,200               1,200             0.010%
STEVEN L GAFFNEY                                                 100                 100              0.001%
JERRY GAFFNEY & CINDY GAFFNEY J/T                                100                 100              0.001%
FREDERICK J GAGEN                                                100                 100              0.001%
TERRY W GALLENTINE                                               100                 100              0.001%
KRISTINA I GAMBAIANA & ROBIN I GAMBAIANA J/T                     100                 100              0.001%
DANIEL L GAMMON & LISA L GAMMON J/T                              100                 100              0.001%
DOUGLAS A GANFIELD & ROSE M GANFIELD J/T                         100                 100              0.001%
STEPHEN A GARD & PEGGY J GARD J/T                                100                 100              0.001%
JAMES D GARLOW & MARJORIE E GARLOW  J/T                          100                 100              0.001%
KEITH GARRENGER                                                  100                 100              0.001%
JAMES GARRINGER                                                  100                 100              0.001%
KIM O GARWICK                                                   20,000              20,000            0.164%
OLIVER L GARWICK & AMELIA J GARWICK J/T                         1,000               1,000             0.008%
KIM O GARWICK & NICHOLAUS D GARWICK J/T                          100                 100              0.001%
KIM O GARWICK & ZACHARIA A GARWICK J/T                          1,000               1,000             0.008%
HOWARD G GASTER & DEBRA L GASTER J/T                             100                 100              0.001%
RICHARD T GATES                                                  400                 400              0.003%
MARK GATREL                                                      300                 300              0.002%
ROBERT GATREL & PATRICIA GATREL J/T                              200                 200              0.002%
EDWARD J GAUDET                                                  100                 100              0.001%


                                                      IB-13





GAY-LOU ENTERPRISES INC                                          200                 200              0.002%
BRETT A GEARY & JUDY K GEARY J/T                                1,000               1,000             0.008%
RON GEHRKE & MARION GEHRKE J/T                                   500                 500              0.004%
BRYCE GEHRMANN                                                   100                 100              0.001%
RONALD E GEIGER & CAROL J GEIGER J/T                            1,000               1,000             0.008%
WILLIAM J GEIL & JUDITH I GEIL J/T                               100                 100              0.001%
SUSAN M GEORGE & MICHELLE R PRICE J/T                            300                 300              0.002%
SCOTT GEORGE & RHONDA GEORGE J/T                                 100                 100              0.001%
JAMES N GEORGE & SANDRA J GEORGE J/T                             200                 200              0.002%
GEORGE D NOLEN ASSOCIATES                                        200                 200              0.002%
GAIL L GHORN & JOHN A THORN J/T                                  100                 100              0.001%
GARY GIBBS & CAROL GIBBS J/T                                     300                 300              0.002%
JAMES A GILBERTSON & JUDY GILBERTSON J/T                         100                 100              0.001%
JO ANN GILCHRIST                                                1,000               1,000             0.008%
DAVID G GILLASPIE & JANICE L GILLASPIE J/T                       200                 200              0.002%
HOWARD C GILLESPIE                                               200                 200              0.002%
JOHN W GILMORE & ALICE J GILMORE J/T                             400                 400              0.003%
GARY L GLAWE                                                     100                 100              0.001%
EVANGELINE J GLAZEBROOK                                          200                 200              0.002%
BRIAN GLEASON                                                    200                 200              0.002%
DICK GLESSNER                                                    400                 400              0.003%
ALLEN GOCHE & JANICE M GOCHE J/T                                 300                 300              0.002%
CAROL  A GOERDT                                                  200                 200              0.002%
RUSSELL W GOODMAN                                                100                 100              0.001%
A DUANE GOODMANSON                                               200                 200              0.002%
PAUL F GOODWIN & MARYLIN GOODWIN J/T                             200                 200              0.002%
GENE GORBY & KATHLEEN GORBY J/T                                  200                 200              0.002%
DOUGLAS LORING GORDON                                            200                 200              0.002%
DAVID L GORDON & PENNY L GORDON J/T                              200                 200              0.002%
CAROLINE GOULET                                                  800                 800              0.007%
STANLEY C GOURD & JUDY A GOURD J/T                               100                 100              0.001%
SAMUEL S GRABILL & SHIRLEY R GRABILL J/T                         200                 200              0.002%
STEVE GRAESSER                                                   150                 150              0.001%
ROBERT D GRAFF & N PAULETTE GRAFF J/T                            300                 300              0.002%
ROLLIE J GRAHAM & SONYA CAMPBELL J/T                             200                 200              0.002%
ROLLAND GRAHAM & WILMA GRAHAM J/T                                500                 500              0.004%
JERRY W GRAM & CHERYL D GRAM J/T                                 400                 400              0.003%
JOHN T GRASER JR & EDITH T GRASER J/T                            300                 300              0.002%
MICHAEL GRASSO & PALOMA GRASSO J/T                               200                 200              0.002%
PATRICK ALAN GRAY AN/& JULIE ANN GRAY J/T                        100                 100              0.001%
WILLIAM GREATHOUSE & KIM GREATHOUSE J/T                          200                 200              0.002%
LINDA A GREENE                                                   400                 400              0.003%
MICHAEL E GREGER                                                 100                 100              0.001%
RICHARD D GREGORY                                                300                 300              0.002%
MICHAEL DEAN GREIF                                               160                 160              0.001%
BRUCE GRESS                                                      100                 100              0.001%
RAY KEITH GRESS & JUDITH SANDRA GRESS J/T                        100                 100              0.001%
RANDY GREUFE & SANDRA GREUFE J/T                                 101                 101              0.001%


                                                      IB-14





WILLIAM E GRIFFIN & MATTHEW E GRIFFIN J/T                       1,000               1,000             0.008%
JARED GRIMES                                                     100                 100              0.001%
TODD GROAT                                                       100                 100              0.001%
JEAN GROEN                                                       500                 500              0.004%
CARROLL J GROEN REVOCABLE TRUST                                 1,000               1,000             0.008%
MARION J GROOT & LAURA E GROOT J/T                               100                 100              0.001%
JOSEPH A GROSS                                                   100                 100              0.001%
J WILLIAM GROVE & LOIS M GROVE J/T                               100                 100              0.001%
TERRY MICHAEL GROVE & MERRY JANE GROVE J/T                       100                 100              0.001%
PAUL E GROVERT                                                   100                 100              0.001%
HERBERT R GROVES & NINA J GROVES J/T                            2,000               2,000             0.016%
MARK GRUBB & HOLLY GRUBB J/T                                     200                 200              0.002%
OLGANIDA GRUBER                                                 1,000               1,000             0.008%
JOHN GRUMAN & ADAM GRUMAN CUST                                   100                 100              0.001%
JOHN GRUMAN & AMANDA NAGEL CUST                                  100                 100              0.001%
JOHN GRUMAN & CHRISTOPHER GRUMAN CUST                            100                 100              0.001%
JOHN GRUMAN & CURTIS GRUMAN CUST                                 100                 100              0.001%
JOHN F GRUMAN & DIANE M GRUMAN J/T                              3,000               3,000             0.025%
JOHN GRUMAN & ELIZABETH GRUMAN CUST                              100                 100              0.001%
JOHN GRUMAN & EMILY GRUMAN CUST                                  100                 100              0.001%
BERNARD M GRUMAN & MARCIA L GRUMAN J/T                           400                 400              0.003%
JOHN GRUMAN & OLIVIA NAGEL CUST                                  100                 100              0.001%
JOHN GRUMAN & SARAH GRUMAN CUST                                  100                 100              0.001%
JOHN GRUMAN & VERONICA NAGEL CUST                                100                 100              0.001%
JOHN GRUMAN C/F BENJAMIN NAGEL UGMA IA                           100                 100              0.001%
ILENE K GUARD                                                    200                 200              0.002%
JANICE & CARL GUIDAGER & STEPHANIE TORSKY J/T                    500                 500              0.004%
CHARLES R GUILLAUME & MARY ANN GUILLAUME J/T                    1,000               1,000             0.008%
JANICE GULDAGER & CARL GULDAGER J/T                              500                 500              0.004%
JANICE & CARL GULDAGER & JACOB TORSKY J/T                        500                 500              0.004%
JAMES D HAAGE & JULIE A HAAGE J/T                                600                 600              0.005%
BEVERLY J HAAS & EARL F HAAS J/T                                 100                 100              0.001%
JIM HACKBARTH                                                    500                 500              0.004%
NORMAN HACKNEY & CAROL HACKNEY J/T                               200                 200              0.002%
DONALD R HADENFELDT & REBECCA S HADENFELDT J/T                   100                 100              0.001%
JOHN L HAFNER & VICKI L HAFNER J/T                               100                 100              0.001%
BRUCE HAGEDORN & BETTY HAGEDORN J/T                              400                 400              0.003%
WALTER HAGER & ARDYTHE STRADER HAGER J/T                         100                 100              0.001%
ARLYN A HAKE                                                    1,000               1,000             0.008%
ELVERN L HAKE                                                   1,000               1,000             0.008%
THOMAS R HALL & AMBER FLEMING J/T                               1,000               1,000             0.008%
JOHN DEAN HALL & VERLAINE GAIL HALL J/T                          100                 100              0.001%
AMANDA HALL & WAYNE HAWORTH J/T                                 1,000               1,000             0.008%
NEDRA E HALLBERG TRUST                                           100                 100              0.001%
JAMES L HALLS & JANICE C HALLS J/T                               400                 400              0.003%
PATRICIA R HALSTEAD                                             1,400               1,400             0.011%
CLAYTON D HAMAN & NATHAN D HAMAN J/T                             200                 200              0.002%
BRAD HAMES & TRACY HAMES J/T                                     100                 100              0.001%


                                                      IB-15





JAMES L HAMILTON & MARGARET A HAMILTON J/T                       120                 120              0.001%
JERRY HAMMOND                                                    100                 100              0.001%
JOAN HAMMOND                                                     100                 100              0.001%
CHARLES E HAND & NIETA LEE HAND J/T                              200                 200              0.002%
JOHN M HAND & ROSIE V HAND J/T                                   200                 200              0.002%
GARY HANDLAND & DIANE HANDLAND J/T                               100                 100              0.001%
WADE HANDLAND & LASEY HANDLAND J/T                               200                 200              0.002%
HANDLAND TRUCKING CORP                                           200                 200              0.002%
DANIELLE M HANDSAKER                                             100                 100              0.001%
DAVID LEE HANDSAKER                                              100                 100              0.001%
LARRY HANKINS & RONALD S BEARMORE II                             100                 100              0.001%
FRAN HANLON & SEN HANLON J/T                                     300                 300              0.002%
CHARLES L HANNAHS & LYONA F HANNAHS J/T                          200                 200              0.002%
CLAYTON HANSEN                                                   300                 300              0.002%
DALLAS L HANSEN                                                 1,000               1,000             0.008%
DENNIS L HANSEN                                                 2,000               2,000             0.016%
DONNA J HANSEN                                                   100                 100              0.001%
DONALD  H HANSEN & CONSTANCE HANSEN J/T                         1,000               1,000             0.008%
JODI HANSEN & CRAIG HANSEN J/T                                   400                 400              0.003%
TIM MOHR JEAN HANSEN & PAULA WALLERSTEDT TENCOM                  200                 200              0.002%
ALAN T HANSEN & SIMONE J HANSEN J/T                              200                 200              0.002%
ELAINE HANSON                                                    200                 200              0.002%
KATHLEEN HANSON                                                  300                 300              0.002%
MARLYN D HANSON                                                  200                 200              0.002%
PERRY L HANSON & MARISSA KAY HANSON J/T WROS                     100                 100              0.001%
JOANNE B HANUS                                                   100                 100              0.001%
PAULA HAPPEL & JAMES HAPPEL J/T                                  100                 100              0.001%
ROGER L HARDER & DARLENE M HARDER J/T                            100                 100              0.001%
FRANK HARGER & JANET HARGER J/T                                  500                 500              0.004%
HARLEY HARMS & ANITA HARMS J/T                                   600                 600              0.005%
LAURA & JILL & KENNETH & HARRINGTON J/T                          100                 100              0.001%
MICHAEL V HARRIS & DEBBIE E HARRIS J/T                           300                 300              0.002%
DEAN E HARRISON                                                  400                 400              0.003%
MICHAEL RAY HARRISON & ROSE ANN HARRISON J/T                     200                 200              0.002%
WANDA HARRY & DOUGLAS HARRY J/T                                  200                 200              0.002%
DANIEL R HART & BEVERLY HART J/T                                 120                 120              0.001%
LARRY HATTON                                                     100                 100              0.001%
GAYLORD HAUGE                                                    100                 100              0.001%
OD HAWKINS                                                       200                 200              0.002%
O.D. & MURIEL HAWKINS TRUST                                      300                 300              0.002%
CLINTON HAWORTH & GARY HAWORTH J/T                              1,000               1,000             0.008%
GARY HAWORTH & THERESA HAWORTH J/T                              2,000               2,000             0.016%
WAYNE HAWORTH & LOUISE HAWORTH J/T                              10,000              10,000            0.082%
ALAN L HAWORTH & MARSHA HAWORTH J/T                             5,000               5,000             0.041%
WAYNE HAWORTH & STEPHANIE MURPHY J/T                            1,000               1,000             0.008%
GARY HAWORTH & TERESA HAWORTH J/T                               4,000               4,000             0.033%
LESTER HAY                                                       200                 200              0.002%
DAVID L HAYES                                                    200                 200              0.002%


                                                      IB-16





DAVID HAYES & KATHLEEN B HAYES & JANET MOON J/T                  200                 200              0.002%
SHARON K HEADLEE                                                 200                 200              0.002%
NATHAN L HEADLEY                                                 100                 100              0.001%
LADONNA HEATH & CRAIG L HEATH J/T                                500                 500              0.004%
WILLIAM D HEBERER                                                100                 100              0.001%
KARL J HECK & AUDREY J HECK J/T                                  160                 160              0.001%
DARIN G HECKER & TERESA M HECKER J/T                             100                 100              0.001%
DANIEL LEE HEDDEN & JUDY DIANE HEDDEN J/T                        200                 200              0.002%
DANIEL HEDDEN & JUDY HEDDEN J/T                                  200                 200              0.002%
STEVEN R HEDDINGER & DEBORAH A HEDDINGER J/T                     100                 100              0.001%
JAY W HEEREN & DENA M HEEREN J/T                                 200                 200              0.002%
HAROLD HEESCH                                                    200                 200              0.002%
KENNETH L HEETLAND                                               100                 100              0.001%
JASON HEFFELMEIER                                                100                 100              0.001%
JEROME J HEGER                                                   400                 400              0.003%
GEORGE HEGSTROM & MARIDEE HEGSTROM REV TR DTD 35025             1,800               1,800             0.015%
KURT A HEIDEN & CARA K HEIDEN J/T                                200                 200              0.002%
MARC HEIDEN & DENISE HEIDEN J/T                                  100                 100              0.001%
JOSEPH M HEINEN II & INGRID A HEINEN J/T                         100                 100              0.001%
MICHAEL J HEINRICH                                               100                 100              0.001%
ROBERT W HEIRIGS IRA                                            2,000               2,000             0.016%
GEORGE W HEISS II                                                107                 107              0.001%
KAY A HELD                                                       100                 100              0.001%
RAY D HELD & DONNA K HELD J/T                                   1,000               1,000             0.008%
LONNIE J HELMS & CONNIE M HELMS J/T                              100                 100              0.001%
RODNEY D HENDERSON & BRENDA L HENDERSON J/T                      200                 200              0.002%
JASON O HENDERSON & DEBRA J HENDERSON J/T                        100                 100              0.001%
JAMES W HENDERSON & MARJORIE A HENDERSON J/T                     200                 200              0.002%
BARBARA ANN HENDERSON KENNEDY                                    100                 100              0.001%
ARDYS & EUGENE HENDRICKSON & DAVID & STEVEN LUPPES               200                 200              0.002%
J/T
JEFF HENDRICKSON & JULEE HENDRICKSON J/T                         200                 200              0.002%
EDWARD HENG & DORIS HENG J/T                                     200                 200              0.002%
ROGER D HENLEY & JUDY D HENLEY J/T                               400                 400              0.003%
DEANNE HENRY                                                     100                 100              0.001%
STEVE L HENRY & KARYL HENRY J/T                                  800                 800              0.007%
DONALD HENSLEY & LISA HENSLEY J/T                                100                 100              0.001%
RONALD HENZE                                                     100                 100              0.001%
BEN HENZE & IRMA HENZE J/T                                       200                 200              0.002%
DEBRA S HERSHBERGER                                              100                 100              0.001%
MARVIN HERSHBERGER                                               100                 100              0.001%
SHERRI K HERSHBERGER                                             100                 100              0.001%
OLIVER D E HERZBERG & MARY JO HERZBERG TENCOM                    500                 500              0.004%
MARTIN T HEWITT                                                  300                 300              0.002%
AMY T HEYN & PAUL R HEYN J/T                                    1,000               1,000             0.008%
CHRISTY HIBBS & JEFF HIBBS J/T                                   200                 200              0.002%
KENT J HICKMAN                                                   100                 100              0.001%
MARCIA D HICKMAN                                                 100                 100              0.001%


                                                      IB-17





THOMAS DAL HIGBY & MARY JANE HIGBY J/T                          1,000               1,000             0.008%
JAMES HIGDON & TAUNJIA HIGDON J/T                                100                 100              0.001%
RAYMOND J HIGGINS                                                200                 200              0.002%
TERRY L HILDEBRAND                                               200                 200              0.002%
GAVIN HILE                                                       100                 100              0.001%
KIERSTEN HILE                                                    100                 100              0.001%
MIKE HILE & MARSHA HILE J/T                                      100                 100              0.001%
EARL W HILL                                                      100                 100              0.001%
KEITH L HIMMEL & JOAN HIMMEL J/T                                 100                 100              0.001%
STEVEN L HIMSCHOOT                                               400                 400              0.003%
JAMES H HINDERAKER & CAROLYN S HINDERAKER J/T                    100                 100              0.001%
CRAIG HINDERAKER & CATHYRN HINDERAKER J/T                        200                 200              0.002%
ELINOR A HINDERS & GLENN HINDERS J/T                             100                 100              0.001%
RICHARD HINMAN                                                   100                 100              0.001%
WILDA L HITE                                                     100                 100              0.001%
BRIAN J HOBBS & DEANNE M HOBBS J/T                               100                 100              0.001%
LORI E HOCKETT                                                   100                 100              0.001%
MABEL R HOEFER                                                   200                 200              0.002%
RICHARD W HOEFER & MARYLU A HOEFER J/T                           200                 200              0.002%
JOHN H HOELSCHER                                                1,000               1,000             0.008%
RODGER W HOELSCHER                                               600                 600              0.005%
RODGER W HOELSCHER & DIAN HOELSCHER J/T                          200                 200              0.002%
JEFF HOEMANN & ANN HOEMANN J/T                                  1,000               1,000             0.008%
NANCY J HOFF & RYAN W HOFF J/T                                   400                 400              0.003%
MYRON J HOFFERT & SAUNDRA L HOFFERT J/T                          100                 100              0.001%
ADAM PAUL HOFFMAN                                                100                 100              0.001%
WILLIAM JOHN HOFFMAN                                             100                 100              0.001%
RANDY D HOFFMAN & DIANNE L HOFFMAN J/T                           100                 100              0.001%
JAYNE L HOGAN                                                    100                 100              0.001%
DOROTHY HOGENDORN                                                400                 400              0.003%
ROBERT D HOLCOMB & PATRICIA M HOLCOMB J/T                        100                 100              0.001%
PATRICIA M HOLCOMB C/F BENJAMIN MICHAEL SIMMENS                  150                 150              0.001%
PATRICIA M HOLCOMB C/F MATTHEW WILLIAM SIMMENS                   150                 150              0.001%
C GAA HOLDIMAN                                                   200                 200              0.002%
CLARION I HOLDSWORTH REV TRUST DATED JUNE 25, 1994               200                 200              0.002%
HOWARD L HOLLANDER & LOIS D HOLLANDER J/T                        400                 400              0.003%
LEONARD L HOLLAR & BEVERLY A HOLLAR J/T                          200                 200              0.002%
DAVID HOLLOWAY & DONNA HOLLOWAY J/T                              100                 100              0.001%
KERRY A HOLLST & MICHAEL C HOLLST J/T                            200                 200              0.002%
DAVID G HOLMES                                                   200                 200              0.002%
JESSE HOLTZMAN & ESTHER HOLTZMAN TRUST DATED 33445               100                 100              0.001%
JOHN J HOLVECK & DONNA L HOLVECK J/T                             200                 200              0.002%
DAVID R HOMMEL                                                   100                 100              0.001%
JANE R HOMMEL                                                    100                 100              0.001%
R TIMOTHY HOMMEL                                                 100                 100              0.001%
ROXANNE HOOVER                                                   100                 100              0.001%
G DEAN HOPKINS                                                   200                 200              0.002%
IMMANUEL M HOPPE                                                 400                 400              0.003%


                                                      IB-18





SIEG HOPPE                                                       400                 400              0.003%
CURTIS D HOPPER & LAURA K HOPPER J/T                             200                 200              0.002%
EDGAR T HORN                                                     500                 500              0.004%
DAVID M HOUCH                                                    100                 100              0.001%
JON H HOUCK & KATHALEEN F HOUCK J/T                              100                 100              0.001%
LUTHER L HOUGEN & TAMARA L HOUGEN J/T                            100                 100              0.001%
TERENCE J HOULIHAN                                               200                 200              0.002%
ALAN HOVDEN & DELORES HOVDEN J/T                                 200                 200              0.002%
GARY L HOVEY & MARY HOVEY J/T                                    200                 200              0.002%
ELLEN L HOWARD                                                   100                 100              0.001%
STEPHEN C HOWARD & JANICE K HOWARD J/T                           600                 600              0.005%
LONNIE A HOYT & NANCY J HOYT J/T                                 100                 100              0.001%
DONNA M HUGHES                                                   100                 100              0.001%
ROGER L HUISINGA & JANET HUISINGA J/T                            200                 200              0.002%
ELDON HULST                                                      200                 200              0.002%
GERALD L HUMMEL & SUSAN J HUMMEL J/T                             100                 100              0.001%
MARLYN J HUMPHREY & DOROTHY L HUMPHREY J/T                       200                 200              0.002%
DARRYL E HUNT                                                    100                 100              0.001%
DAVID L HUOVINEN & CINDY B HUOVINEN J/T                          100                 100              0.001%
ALLEN M HURT                                                     100                 100              0.001%
MARY CATHERINE HURT                                              100                 100              0.001%
VICTOR J HUSHAK & BEATRICE HUSHAK J/T                            600                 600              0.005%
SHARON HUSTON                                                    200                 200              0.002%
JOHN E HUTTON JR                                                 200                 200              0.002%
RANDY L HUYSER & NANCY L HUYSER J/T                              100                 100              0.001%
CLIFFORD E HYMES & FRANCES M HYMES TR HYMES LIV TR               500                 500              0.004%
DTD 35702
JOHN G IBELING & PATRICIA IBELING J/T                            200                 200              0.002%
JOHN H IHLE & JEAN ANN IHLE J/T                                  300                 300              0.002%
MERLE IHNE                                                       600                 600              0.005%
JOHNNIE D ILES & MEMORY J ILES                                   200                 200              0.002%
MARVIN J INGRAHAM & PAMELA R INGERHAM J/T                        200                 200              0.002%
IOWA STATE BANK TRUSTEE FBO CECIL L JENNINGS                     200                 200              0.002%
TERRY IRA & AMY IRA J/T                                          400                 400              0.003%
DOUGLAS L IRWIN                                                  100                 100              0.001%
LAWRENCE ISAACSON & GEORGIA ISAACSON J/T                         200                 200              0.002%
MIKE IVERSON                                                     100                 100              0.001%
LYLE A IZER                                                      150                 150              0.001%
STEVEN EDWARD JACKSON                                            100                 100              0.001%
JON JACKSON & KATHLEEN JACKSON J/T                               200                 200              0.002%
WILLIAM ROBERT JACKSON JR & MARGRET JOAN JACKSON J/T             100                 100              0.001%
ORVILLE J JACOBS & RUTH A JACOBS J/T                            2,000               2,000             0.016%
WILLIAM J JAHNEL                                                 100                 100              0.001%
JOHN Q JAMESON                                                   400                 400              0.003%
RICHARD L JANES & JEANNE D JANES J/T                             100                 100              0.001%
CURTIS D JANS & BILLIE L JANS J/T                                200                 200              0.002%
HARLEY A JANSSEN                                                 200                 200              0.002%
DAVID W JANSSEN & SANDRA A JANSSEN J/T                           200                 200              0.002%


                                                      IB-19





AUDRA A JARMAN                                                   250                 250              0.002%
JOHN P JARMAN                                                    250                 250              0.002%
CHRISTOPHER D JASS & DARCIE JASS J/T                              5                   5               0.000%
HAYLEY M JASS & DARCIE R JASS J/T                                 5                   5               0.000%
WILLIAM JASS & DORIS JASS J/T                                    100                 100              0.001%
JASON JEDELE                                                     100                 100              0.001%
BOB J JENSEN                                                     200                 200              0.002%
BRENT JENSEN                                                     500                 500              0.004%
BRYAN J JENSEN                                                   100                 100              0.001%
PHILLIP K JENSEN                                                 100                 100              0.001%
KAREN K JESSEN                                                   300                 300              0.002%
JIMMY DALE JESSOP                                                100                 100              0.001%
TADD BENTON JESSOP                                               200                 200              0.002%
JESTER INVESTORS IOWA CORPORATION                                100                 100              0.001%
JESTERS INVESTORS                                                200                 200              0.002%
HARRY A JOCHEMS & JOYCE L JOCHEMS J/T                            200                 200              0.002%
LAURA L JOCHEMS & STEVE L JOCHEMS J/T                            100                 100              0.001%
RONNIE E JOENKS & BARBARA L JOENKS J/T                           200                 200              0.002%
VICTORIA M JOHN & LANCE K JOHN & MICHAEL T DAMSKE J/T            100                 100              0.001%
ROBERT W JOHNS & KATHLEEN B JOHNS J/T                            100                 100              0.001%
BARRY JOHNSON                                                    200                 200              0.002%
DARIN S JOHNSON                                                  100                 100              0.001%
JOANN L JOHNSON                                                  100                 100              0.001%
LYLE JOHNSON                                                     200                 200              0.002%
PAUL H JOHNSON                                                   400                 400              0.003%
MICHAEL L JOHNSON & BEVERLY S JOHNSON J/T                        100                 100              0.001%
DWIGHT R JOHNSON & BONNIE R JOHNSON J/T                          100                 100              0.001%
F DALE JOHNSON & DONNA JOHNSON J/T                               300                 300              0.002%
JEFFREY G JOHNSON & ILENE B JOHNSON J/T                          200                 200              0.002%
WAYNE JOHNSON & JANIS JOHNSON J/T                                100                 100              0.001%
LYLE JOHNSON & REBECCA JOHNSON J/T                              1,000               1,000             0.008%
KOMER A JOHNSON JR & DEB L JOHNSON J/T                           100                 100              0.001%
PAMELA A JOHNSRUD                                                100                 100              0.001%
JAMES E JOHNSTON                                                 100                 100              0.001%
WILLIAM H JOHNSTON & EMILY M JOHNSTON J/T                        200                 200              0.002%
JAMES H JOHNSTON & MARY L JOHNSTON J/T                          2,000               2,000             0.016%
GENE JONDALL & FRANCES JONDALL J/T                                50                  50              0.000%
EDWARD R JONES                                                   700                 700              0.006%
GERALD R JONES                                                   600                 600              0.005%
KARIN M JONES                                                    300                 300              0.002%
LOIS JONES                                                       100                 100              0.001%
JAMES LARRY JONES & DIANNE JONES J/T                             500                 500              0.004%
TIMOTHY S JONES & KATHY G JONES J/T                              100                 100              0.001%
KENNETH A JONES & LINDA A JONES J/T                              200                 200              0.002%
DONALD D JONES & LOIS J JONES J/T                                200                 200              0.002%
DAVID D JONES & SUSAN K JONES J/T                                100                 100              0.001%
KATHY G JONES & TIMOTHY S JONES J/T                              100                 100              0.001%
GLEN L JONES & TWILA J JONES J/T                                 200                 200              0.002%


                                                      IB-20





LLOYD E JONES JR                                                 100                 100              0.001%
DAVID JOST & JULIANNE HOST J/T                                   100                 100              0.001%
JEFF J JUDGE & DANA L JUDGE J/T                                  100                 100              0.001%
RONALD JUFFER                                                    200                 200              0.002%
DENNIS W JUHL & JUDITH A JUHL J/T                                100                 100              0.001%
LESTER D JUHL & NORMA E JUHL J/T                                 100                 100              0.001%
ROBERT C JUNG & ELIZABETH J JUNG J/T                             100                 100              0.001%
MARK JUNGLING & NANCY JUNGLING J/T                               300                 300              0.002%
FREDERICK JUNKER                                                 100                 100              0.001%
HERBERT E JUNKMAN & NANCY L JUNKMAN J/T                          200                 200              0.002%
LARRY JUNKMAN & REBECCA JUNKMAN J/T                              200                 200              0.002%
DALE KAASISCHKE & JUNE KASISCHKE J/T                             100                 100              0.001%
GEORGE KADRMAS                                                   100                 100              0.001%
GEORGE L KADRMAS JR                                              200                 200              0.002%
ROBERT R KAHLER & JUDY L KAHLER J/T                              100                 100              0.001%
SHAWN KAHLER & JULIE KAHLER J/T                                  100                 100              0.001%
WILLIAM J KAHLER & PAMELA K KAHLER J/T                           100                 100              0.001%
MICHAEL DAVID KAKERT & JOANNE KAY KAKERT J/T                     500                 500              0.004%
JASON MICHAEL KAKERT & MICHAEL DAVID KAKERT J/T                  100                 100              0.001%
THOMAS L KANE                                                    240                 240              0.002%
ROBERT KAPPEL & BEVERLY KAPPEL J/T                               200                 200              0.002%
RICHARD A KARR & SR LAURA E KARR J/T                             100                 100              0.001%
ROBERT E KASISCHKE                                               100                 100              0.001%
FRED R KAUFMANN & CYNTHIA A KAUFMANN J/T                         200                 200              0.002%
WILLIAM L KEEBLE & TERESA A KEEBLE J/T                          1,000               1,000             0.008%
DAMON ALAN KEEBLE CUSTODIAL ACCOUNT                              100                 100              0.001%
DERIK KEEBLE CUSTODIAL ACCOUNT                                   100                 100              0.001%
JANELLE SHAWN KEEBLE CUSTODIAL ACCOUNT                           100                 100              0.001%
RYAN EUGENE KEEBLE CUSTODIAL ACCOUNT                             100                 100              0.001%
RANDALL S KEEL                                                   100                 100              0.001%
DAVID G KEILLY & CAROL R KIELLY J/T                              100                 100              0.001%
LANCE KELLER & HEANNE HENRY J/T                                  100                 100              0.001%
KENT KELSEY & SARA KELSEY J/T                                    100                 100              0.001%
DOUG M KENNEDY                                                   200                 200              0.002%
ROBERT I KENNEDY & BEVERLY R KENNEDY J/T                         100                 100              0.001%
MARK A KERPER                                                    200                 200              0.002%
GEAROLD KIELLY                                                   200                 200              0.002%
ARTHUR KING & BONNIE KING J/T                                    200                 200              0.002%
VICKI RAE KING & BRUCE ALAN KING J/T                             200                 200              0.002%
CHARLES KINGERY & REBECCA KINGERY J/T                            200                 200              0.002%
KINNETZ INC                                                      200                 200              0.002%
RYAN D KIPP                                                     1,000               1,000             0.008%
KEITH B KIRBY                                                    400                 400              0.003%
KEUEE C KIRSHENBAUM & JEAN M KERSHENBAUM J/T                     100                 100              0.001%
KENT D KIRSTEIN                                                  100                 100              0.001%
TOBY KLAUENBERG & JENNIFER KLAUENBERG J/T                       2,000               2,000             0.016%
JADON KLAVER                                                     300                 300              0.002%
BRYCE L KLAVER & MARY E KLAVER J/T                               100                 100              0.001%


                                                      IB-21





BRYCE KLAVER & MARY KLAVER & JUSTIN KLAVER J/T                   150                 150              0.001%
REX R KLEEMEIER & CHARLOTTE J KLEEMEIER J/T                      100                 100              0.001%
RALPH  L KLEIN                                                   200                 200              0.002%
JOHN D KLEMM & VIRGINIA C KLEMM J/T                             1,500               1,500             0.012%
ANN KLEVER                                                       100                 100              0.001%
KENNY KLOCKE                                                     100                 100              0.001%
DOUGLAS KLOCKE & PAULA KLOCKE J/T                                100                 100              0.001%
DENNIS KLOKE & JOYCE KLOKE J/T                                   200                 200              0.002%
HOWARD E KLOPPING                                                100                 100              0.001%
VERNON KLOSTERBOER & ESTHER KLOSTERBOER J/T                      100                 100              0.001%
F DUANE KLUTE                                                    100                 100              0.001%
LARRY E KLYN & DONNA C KLYN J/T                                  300                 300              0.002%
TIMOTHY J KNAAK & PATRICIA K KNAAK J/T                           300                 300              0.002%
DONALD L KNAPP & HEATHER L KNAPP J/T                             100                 100              0.001%
NORMAN KNEIP                                                     500                 500              0.004%
DAVID W KNIGHT                                                   100                 100              0.001%
GLENNA J KNIGHT                                                  200                 200              0.002%
RANDY KNIPFEL & JEAN KNIPFEL J/T                                 200                 200              0.002%
WILLIAM T KNOLL                                                  300                 300              0.002%
GARY D KNOLL & CHRISTINE K KNOLL J/T                             200                 200              0.002%
RHETT S KNOLL & CHRISTINE K KNOLL J/T                            368                 368              0.003%
GREGORY KNOP & CAROLYN KNOP J/T                                  100                 100              0.001%
MARY KNUTSON & ISAAC KNUTSON J/T                                  50                  50              0.000%
MARY KNUTSON & LINDSAY KNUTSON J/T                                50                  50              0.000%
ROGER KNUTSON & MARY KNUTSON J/T                                  50                  50              0.000%
MARY KNUTSON & ZACHARY KNUTSON J/T                                50                  50              0.000%
SVEND V KOCH & ELIN M KOCH J/T                                   100                 100              0.001%
MICHAEL A KOCK                                                   100                 100              0.001%
ALAN GEORGE KOCKLER                                              300                 300              0.002%
MAX A KOEBEL JR & LINDA D KOEBEL J/T                             100                 100              0.001%
ROBERT F KOERNER                                                 200                 200              0.002%
DARROL W KOHAGEN                                                 100                 100              0.001%
GARY L KOLBE                                                     100                 100              0.001%
BRIAN D KONVALINKA                                               100                 100              0.001%
DARRELL D KOOZER & JANET C KOOZER J/T                            100                 100              0.001%
KEITH KOPACK                                                     100                 100              0.001%
C E PETE & PATRICIA L KOPPIN TR C E PETE & PATRICIA L            100                 100              0.001%
KOPPIN TR
DENNIS KORSMO & DEBORAH R KORSMO J/T                             200                 200              0.002%
JEFFERY S KORTH & TAMARA S KORTH J/T                             100                 100              0.001%
DUANE KOSS & DIANE ZEDRICK J/T                                   100                 100              0.001%
GREGG KOSS & JACKIE SCHWARTZ J/T                                 100                 100              0.001%
BELEN KRABBE                                                     200                 200              0.002%
TIMOTHY J KRAL                                                   400                 400              0.003%
DAVID KRAMER & THERESA KRAMER J/T                                200                 200              0.002%
SCOTT KRAMME & DELILAH KRAMME J/T                                100                 100              0.001%
JEREMY D KRANTZ                                                  100                 100              0.001%
GREGORY D KRAUS & KATHERINE M KRAUS J/T                          200                 200              0.002%
ALBERT KRAUSE                                                     80                  80              0.001%


                                                      IB-22





KENTON S KREAGER & ANNE C KREAGER J/T                            300                 300              0.002%
REBECCA H KREMER & GERALD J KREMER J/T                           200                 200              0.002%
NANCY SUE KREZELOK                                                50                  50              0.000%
VICKI KRISTAN                                                    100                 100              0.001%
PATRICIA J KRUEGER & ROBERT J KRUEGER J/T                       1,000               1,000             0.008%
MARLENE J KRUGER & RODGER G KRUGER J/T                           200                 200              0.002%
JAMES O KRUSE                                                    200                 200              0.002%
KATHRYN A KRUSE                                                  100                 100              0.001%
ERNEST KRUSE & EILEEN KRUSE J/T                                  100                 100              0.001%
ALAN E KRUSZKA & CANDICE L KRUSZKA J/T                           700                 700              0.006%
ROBERT C KUEERA                                                  100                 100              0.001%
FAY KUHFUS & MRYANN KUHFUS J/T                                   200                 200              0.002%
JON KUHFUS & PAULA KUHFUS J/T                                    200                 200              0.002%
MICHAEL E KUKRAL                                                1,000               1,000             0.008%
ILENE KUMROW                                                     100                 100              0.001%
LEROY J KUNZ & BETTY L KUNZ J/T                                 1,000               1,000             0.008%
KENT KUNZE & JULIE KUNZE J/T                                     500                 500              0.004%
GEORGE JOSEPH LAKTASH & JOLETA JEAN LAKTASH J/T                  500                 500              0.004%
VALERIE L LAMASTERS                                              200                 200              0.002%
LUCY B LAMB                                                      200                 200              0.002%
MICHELLE LAMBERT & DANIEL LAMBERT J/T                            100                 100              0.001%
N. MICHAEL LANDAUER                                              100                 100              0.001%
ALAN L LANDER & DONNA R LANDER J/T                               100                 100              0.001%
CHARLES D LANE & BETH A LANE J/T                                 150                 150              0.001%
DENNIS LANGE                                                     500                 500              0.004%
LARRY L LANGE & COLLEEN S LANGE J/T                              400                 400              0.003%
WILLIAM KEITH LANGTON & SANDRA LEE LANGTON J/T                   200                 200              0.002%
ROGER LANMAN                                                     100                 100              0.001%
KERMIT M LARSEN                                                  100                 100              0.001%
LUKE E LARSEN                                                    600                 600              0.005%
JOSEPH LARSEN & IRIS LARSEN J/T                                  100                 100              0.001%
WAYNE A LARSEN & JANA L LARSEN J/T                                50                  50              0.000%
JEROL M LARSEN & JOANN LARSEN J/T                                100                 100              0.001%
BRIAN W LARSEN & SALLY J LARSEN J/T                               50                  50              0.000%
ELIZABETH F LARSON                                               600                 600              0.005%
ELIZABETH JEANNE LARSON                                          400                 400              0.003%
LYNETTE LARSON                                                   100                 100              0.001%
MAX H LARSON                                                     100                 100              0.001%
MAX H LARSON & LOIS B LARSON J/T                                 200                 200              0.002%
DALLAS C LARSON & PAMELA J LARSON J/T                           1,000               1,000             0.008%
LYLE R LAUGHERY & CAROL A LAUGHERY J/T                          1,000               1,000             0.008%
CAROL A LAWRENCE & LAWRENCE M LAWRENCE J/T                       300                 300              0.002%
EDNA F LEE                                                       200                 200              0.002%
LAURIE ANN LEE                                                   100                 100              0.001%
REX A LEE & JUSTINE S LEE J/T                                    100                 100              0.001%
BARRY J LEFSTAD                                                  100                 100              0.001%
PAUL C LEHMAN & ROSEANN M LEHMAN J/T                             200                 200              0.002%
CHARLES E LEINENBACH                                             100                 100              0.001%


                                                      IB-23





JEFF LEINENBACH                                                  778                 778              0.006%
STAN LENSING & MARLYS LENSING J/T                                200                 200              0.002%
JUANITA LEON                                                     100                 100              0.001%
JERRY LEONARD & VI LEONARD J/T                                   400                 400              0.003%
TERRY L LEPPER                                                   200                 200              0.002%
KEITH R LESS & GWEN K MONTAG J/T                                 400                 400              0.003%
JOHN ANTHONY LETO                                                200                 200              0.002%
LEWCO SECURITIES CORP                                           7,500               7,500             0.061%
JERRY L LEWIS & RAMONA M LEWIS J/T                               200                 200              0.002%
LLOYD LIGGETT & JANICE LIGGETT J/T                               200                 200              0.002%
COLLEEN LIMING & DELBERT M LIMING J/T                            600                 600              0.005%
RICHARD W LINDAHL & RITA J LINDAHL J/T                           100                 100              0.001%
CONNIE J LINETTE                                                 200                 200              0.002%
JOSHUA LINETTE                                                   200                 200              0.002%
MEL LINETTE                                                     1,000               1,000             0.008%
ZONA LINT                                                         20                  20              0.000%
LITTLE FORT INC                                                  500                 500              0.004%
RODNEY A LIVINGS & IONA N LIVINGS J/T                           1,000               1,000             0.008%
JOHN HUGH LIVINGSTON                                             400                 400              0.003%
WILLIAM REX LIVINGSTON & BONNIE JEAN LIVINGSTON J/T             10,000              10,000            0.082%
HOPE M LLOYD & JOSEPH W LLOYD J/T                                214                 214              0.002%
CHARLES LOBIANCO REVOCABLE TRUST DATED 35731                     100                 100              0.001%
HARRY JOE LOFFLER & NANETTE LOFFLER J/T                          100                 100              0.001%
LILLIAN L LONERGAN & JAMES E LONERGAN J/T                        600                 600              0.005%
WILLIAM G LONG                                                   100                 100              0.001%
ROBERT A LONG & RUTH ANN R LONG J/T                              100                 100              0.001%
JOE LOONAN JR & SEAN O'ROURKE TIC                                100                 100              0.001%
GEORGE J LORBER                                                  400                 400              0.003%
JIM J LORBER & LEAH H LORBER J/T                                1,000               1,000             0.008%
KEITH  LEE LOUCKS                                                100                 100              0.001%
KENNETH D LOUGHERY                                               200                 200              0.002%
MARY S LOUPEE & DAVID G LOUPEE J/T                               120                 120              0.001%
GREGG A LOVIN                                                    100                 100              0.001%
JOY D LOWE                                                       100                 100              0.001%
JAMES M LOWE & VIRGINIA E BOULTON J/T                            100                 100              0.001%
LOWELL A LUHMAN                                                 3,000               3,000             0.025%
OMA L LUHMAN                                                     300                 300              0.002%
JERRY LUKENSMEYER                                               1,000               1,000             0.008%
DAVID J LUTHRO                                                   100                 100              0.001%
GREG JOHN LUTTENEGGER & ANGELA JOYCE LUTTENEGGER                 200                 200              0.002%
J/T
DENNIS L LUTZ JR                                                 200                 200              0.002%
DENNIS L LUTZ SR & GLENDORIS LUTZ J/T                            200                 200              0.002%
DANA MAAKESTAD                                                   100                 100              0.001%
WENDELL D MAAKESTAD                                              200                 200              0.002%
DUANE F MAAKESTAD & MABEL I MAAKESTAD J/T                        100                 100              0.001%
DALE H MAAKESTAD & MARY MAAKESTAD J/T                            200                 200              0.002%
CRAIG MAASDAM                                                    200                 200              0.002%
HAROLD MABE                                                      200                 200              0.002%


                                                      IB-24





VERONICA R MACKEY & DAVID L MACKEY J/T                           500                 500              0.004%
WENDELL MACOMB                                                   100                 100              0.001%
SHERLIE A MAGARET & BRIAN K MAGARET J/T                          400                 400              0.003%
DON MAGEE & DARCY MAGEE J/T                                      100                 100              0.001%
DENNIS MAGENNIS                                                  200                 200              0.002%
WILLIAM W MAGIE                                                  300                 300              0.002%
DARIN L MAHLOW                                                   400                 400              0.003%
MARK MAHLOW & BONNIE MAHLOW J/T                                  200                 200              0.002%
RICHARD MAHLOW & JANET MAHLOW J/T                                100                 100              0.001%
DONALD D MAHLOW & JUDITH J MAHLOW J/T                            400                 400              0.003%
JOSEPH F MALECHEK                                               2,000               2,000             0.016%
ANN L MALLAMS & STEVE D MALLAMS J/T                              200                 200              0.002%
MICK R MALLOY                                                   1,600               1,600             0.013%
JOHN WILLIAM MANN                                                300                 300              0.002%
CHRISTOPHER D MANN & MICHELLE M MANN J/T                         200                 200              0.002%
JAMES E MANNING & LAVERNE J MANNING J/T                          200                 200              0.002%
JAIMIE L MARCHANT & BRAD L ENGELBY J/T                            5                   5               0.000%
BRADLEY J MARCUS                                                 200                 200              0.002%
SHERLIE A MARGARET & BRIAN K MARGARET J/T                        400                 400              0.003%
ROBERT S MARION  & BONNIE L MARION J/T                           400                 400              0.003%
W JEFF MAROLF                                                    500                 500              0.004%
MARSH COMPANY PC                                                 100                 100              0.001%
LAWRENCE F MARSHALL & DEBRA J MARSHALL J/T                       100                 100              0.001%
LINDA R MARTENS & GEORGE LEE MARTENS J/T                         100                 100              0.001%
BENJAMIN MARTIN                                                  100                 100              0.001%
HAROLD LEWIS MARTIN                                              400                 400              0.003%
RUSSELL JAMES MARTIN & CHENOA MARTIN J/T                         200                 200              0.002%
WAYNE D MARTIN & JOANN M MARTIN J/T                              500                 500              0.004%
DARYL MARTIN & MARIA MARTIN J/T                                  900                 900              0.007%
DOUG MARTIN & SUSAN MARTIN J/T                                  1,000               1,000             0.008%
EMMA JEAN MARTIN REV TR 3/1/94 HAROLD J MARTIN CO TTEE          1,000               1,000             0.008%
RALPH G MASON                                                   1,000               1,000             0.008%
SCOT MASON                                                       100                 100              0.001%
WALLACE A MASON                                                  200                 200              0.002%
RICHARD MASON & MATT MASON J/T                                   200                 200              0.002%
RICHARD E MASON & TERI J MASON J/T                               200                 200              0.002%
WILLIAM M MATTISON & CLAUDIA M MATTISON J/T                      200                 200              0.002%
VANCE MATTISON & MICHELLE MATTISON J/T                           400                 400              0.003%
BRUCE K MAXWELL & DIANE K MAXWELL J/T                            100                 100              0.001%
DARLENE M MC DANIEL                                              500                 500              0.004%
PHILIP M MC LAREN & LANA S MC LAREN J/T                          400                 400              0.003%
ARTHUR A MCBRIDE                                                 400                 400              0.003%
DALE W MCBRIDE                                                   500                 500              0.004%
DAN MCCABE                                                       100                 100              0.001%
MARC MCCARTNEY                                                  1,000               1,000             0.008%
SHAWN MCCARTY & JILL MCCARTY J/T                                 100                 100              0.001%
CHRISTEN LYN MCCLAIN                                             100                 100              0.001%
DAVID MCCLELLAN & CHARLOTTE MCCLELLAN J/T                        100                 100              0.001%


                                                      IB-25





WM HOWARD MCCLENNAN JR DBA HKM & ASSOCIATES                      365                 365              0.003%
ANDY E MCCOMB                                                    500                 500              0.004%
NANCY R MCCULLOUGH & OLIN L SHANE J/T                            100                 100              0.001%
MARY JO MCCURRY & DAVID P MCCURRY J/T                            200                 200              0.002%
DENNIS D MCCURRY & ELAINE R MCCURRY J/T                          200                 200              0.002%
BRUCE E MCDOWELL & LINDA L MCDOWELL J/T                         3,000               3,000             0.025%
DAVID L MCFARLAND                                                200                 200              0.002%
HOMER F MCFARLAND                                                100                 100              0.001%
MARK R MCGUIRE & MELISSA J MCGUIRE J/T                           100                 100              0.001%
TIM MCINTYRE                                                     800                 800              0.007%
JOE MCKEE                                                        200                 200              0.002%
JAMES D MCKINESS & HEATHER JP MCKINESS J/T                       100                 100              0.001%
DOUGLAS E MCKINNEY & JOANN D MCKINNEY J/T                        300                 300              0.002%
DAWN K MCLAUGHLIN                                                100                 100              0.001%
THOMAS E MCMANUS & DIANE K MCMANUS J/T                           400                 400              0.003%
BRENT D MCMANUS & LINDA S MCMANUS J/T                            100                 100              0.001%
GINA  S MCNAIR & EDWARD F MCNAIR J/T                            1,000               1,000             0.008%
THOMAS J MCNAMARA & BEVERLY J MCNAMARA J/T                       400                 400              0.003%
NANCY L MCSTOCKARD & DANNY E MCSTOCKARD J/T                      100                 100              0.001%
RICHARD L MCVEIGH & KATHY A MCVEIGH TENCOM                       200                 200              0.002%
BILL MEEK & JOAN MEEK J/T                                        100                 100              0.001%
THOMAS MEEKIN & SHARON MEEKIN J/T                               2,000               2,000             0.016%
WAYNE MEIER & ROBERTA MEIER J/T                                  600                 600              0.005%
GARY L MEIER JR                                                  400                 400              0.003%
SHARON D MEIKLE                                                  100                 100              0.001%
DENNIS MEINTS & ROBERTA MEINTS J/T                               200                 200              0.002%
JAN M MEIRICK                                                   5,000               5,000             0.041%
RICHARD C MELICK & ANNE M MELICK J/T                             500                 500              0.004%
JOSEPH P MELLON & MARY L MELLON J/T                              100                 100              0.001%
RODNEY DEAN MELTON & JANET L MELTON J/T                          300                 300              0.002%
D CHAD MERCER                                                    100                 100              0.001%
DERALD MERRILL & CONNIE MERRILL J/T                              200                 200              0.002%
JODY L MESCH & CONNIE J MESCH J/T                                200                 200              0.002%
MITCH MESSERLI                                                   400                 400              0.003%
VIVIAN V METTLEN                                                 100                 100              0.001%
ALAN MEYER                                                       600                 600              0.005%
ANNABEL MEYER                                                    200                 200              0.002%
BEVERLY J MEYER                                                   20                  20              0.000%
STEVEN MEYER                                                     400                 400              0.003%
WAYNE MEYER & JANET PETERSON J/T                                1,200               1,200             0.010%
STEVEN D MEYER & SHERI M MEYER J/T                               100                 100              0.001%
MEYERS SHEET METAL WORKS, INC                                    200                 200              0.002%
JOEL E MEZ                                                       500                 500              0.004%
WILMA E MIDDENDORF                                               600                 600              0.005%
RAMONA E MIDDLETON                                               100                 100              0.001%
RON MIKKOLA                                                      100                 100              0.001%
MATTHEW MILLBURN & KIMBERLY MILLBURN J/T                         200                 200              0.002%
LEO A MILLEMAN                                                   100                 100              0.001%


                                                      IB-26





CURT A MILLER                                                    200                 200              0.002%
DANIEL S MILLER                                                  200                 200              0.002%
DANNY P MILLER                                                   100                 100              0.001%
DONALD DUANE MILLER                                              100                 100              0.001%
JOHN E MILLER                                                    200                 200              0.002%
JOYCE E MILLER                                                   200                 200              0.002%
MARY MILLER                                                      100                 100              0.001%
DARWIN G MILLER & JAMES D MILLER J/T                             500                 500              0.004%
MARK D MILLER & JUDY M MILLER J/T                                100                 100              0.001%
MINNIE MILLER & KURT KNAPP J/T                                   100                 100              0.001%
MINNIE MILLER & MARILEE KNAPP J/T                                100                 100              0.001%
RICHARD D MILLER & MARY KAY MILLER J/T                           100                 100              0.001%
LARRY JAMES MILLER & NANCY A MILLER J/T                          100                 100              0.001%
WILLIAM  W MILLER & PAMELA  A MILLER J/T                         100                 100              0.001%
WILLIAM W MILLER & PAMELA A MILLER J/T                           100                 100              0.001%
KENNETH A MILLER & PAULA J MILLER J/T                            200                 200              0.002%
CARROLL MILLER & SANDRA MILLER J/T                               200                 200              0.002%
TONY MILLER & SANDRA MILLER J/T                                  200                 200              0.002%
ROBERT E MILLER & SCOTT R MILLER J/T                             200                 200              0.002%
CHARLES F MILLER III & CAMERON L MILLER J/T                      200                 200              0.002%
CAROL JO MILLIGAN                                                100                 100              0.001%
KARMEN J MILLIGAN                                                200                 200              0.002%
KELLY A MILLIGAN                                                 100                 100              0.001%
LOREN E MILLIGAN                                                 800                 800              0.007%
MATTHEW MILLIGEN                                                 300                 300              0.002%
ROBERT A MILLS                                                   100                 100              0.001%
BRENT MITCHELL                                                   100                 100              0.001%
CHARLES RANDY MITCHELL                                           400                 400              0.003%
JOHN MITCHELL                                                    600                 600              0.005%
JANICE MOE                                                       100                 100              0.001%
GORDON G MOELLER                                                  20                  20              0.000%
LARRY W MOELLER                                                  220                 220              0.002%
RICHARD A MOFFITT                                                300                 300              0.002%
RICHARD A MOFFITT JR & SHERIE L MOFFITT J/T                      400                 400              0.003%
TIMOTHY J MOHR & ANN MARIE MOHR J/T                              800                 800              0.007%
DAVID J MOLNAR & JANA L MOLNAR J/T                               200                 200              0.002%
LAWRENCE A MONACO II & VICKI L MONACO J/T                        200                 200              0.002%
JANET L MOON                                                     100                 100              0.001%
RONALD D MOON & DONNA M MOON J/T                                 400                 400              0.003%
JACK S MOORE                                                    1,400               1,400             0.011%
JURINE BORTON MOORE                                              100                 100              0.001%
LELAND H MOORE                                                   800                 800              0.007%
MICHAEL L MOORE & LAURA L MOORE J/T                              100                 100              0.001%
JURINE BORTON MOORE & MARSHALL RANA NEMER J/T                    100                 100              0.001%
MICHAEL J MOREHOUSE                                              100                 100              0.001%
SPENCER M MOREHOUSE                                              100                 100              0.001%
LEO MORK JR                                                      600                 600              0.005%
PETE J MORRIS                                                    300                 300              0.002%


                                                      IB-27





WALTER F MORRISON                                                400                 400              0.003%
ORAH MORRISON & JAMES MORRISON J/T                               100                 100              0.001%
LYLE E MORSE                                                     200                 200              0.002%
DOUGLAS E MORSE & ANN M MORSE J/T                                100                 100              0.001%
ROBERT MORTON                                                    100                 100              0.001%
ROBERT E MORTON                                                  500                 500              0.004%
MARTY MORTVEDT                                                   100                 100              0.001%
DOUGLAS MOSS & CAROL MOSS J/T                                    300                 300              0.002%
BRIAN H MOUDRY & GLORIA J MOUDRY J/T                             200                 200              0.002%
THOMAS A MOUNSDON                                                500                 500              0.004%
MARCUS A MUELLER                                                 300                 300              0.002%
DONALD A MUFFLEY & KATHLEEN J MUFFLEY J/T                        100                 100              0.001%
THOMAS A MULLEN & LINDA S MULLEN J/T                             100                 100              0.001%
SONYA R MULLEN & RICHARD A KARR J/T                              100                 100              0.001%
SONYA R MULLEN & RICHARD A KARR JR J/T                           100                 100              0.001%
LAVELLE MULLER                                                   500                 500              0.004%
ROBERT V MUMM                                                    400                 400              0.003%
RONALD MURPHEY & CARLENE MURPHY J/T                              100                 100              0.001%
DAVID K MURPHY                                                   200                 200              0.002%
RONALD A MURPHY & CARLENE MURPHY J/T                             100                 100              0.001%
STEPHEN F MURPHY & CAROL A MURPHY J/T                           1,000               1,000             0.008%
GRANT MURPHY & CAROL MURPHY & STEVE F MURPHY J/T                 100                 100              0.001%
WILLIAM L MURRA & VICTORIA L MURRA J/T                           300                 300              0.002%
JAMES L MURRAY & DIANNA L MURRAY J/T                             300                 300              0.002%
LARRY J MURRAY & SANDRA R MURRAY J/T                             100                 100              0.001%
M ELAINE MUSSELMAN & GENE A MUSSELMAN J/T                        200                 200              0.002%
MUTUAL INTEREST GROUP                                            100                 100              0.001%
LACY L MYLES & DOROTHY F MYLES J/T                               400                 400              0.003%
JAMES W NACHAZEL                                                 200                 200              0.002%
JEFF NACHAZEL                                                    400                 400              0.003%
LADDIE J NACHAZEL FAMILY LIVING TRUST U/A 35738                 1,000               1,000             0.008%
LANCE NATH                                                       600                 600              0.005%
JOHN C NAYLOR & DANYELLE JIRSA-NAYLOR TIC                        200                 200              0.002%
RONALD D NAYLOR & LENA F NAYLOR J/T                              200                 200              0.002%
NATHAN C NEALSON                                                 100                 100              0.001%
ALAN NEBOLA & ANGELA NEBOLA J/T                                  100                 100              0.001%
NORMAN C NEDERHOFF & MARY M NEDERHOFF J/T                        400                 400              0.003%
ROLAND L NEIGHBOR & LINDA S NEIGHBOR J/T                         400                 400              0.003%
JAMES L NELEMAN                                                  200                 200              0.002%
JAMES SCOTT NELSON                                               200                 200              0.002%
MICHAEL J NELSON & MARY E NELSON J/T                             200                 200              0.002%
JAMES W NELSON & MAXINE M NELSON J/T                             200                 200              0.002%
GENTRY L NEPPER                                                  200                 200              0.002%
ROGER NERLAND & DEB NERLAND J/T                                  100                 100              0.001%
JULIE A NESHEIM                                                  200                 200              0.002%
MYRON J NESS                                                    2,000               2,000             0.016%
MARVIN NESS & KATHY NESS J/T                                    3,000               3,000             0.025%
DELMAR D NESSA & JANET NESSA J/T                                 200                 200              0.002%


                                                      IB-28





DON NETTLETON                                                    600                 600              0.005%
RONALD C NEUERBURG & MARILYN F NEUERBURG J/T                     200                 200              0.002%
JOSEPH E NEUMANN & SUE A NEUMANN J/T                             200                 200              0.002%
MICHAEL NEWHALL & KARENA NEWHALL J/T                             100                 100              0.001%
COLETTE NEWHALL & LONNIE NEWHALL J/T                             300                 300              0.002%
RICHARD W NEWHALL & SUSAN E NEWHALL J/T                          200                 200              0.002%
STEVE M NEWTON & KRISTIN M NEWTON J/T                            100                 100              0.001%
CALVIN K NEYMEYER & BARBARA A NEYMEYER J/T                       100                 100              0.001%
DONOVAN NIBE & REBECCA NIBE J/T                                  150                 150              0.001%
BRENDA K NICHOLS & ANGELA R DETERS J/T                           100                 100              0.001%
DONNA J NICHOLSON & DANIEL H NICHOLSON J/T                       200                 200              0.002%
GEORGE T NICKOLAS                                                500                 500              0.004%
STEVEN H NICOLL & JONI L NICOLL J/T                              100                 100              0.001%
ALLAN J NIE & TERI L NIE J/T                                     400                 400              0.003%
WILLIAM NIELS HAGEY & DENA P HAGEY J/T                           100                 100              0.001%
JOHN W NIESEN & DORIS J NIESEN TR                                100                 100              0.001%
RICO J NIZZI ROTH IRA                                            100                 100              0.001%
ROLLAND NOITE                                                    100                 100              0.001%
SCOTT D NOLL                                                     800                 800              0.007%
CAROL NORDBERG                                                   100                 100              0.001%
PATRICK M NORDHOFF                                              1,000               1,000             0.008%
GARY S NOVAK                                                    3,000               3,000             0.025%
BRYAN T NOWLIN & M TABEN NOWLIN J/T                              100                 100              0.001%
NSF INVESTMENTS                                                  100                 100              0.001%
DAVID D NUGENT & PAULA L NUGENT J/T                              200                 200              0.002%
NYBERG ELECTRIC SERVICE, INC.                                    400                 400              0.003%
LEONARD NYCE & BONNALYN NYCE J/T                                 100                 100              0.001%
DOUGLAS OAKE & CHERYL OAKE J/T                                   100                 100              0.001%
REVA L OAKES & JAMES A OAKES J/T                                 100                 100              0.001%
ERIC R OAKLEY & JONATHON A  OAKLEY J/T                           100                 100              0.001%
REVA L OAKS & JIM A OAKS J/T                                     200                 200              0.002%
RANDOLPH F OBRANOVIC & ROBIN I OBRANOVIC J/T                     200                 200              0.002%
LELAND G ODOM & SHARON K GROSS J/T                               100                 100              0.001%
MYRON OKKEN                                                      200                 200              0.002%
MARILEE OLDORF                                                   100                 100              0.001%
NATHAN M OLDORF                                                  100                 100              0.001%
WILLIAM ARTHUR OLESEN & MELANY KAY OLESEN J/T                    100                 100              0.001%
LONNIE OLLENDIECK & MINDY OLLENDIECK J/T                         100                 100              0.001%
CAROLE E OLSON                                                   200                 200              0.002%
DEAN OLSON                                                       100                 100              0.001%
GEORGE A OLSON                                                   100                 100              0.001%
KEVIN OLSON                                                      200                 200              0.002%
MARTIN D OLSON                                                   300                 300              0.002%
MICHAEL PAUL OLSON                                               200                 200              0.002%
ORVILLE OLSON & SUZETTE OLSON J/T                                100                 100              0.001%
KEVIN J O'ROURKE                                                 300                 300              0.002%
LARRY D ORSER & JULIA J ORSER REV LIV TR                         400                 400              0.003%
MICHAEL JAMES OSBORN                                             100                 100              0.001%


                                                      IB-29





FLORANCE OSTHUS                                                  200                 200              0.002%
SHARON OSTHUS                                                    100                 100              0.001%
JANICE A OSTHUS-KAPLAN                                           100                 100              0.001%
JASON OSTREM                                                     100                 100              0.001%
RICHARD D OSTREM & NANCY J OSTREM J/T                            100                 100              0.001%
JOSHUA G OTTEN                                                   100                 100              0.001%
MICHAEL D OWEN                                                   600                 600              0.005%
P & P  HOMES- DEAN POTTEBAUM  RANDY PAULSEN - PAR                200                 200              0.002%
VIRGINIA R PADOVAN                                               100                 100              0.001%
DIANE K PAGLIA                                                   200                 200              0.002%
FRANK PAGLIA & DARLENE PAGLIA J/T                                100                 100              0.001%
NORMAN L PANZI                                                   100                 100              0.001%
JASON PARCHER & KAREN PARCHER J/T                                100                 100              0.001%
GARY D PARISHO                                                   400                 400              0.003%
CHRISTOPHER H PARKER                                             100                 100              0.001%
NEIL PARMENTER & TERESA PARMENTER J/T                            200                 200              0.002%
RAJESH PATEL & HEMLATA PATEL J/T                                 200                 200              0.002%
RAJESH A PATEL & HEMLATA PATEL J/T                               200                 200              0.002%
DAVID W PATTEN                                                   200                 200              0.002%
JAMES R PATTEN & CHERYL A PATTEN J/T                             200                 200              0.002%
ANN L PATTERSON                                                  100                 100              0.001%
STEVEN R PATTERSON & KELLY J PATTERSON J/T                       500                 500              0.004%
ANDREW PATZ                                                      100                 100              0.001%
BRIAN PATZ                                                       100                 100              0.001%
GARY WAYNE PAUL                                                 1,000               1,000             0.008%
HARVEY PAULL                                                    1,200               1,200             0.010%
BRIAN T PAULSEN                                                  200                 200              0.002%
ROBERT A PAULSEN                                                 500                 500              0.004%
NICK PEARSON                                                     100                 100              0.001%
RON PEDERSEN & LORI PEDERSEN J/T                                 600                 600              0.005%
CHARLENE KAY PEDERSON                                            100                 100              0.001%
BENJAMIN J PEGRAM & KARLA K PEGRAM J/T                           400                 400              0.003%
DAVID J PEITZMAN                                                 400                 400              0.003%
RONALD D PENN                                                    200                 200              0.002%
MARY ANN PENNY                                                   100                 100              0.001%
BRADLEY C PERKINS                                                200                 200              0.002%
BENJAMIN E PERKINS & ALTA D PERKINS J/T                          500                 500              0.004%
DAVID M PERKINS & WILMA A PERKIN J/T                             200                 200              0.002%
MICHAEL D PERRY                                                  100                 100              0.001%
ALLEN PERSON & BECKY PERSON J/T                                  100                 100              0.001%
JOHN PETERS & CHARLOTTE PETERS J/T                                50                  50              0.000%
LARRY R PETERSEN                                                  20                  20              0.000%
DANIEL J PETERSEN & SHANNON R RAMSEY PETERSEN J/T                100                 100              0.001%
DANIEL SCOTT PETERSON                                            400                 400              0.003%
DOUGLAS A PETERSON                                               100                 100              0.001%
KAREN K PETERSON                                                 100                 100              0.001%
SONDRA M PETERSON                                                200                 200              0.002%
CARYE PETERSON & MARIANN PETERSON J/T                            500                 500              0.004%


                                                      IB-30





STEVEN K PETERSON & MARY A PETERSON J/T                          300                 300              0.002%
DAVID PHELPS                                                     200                 200              0.002%
EUGENE PHELPS                                                    200                 200              0.002%
MARK PHELPS                                                      200                 200              0.002%
TERRY PHELPS & PENNY PHELPS J/T                                  200                 200              0.002%
JOHN W PHILBROOK                                                 200                 200              0.002%
GROVER J PHILLIPS & EMMA L PHILLIPS J/T                          100                 100              0.001%
VAUGHN PHILLIPS & RACHEL ELLER J/T                               100                 100              0.001%
WALTER RUSSELL PHILLIPS TR WALTER RUSSELL PHILLIPS TR            100                 100              0.001%
LARRY PHIPPS & DEAN SHARP PARTNERSHIP                            200                 200              0.002%
JOSEPH B PICKARD & DEBBIE L PICKARD J/T                          100                 100              0.001%
KATHIE PICKARD & ZACHARY PICKARD J/T                             150                 150              0.001%
ROBERT PIERCE & INGRID PIERCE J/T                                200                 200              0.002%
RANDALL E PIERSON & TONYA PIERSON J/T                            200                 200              0.002%
KEVIN PIETERS & SOLENE PIETERS J/T                               200                 200              0.002%
DOUGLAS T PINE & JANET M PINE J/T                                400                 400              0.003%
PAUL L PINNEY                                                    100                 100              0.001%
CARL PITTS & CLETA PITTS J/T                                     500                 500              0.004%
LE ROY PITTS & MARIE THERESE PITTS J/T                           800                 800              0.007%
JOSEPH PITTS & PEGGY PITTS J/T                                   100                 100              0.001%
JEFF PITTS & SHARON PITTS J/T                                   1,000               1,000             0.008%
MICHAEL N PLASIER                                                100                 100              0.001%
TIM L PLATE                                                      100                 100              0.001%
PLAZA RV INC                                                     400                 400              0.003%
SCOTT POCHOBRADSKY                                               100                 100              0.001%
TERRY L POLEY                                                    700                 700              0.006%
DONALD S POLK & ANGELA F POLK J/T                               3,000               3,000             0.025%
POMEROY RENTAL LLC                                               100                 100              0.001%
DEVERE C PONTENBERG & NORMA PONTENBERG J/T                       200                 200              0.002%
VICKI J PORTER                                                    20                  20              0.000%
RICHARD J PORTER & JOLENE M PORTER J/T                           200                 200              0.002%
LARRY J PORTER & LINDA KAY PORTER J/T                            500                 500              0.004%
RICHARD J PORTER & MICHAEL R PORTER J/T                          100                 100              0.001%
RICHARD J PORTER & SARAH M PORTER J/T                            100                 100              0.001%
HOWARD R POTTEBAUM & DORIS M POTTEBAUM J/T                       100                 100              0.001%
DEAN POTTEBAUM & ROXANNE POTTEBAUM J/T                           100                 100              0.001%
ROGER E POTTS & KENNETH E POTTS J/T                              400                 400              0.003%
DONALD L POWERS & KATHERINE M POWERS J/T                         100                 100              0.001%
PRAIRIE REAL ESTATE LC                                          1,000               1,000             0.008%
PAULINE E PRALL TR PRALL FAM TR UAD 1-11-94 FBO AMY E             25                  25              0.000%
PRALL
PAULINE PRALL TR PRALL FAM TR UAD 1-11-94 FBO DOUGLAS G           25                  25              0.000%
PRALL
PAULINE E PRALL TR PRALL FAM TR UAD 1-11-94 FBO JASON D           25                  25              0.000%
PRALL
PAULINE E PRALL TR PRALL FAM TR UAD 1-11-94 FBO MICHAEL           25                  25              0.000%
T PRALL
PAULINE E PRALL TR PRALL FAM TR UAD 1-11-94 FBO REBECCA           25                  25              0.000%
S SCHAEFFER
PAULINE E PRALL TR PRALL FAM TR UAD 1-11-94 FBO STACIE R          25                  25              0.000%
PRALL


                                                      IB-31





PAULINE E PRALL TR PRALL FAMILY TR UAD 1/11/94                   450                 450              0.004%
BRADLEY T PRESTON                                                100                 100              0.001%
JERRY F PRICE                                                    200                 200              0.002%
JERRY W PRICE & SONDRA IRENE PRICE J/T                           200                 200              0.002%
ANTHONY D PULS & MARGARET E PULS J/T                             200                 200              0.002%
JACK PUMPHREY & BETTY PUMPHREY J/T                               100                 100              0.001%
HAROLD PUTNEY & GLORIA PUTNEY J/T                                200                 200              0.002%
GENE QUANDT & KATHY QUANDT J/T                                  1,000               1,000             0.008%
PHILLIP QUANDT & SUSAN QUANDT J/T                                100                 100              0.001%
SHERI QUASDORF                                                   200                 200              0.002%
ROGER JOHN QUINT                                                 300                 300              0.002%
GARY E QUIRK & JANIS M QUIRK J/T                                 200                 200              0.002%
RADCLIFFE INVESTMENT CLUB % WILBUR MOLENDORP                     500                 500              0.004%
RADCLIFFE ST JOHNS METHODIST CHURCH                              400                 400              0.003%
LYNN R RAHFELDT & JEAN M RAHFELDT J/T                            500                 500              0.004%
LESLIE R RAISCH                                                  200                 200              0.002%
FRANK M RAMEY & EDNA EILEEN RAMEY J/T                            800                 800              0.007%
MEINARD RAMEYER                                                  100                 100              0.001%
JAMES F RAMLER & LINDA M RAMLER J/T                              200                 200              0.002%
TIMOTHY W RANCH & CATHEY L RANCH J/T                            1,000               1,000             0.008%
JAMES Z RANSOM & TRESA RANSOM J/T                                400                 400              0.003%
TIM RASKA & RENEA RASKA J/T                                      100                 100              0.001%
FRED S RATHER & HELEN L RATHER J/T                               200                 200              0.002%
LARRY E RAVLIN & JUDITH S RAVLIN J/T                             100                 100              0.001%
ETHEL M REAMES                                                   100                 100              0.001%
LEROY J RECKER & EDNA RECKER J/T                                 200                 200              0.002%
LORRIE J REDDISH & REVA J REDDISH J/T                            100                 100              0.001%
MATTHEW REED & KRISTIN REED J/T                                  100                 100              0.001%
BARTON REINKE & CONNIE REINKE J/T                                100                 100              0.001%
SUSAN E REISER                                                   100                 100              0.001%
IRMA M REISER & ARTHUR REISER J/T                                100                 100              0.001%
MERRITT REISETTER                                                600                 600              0.005%
THOMAS W REISETTER & JANIS F REISETTER J/T                       100                 100              0.001%
JANIS F REISETTER & THOMAS W REISETTER J/T                       100                 100              0.001%
JOHN V REIST                                                     240                 240              0.002%
CHAD A REMMERS                                                   100                 100              0.001%
HAROLD D RENSHAW & BETTY E RENSHAW J/T                           100                 100              0.001%
LINDA L RHOADES                                                  100                 100              0.001%
JEAN M RHODES                                                    100                 100              0.001%
SCOTT RHODES                                                     400                 400              0.003%
NEIL BENJAMIN RICH                                               100                 100              0.001%
TERRY L RICH                                                    1,000               1,000             0.008%
DANIEL L RICHARD & PATRICIA L RICHARD J/T                        200                 200              0.002%
DOUGLAS A RICHTER RENELL S RICHTER J/T                           200                 200              0.002%
JAMES RICKY FLETCHER & SALLY EVA FLETCHER J/T                    100                 100              0.001%
RAYMOND H RIENIETS & LORNA M RIENIETS J/T                        200                 200              0.002%
JASON RIENKE                                                     100                 100              0.001%
VIRGINIA ZOE RIERSON                                             200                 200              0.002%


                                                      IB-32





LINDA D RIES                                                     200                 200              0.002%
JOHN RIGGINS & LUCY RIGGINS J/T                                  500                 500              0.004%
DAVID R RIGGINS & VELMA E RIGGINS J/T                            400                 400              0.003%
DAVID RIGGINS & VELMA RIGGINS J/T                                800                 800              0.007%
ROBERT E RIGGLE                                                  100                 100              0.001%
JIM RIGGS & SUE RIGGS J/T                                        100                 100              0.001%
JAMES E RILEY & DEANNA D RILEY J/T                              1,000               1,000             0.008%
CAPTAIN RICHARD RILEY USN (RET)                                 1,000               1,000             0.008%
DR NORMAN K RINDERKNECHT                                         250                 250              0.002%
STEVE RINGGENBERG & LINDA RIGGENBERG J/T                         200                 200              0.002%
DUANE RINNAN                                                     100                 100              0.001%
JOANN A RJEDELL                                                   20                  20              0.000%
NANATE DORN ROBBINS                                              100                 100              0.001%
ALBERT LEE ROBERTS                                               200                 200              0.002%
CHRIS JAY ROBERTS                                                400                 400              0.003%
CHRISTINA ROBERTS                                                200                 200              0.002%
HAROLD L ROBERTS                                                 100                 100              0.001%
REGINALD D ROBERTS                                               300                 300              0.002%
RONALD L ROBERTS & YVONNE M ROBERTS J/T                         3,200               3,200             0.026%
ALETHEA ROBINETTE                                                 60                  60              0.000%
DAVID J ROBINETTE                                                100                 100              0.001%
MICHAEL G ROBINETTE                                               50                  50              0.000%
RANDALL K ROCKHILL                                               100                 100              0.001%
KENNY ROEDER                                                     100                 100              0.001%
TODD ROELFS & DEE ROELFS J/T                                      60                  60              0.000%
MICHAEL J ROETHLER                                                20                  20              0.000%
LORI A ROGERS                                                   1,000               1,000             0.008%
MICHAEL C ROGERS & KELLI ROGERS J/T                              100                 100              0.001%
ROBERT ROHLENA                                                   500                 500              0.004%
GARY EUGENE ROLL                                                 200                 200              0.002%
FRANK J ROMAN & PAUL F ROMAN J/T                                1,000               1,000             0.008%
JOSEPH W ROMAN SR & FRANK JL ROMAN J/T                           100                 100              0.001%
RANDALL A ROMENS & THERESA G ROMENS J/T                          200                 200              0.002%
DAVID A ROOZEBOOM                                                100                 100              0.001%
JENNIFER R ROOZEBOOM                                             100                 100              0.001%
SIDNEY H ROSKENS                                                 200                 200              0.002%
STEVEN ROSKENS                                                   200                 200              0.002%
DELBERT ROSS                                                     200                 200              0.002%
TONY WILLIAM ROSS                                                200                 200              0.002%
ALVIN ROTTINGHAUS                                                100                 100              0.001%
ROBERT ROTTINGHAUS & DORIS ROTTINGHAUS J/T                       400                 400              0.003%
KEITH ROTTINGHAUS & JANE ROTTINGHAUS J/T                         600                 600              0.005%
CHARLES A ROTTINGHAUS & RHONDA L ROTTINGHAUS J/T                1,800               1,800             0.015%
LAWRENCE ROUW & DONNA F ROUW J/T                                1,000               1,000             0.008%
LEROY G ROUW & KAREN K ROUW J/T                                  100                 100              0.001%
MELVIN HARTMAN ROZELLA HARTMAN FAMILY TRUST                      100                 100              0.001%
ROXY C RUBENDALL                                                  20                  20              0.000%
ALLEN RUDY & MARGARET RUDY J/T                                   200                 200              0.002%


                                                      IB-33





WILLIAM E RUHS & NANCY A RUHS J/T                                300                 300              0.002%
STEPHEN D RUNNER                                                1,000               1,000             0.008%
ROBERT D RUNYON                                                 3,000               3,000             0.025%
DELORES J RUS & CHARLES L RUS ROTH IRA                           400                 400              0.003%
ROBERT H RUSER & SHIRLEY A RUSER J/T                             200                 200              0.002%
KEVIN RYAN                                                       100                 100              0.001%
MICHAEL L RYAN & TIMOTHY M RYAN J/T                              100                 100              0.001%
HELEN M SAGAR & JOHN L SAGAR J/T                                 200                 200              0.002%
SCOTT A SAGE                                                     600                 600              0.005%
DOUGLAS H SAGE & KAY J SAGE J/T                                 2,000               2,000             0.016%
MIKE SALZMAN                                                     400                 400              0.003%
DAVID R SANDAHL                                                  620                 620              0.005%
RON L SANDKAMP & CAROLYN PHILLIPS-SANDKAMP J/T                   300                 300              0.002%
LINDA L SAWIN                                                    100                 100              0.001%
STEVEN C SAXTON                                                  200                 200              0.002%
SEAN SAXTON & BETH SAXTON J/T                                    200                 200              0.002%
SCENIC CITY STOCKING STUFFERS                                    200                 200              0.002%
GARY R SCHAEFER                                                  200                 200              0.002%
LAURIE SCHAFER & CHRIS SCHAFER J/T                               100                 100              0.001%
VIRGIL DEAN SCHEFFERT & JANICE K SCHEFFERT J/T                  4,000               4,000             0.033%
JAMES SCHEMMEL & KAREN SCHEMMEL J/T                              200                 200              0.002%
IRVIN SCHICK                                                     100                 100              0.001%
DANIEL SCHIRM                                                    100                 100              0.001%
DANIEL JAY SCHIRM                                                200                 200              0.002%
DOUGLAS P SCHLADER                                               200                 200              0.002%
JOHN E SCHLEMMER & DONNA L SCHLEMMER J/T                         500                 500              0.004%
JEFFREY L SCHLEMMER & KRIS R SCHLEMMER J/T                       200                 200              0.002%
LLOYD SCHLUMBOHM & SANDY SCHLUMBOHM J/T                          200                 200              0.002%
RAYMOND SCHMIDT & JEAN SCHMIDT J/T                               100                 100              0.001%
DAVID A SCHMITT                                                  200                 200              0.002%
LELAND M SCHMITZ                                                 500                 500              0.004%
LOUIS W SCHMITZ                                                 1,000               1,000             0.008%
JACK R SCHMOLL & BARBARA L SCHMOLL J/T                           200                 200              0.002%
KEVIN L SCHNARR                                                 1,800               1,800             0.015%
RONALD A SCHNECK & CAROL J SCHNECK J/T                           500                 500              0.004%
NANCY SCHNEIDER & RICHARD SCHNEIDER J/T                          100                 100              0.001%
MICHELE M SCHNOES & BRIAN L SCHNOES J/T                          100                 100              0.001%
STEVE D SCHNORMEIER                                              200                 200              0.002%
MELVIN SCHOEPPNER                                                100                 100              0.001%
MELVIN SCHOEPTNER                                                100                 100              0.001%
DAWN SCHOPPE                                                     300                 300              0.002%
MARILYNN K SCHOPPE & DARYL A SCHOPPE J/T                        1,400               1,400             0.011%
DANA SCHOPPE & MARILYNN & DARYL SCHOPPE J/T                      100                 100              0.001%
GARY A SCHREIBER & BARBARA A SCHREIBER J/T                       200                 200              0.002%
KEVIN SCHROCK                                                    400                 400              0.003%
NANCY SCHROCK                                                    300                 300              0.002%
TIMOTHY DANIEL SCHROCK                                           400                 400              0.003%
M ROBERT SCHRODER                                                100                 100              0.001%


                                                      IB-34





CLEM SCHROEDER                                                  1,473               1,473             0.012%
DON W SCHROEDER                                                  100                 100              0.001%
CLEM SCHROEDER & DEBBI HARGADON J/T                              601                 601              0.005%
DENNIS L SCHROEDER & JEANETTE A HARTUNG-SCHROEDER                100                 100              0.001%
MARILYN J SCHRUM                                                 100                 100              0.001%
RONALD C SCHUELLER & DORIS D SCHUELLER J/T                       100                 100              0.001%
GRANT WYATT SCHULTZ                                              200                 200              0.002%
WAYNE M SCHULTZ & BETTY J SCHULTZ                                100                 100              0.001%
WAYNE M SCHULTZ & BETTY J SCHULTZ J/T                            100                 100              0.001%
DAKIN S SCHULTZ & CURTH SCHULTZ J/T                              100                 100              0.001%
DENTON E SCHULTZ & JOAN L SCHULTZ J/T                           1,600               1,600             0.013%
LEON SCHWARTZ & SHARON SCHWARTZ J/T                              100                 100              0.001%
VICTOR F SCHWEER                                                 200                 200              0.002%
JOHN J SCIESZINSKI & BRENDRA L SCIESZINSKI J/T                   100                 100              0.001%
ALICE A SCOTT                                                    200                 200              0.002%
RANDY J SCOTT                                                    200                 200              0.002%
JEFFREY ALAN SCOTT & KIMBERLY ANN SCOTT J/T                      100                 100              0.001%
RONY C SEARS & SUSAN R SEARS J/T                                 500                 500              0.004%
LARRY SEBETKA & KAY SEBETKA J/T                                  240                 240              0.002%
KENNETH H SEEMANN & JULIE D SEEMANN J/T                          200                 200              0.002%
MARK D SEIVERT & MELISSA A SEIVERT J/T                           100                 100              0.001%
BETTY N SERAN                                                    700                 700              0.006%
WILLIAM B SEVENBERGEN JR & SUZANNE L SEVENBERGEN J/T             200                 200              0.002%
JOANN M SEVERIN & JOHN F SEVERIN J/T                             400                 400              0.003%
JEFFREY H SEVERSEIKE & LISA M SEVERSEIKE J/T                     400                 400              0.003%
SEVERSEIKE TRUCKING                                              400                 400              0.003%
JAMES R SEVERSON & CHERYL K SEVERSON J/T                         300                 300              0.002%
STAN SEVERSON & ROXANN DITTME J/T                                300                 300              0.002%
STAN SEVERSON & ROXANN DITTMER J/T                               700                 700              0.006%
LYLE G SEYDEL                                                    500                 500              0.004%
DALE A SHAFER & DEBORAH A SHAFER J/T                             100                 100              0.001%
KENNETH A SHANDRI & BARBARA P SHANDRI J/T                        600                 600              0.005%
OLIN L SHANE & KATHERINE J SHANE J/T                             100                 100              0.001%
KIMBERLY J SHARAN                                                100                 100              0.001%
LINCOLN SHARAR                                                   500                 500              0.004%
DOUGLAS GLEN SHEELEY & NEDRA SUE SHEELEY J/T                     100                 100              0.001%
RONALD D SHELLEY & MARLENE A SHELLEY J/T                         400                 400              0.003%
BILLIE SHELTON                                                   100                 100              0.001%
HELEN L SHELTON                                                  100                 100              0.001%
DAVID D SHEPARD & TRUDY M SHEPARD J/T                            200                 200              0.002%
JERRY SHINN                                                      200                 200              0.002%
TINDAL SHOLTZ & LEE ANN SHOLTZ J/T                               100                 100              0.001%
CHARLES M SHORE & RUTH M SHORE J/T                               100                 100              0.001%
RPBERT LEON SHOUP & MARGARET HELEN SHOUP J/T                     200                 200              0.002%
JOHN W SHOUP & MARGARET SHOUP J/T                                100                 100              0.001%
KELLY SHRYOCK & DAWN SCHEEL J/T                                  100                 100              0.001%
PAMELA SHUGAR                                                    500                 500              0.004%
HARRY F SILBHUGH & JANET K SILBHUGH J/T                          100                 100              0.001%


                                                      IB-35





RICKIE W SILVEST & KATHLEEN A SILVEST J/T                        100                 100              0.001%
DOUGLAS SIMMONS & PAMELA SIMMONS J/T                             200                 200              0.002%
JEFFREY SIMONEAU & MICHELLE L SIMONEAU J/T                       200                 200              0.002%
LEONARD W SIMONS & MARY A SIMONS J/T                             150                 150              0.001%
DAVID SIMPSON                                                    200                 200              0.002%
MICHAEL SINGER                                                  4,000               4,000             0.033%
FRANK B SINGER & BETTY W SINGER J/T                              300                 300              0.002%
MICHAEL SINGER & JOANIE SINGER J/T                              2,000               2,000             0.016%
REGINA SINNOTT                                                   100                 100              0.001%
SIOUXLAND INVESTMENT CHICKS                                      100                 100              0.001%
THOMAS L SIX & LINDA A SIX J/T                                   200                 200              0.002%
KEVIN SKARTVEAT                                                  100                 100              0.001%
BRIAN SKARTVEDT                                                  100                 100              0.001%
PAUL SKARTVEDT & SHANNON SKARTVEDT J/T                           100                 100              0.001%
STEVEN M SKARTVEDT (KEVIN R SKARTVEDT)                           100                 100              0.001%
C A SKAUGSTAD M D                                               2,000               2,000             0.016%
JOAN L SKOGLUND                                                  100                 100              0.001%
JOHN SKUGLUND                                                    200                 200              0.002%
JERRY SLYKHUIS & MATTHEW SLYKHUIS J/T                            100                 100              0.001%
STEVEN V SMALL & TERESA M SMALL J/T                              600                 600              0.005%
MARY M SMART                                                     100                 100              0.001%
JODI SMILEY                                                      200                 200              0.002%
DENNIS S SMITH                                                  1,000               1,000             0.008%
DOREEN SMITH                                                     400                 400              0.003%
GEORGE SMITH                                                     100                 100              0.001%
MICHAEL J SMITH                                                  100                 100              0.001%
ROBERT J SMITH & CAROL R SMITH J/T                               100                 100              0.001%
BEVERLY J SMITH & CHARLES L POWER J/T                            300                 300              0.002%
RANDALL D SMITH & JASON L VAN FOSSON J/T                         100                 100              0.001%
ROBERT SMITH & JEAN SMITH J/T                                    200                 200              0.002%
KEITH ALLEN SMITH & JEANNIE MARIE SMITH J/T                      600                 600              0.005%
DC SMITH & LUCILLE E SMITH J/T                                   200                 200              0.002%
BENJAMIN SMITH & MICHELLE SMITH J/T                              100                 100              0.001%
O  VERNON SMITH & ROBERTA L SMITH J/T                            200                 200              0.002%
PAUL Q SMITH & SUSAN E Q'BRIEN-SMITH J/T                         300                 300              0.002%
COLLIN DEE SMITH FBO KEITH ALLEN SMITH UGMA                      200                 200              0.002%
ROBERT M SMYTH                                                   100                 100              0.001%
MARILYN C SNYDER                                                  70                  70              0.001%
MARK RICHARD SNYDER                                               10                  10              0.000%
MARY ROSE SNYDER                                                  10                  10              0.000%
MICHAEL JOSEPH SNYDER                                             10                  10              0.000%
LARRY L SNYDER & SALLY J SNYDER J/T                              200                 200              0.002%
ARLEN L SODAHL                                                   100                 100              0.001%
THOMAS J SOENEN                                                  200                 200              0.002%
MCDOWELL & SONS LIME CO                                         2,000               2,000             0.016%
JOHN J SOULIS & DIXIE M SOULIS J/T                               100                 100              0.001%
JAMI L SPAID                                                      10                  10              0.000%
JIM L SPAID                                                       20                  20              0.000%


                                                      IB-36





DIANA D SPARKS                                                   100                 100              0.001%
SCOTT O SPICER & PAT A SPICER J/T                                200                 200              0.002%
JAMES W SPRY & NANCY D SPRY J/T                                  200                 200              0.002%
COLLEEN ANN STAGGS & ROBERT PAUL STAGGS CO TR OF THE             200                 200              0.002%
COLLEE
BETTY L STALEY & WILLIAM C STALEY J/T                            100                 100              0.001%
DARYL STALL & DONNA STALL J/T                                    400                 400              0.003%
ALLAN STANDORF & SANDRA STANDORF J/T                             100                 100              0.001%
RAY STANGELAND                                                   100                 100              0.001%
LARRY E STANTON & PATRICIA L STANTON J/T                         200                 200              0.002%
ALAN F STAPLES & JUDY M STAPLES J/T                              100                 100              0.001%
TERRY L STEDING & THERESA M STEDING J/T                         1,000               1,000             0.008%
WILLIAM A STEEL & FLORENCE STEEL J/T                             200                 200              0.002%
JODY W STEELMAN & SHARON L STEELMAN J/T                          200                 200              0.002%
JIM STEFFENSMEIER & CAROLYN STEFFENSMEIER J/T                    100                 100              0.001%
ROBERT J STEINBACH & KATHY J STEINBACK J/T                       100                 100              0.001%
FRANK STEINBACH III & LISA K. STEINBACH J/T                      100                 100              0.001%
MATTHEW W STEITZER & JULIE C STEITZER J/T                        100                 100              0.001%
MARK STELTER & JENNIFER STELTER J/T                              500                 500              0.004%
RUSSEL STENSLAND & MARJORIE EA STENSLAND J/T                     200                 200              0.002%
STEVE STEPHAN                                                    100                 100              0.001%
JACOB R STERNBERG & LEIGH A ROLLINS J/T                          100                 100              0.001%
RICK I STERNBERG & MARSHA M STERNBERG J/T                        100                 100              0.001%
MARK STEWART                                                     200                 200              0.002%
LARRY J STIENBLOCK & ELIZABETH A STIENBLOCK J/T                  100                 100              0.001%
GARY STIENBLOCK & ROSE STIENBLOCK J/T                            100                 100              0.001%
BRIAN K STILLE & KARLA J STILLE J/T                              300                 300              0.002%
WESLEY STILLER & CAROLYN STILLER J/T                             100                 100              0.001%
KEN STOCK                                                        800                 800              0.007%
STOCK BUSTERS INVESTMENT CLUB                                    100                 100              0.001%
RAYMOND STOCKDALE                                               4,000               4,000             0.033%
FRED STOEKER                                                     400                 400              0.003%
ERNEST L STOERMER & JANICE L STOERMER J/T                        400                 400              0.003%
WALTER E STOHLGREN                                               400                 400              0.003%
FRANCES J STOHLGREN FAMILY TRUST JUNE 23, 1992                   600                 600              0.005%
JANET G STOKESBARY                                               200                 200              0.002%
PAMELA A STOLEE & MARCUS S STOLEE J/T                            100                 100              0.001%
C R STOLTENOW & SANDRA J STOLTENOW J/T                           200                 200              0.002%
PAUL R STONER & ESTHER STONER J/T                                100                 100              0.001%
JANE STOREY                                                      400                 400              0.003%
RICK D STORJOHANN & BARBARA J STORJOHANN J/T                     400                 400              0.003%
STORM FLYING SERVICE                                            2,000               2,000             0.016%
MATT STRASSER & JESSICA STRASSER J/T                             100                 100              0.001%
DENNIS A STRAUBE & CYNTHIS J STRAUBE J/T                         100                 100              0.001%
NICHOLAS STREFF                                                  100                 100              0.001%
JEAN A STROTTMANN                                                200                 200              0.002%
M PAUL STROTTMANN                                                700                 700              0.006%
ROBERT A STRUBLE & KATHLEEN M STRUBLE J/T                        100                 100              0.001%
RICHARD L STRUBLE & PAT STRUBLE J/T                              100                 100              0.001%


                                                      IB-37





SHARON K STRUTZENBERG                                            100                 100              0.001%
MATTHEW STUART                                                   100                 100              0.001%
REECE STUART lll                                                 500                 500              0.004%
JAMES DALE STUCKER & ANNA SUE STUCKER J/T                        100                 100              0.001%
SCOTT STUECKRADT                                                 100                 100              0.001%
STEVE STUECKRADT & ELEANOR STUECKRADT J/T                        100                 100              0.001%
DOUGLAS L STURTZ                                                 200                 200              0.002%
SHIRLEEN STURTZ & DOUGLAS STURTZ J/T                             200                 200              0.002%
BRIAN S STURTZ & TERRY J STURTZ & MICHAEL D STURTZ &             200                 200              0.002%
JENNIFER K S
DAVID D STURTZ & NORMA JOAN STURTZ J/T                           200                 200              0.002%
DENNIS SULT                                                     2,000               2,000             0.016%
ALBERT WJ SUNDT & WENDY L SUNDT J/T                              100                 100              0.001%
KATHY ANN SURBRUGG                                                50                  50              0.000%
JAMES SWAN                                                      2,100               2,100             0.017%
KENNETH A SWANEY & BETTY A SWANEY J/T                            200                 200              0.002%
JOHN SWARTZ & JUDITH SWARTZ REV TR DTD APRIL 27                  400                 400              0.003%
TONY A SWARTZENDRUBER                                            200                 200              0.002%
DONALD SWEDBERG & MARJORIE SWEDBERG J/T                          200                 200              0.002%
DALE SWENSON                                                     100                 100              0.001%
ROBERT S SWENSON & PAMELA L SWENSON J/T                         1,000               1,000             0.008%
EDWARD D SWINGER                                                 100                 100              0.001%
SYNHORST LIVESTOCK & GRAIN INC                                   500                 500              0.004%
KEVIN SYVERSON & MARSHA SYVERSON J/T                             200                 200              0.002%
RICHARD TAFT & TRISH TAFT J/T                                    300                 300              0.002%
MARK TAKES                                                       300                 300              0.002%
JOSEPH R TAMSE                                                   500                 500              0.004%
KIRT D TAYLOR & RITA J TAYLOR J/T                                100                 100              0.001%
TEAM DODGE INVESTMENT CLUB                                       100                 100              0.001%
THOMPSON L TEASDALE & MARJORIE J TEASDALE J/T                    200                 200              0.002%
RODNEY D TEEGARDEN                                               100                 100              0.001%
WALTER G TEGTMEIER                                               100                 100              0.001%
STEPHEN J TEMPEL                                                 200                 200              0.002%
MELVIN R TEMPLE SR & DONNA L TEMPLE J/T                          100                 100              0.001%
TEN BUCKS PARTNERSHIP                                            200                 200              0.002%
MARK A TERPSTRA                                                  200                 200              0.002%
STEVEN C TERPSTRA & JULIA A TERPSTRA J/T                         200                 200              0.002%
BOB E TERRY & CRAIG ALLEN TERRY J/T                              100                 100              0.001%
BOB E TERRY & KATHY L TERRY J/T                                  300                 300              0.002%
CECIL S TESDAHL & JEAN L TESDAHL J/T                             100                 100              0.001%
ROBERT H TESKE & LAVINE A TESKE J/T                              400                 400              0.003%
GEORGE W THARP & CAROLINE ANN THARP J/T                          100                 100              0.001%
CAROLINE ANN THARP & GEORGE W THARP J/T                          100                 100              0.001%
MERLIN E THEIS                                                   300                 300              0.002%
GARY M THELEN                                                    200                 200              0.002%
JAMES L THEYER & CHERYL D THAYER J/T                             100                 100              0.001%
DAVID R THIELEKE                                                 300                 300              0.002%
CARLA THIELEN & MICHAEL THIELEN J/T                              100                 100              0.001%
ALBERTA THIEN                                                    100                 100              0.001%


                                                      IB-38





JEFFREY L THOMAS                                                 100                 100              0.001%
MERLYN E THOMPSON                                                 20                  20              0.000%
TERRY L THOMPSON                                                 200                 200              0.002%
HAROLD D THOMPSON & BEVERLY M THOMPSON J/T                      1,200               1,200             0.010%
RICHARD H THOMPSON & ESTHER R THOMPSON J/T                       200                 200              0.002%
CECIL J THOMPSON & ILENE E THOMPSON J/T                          400                 400              0.003%
MARVIN K THOMPSON & JANET L THOMPSON J/T                         100                 100              0.001%
GREGORY D THOMPSON & KATHLEEN S THOMPSON J/T                     400                 400              0.003%
CLYDE R THOMPSON & SANDRA M THOMPSON J/T                         400                 400              0.003%
PHILIP M THOMPSON & SUSAN L THOMPSON J/T                         100                 100              0.001%
LEW W THROSSEL                                                  1,000               1,000             0.008%
JAMES G TIBBOTT                                                  400                 400              0.003%
ALLEN TIBBS & JACQUELINE TIBBS J/T                               200                 200              0.002%
LUKE J TIBBS & LISA J TIBBS J/T                                  200                 200              0.002%
KENNETH TIETJE & DEBORAH TIETJE J/T                              100                 100              0.001%
TKODERT PARTNERSHIP                                              600                 600              0.005%
JAMES D TODD & DEBORA L TODD J/T                                 100                 100              0.001%
DAVE TOFT                                                        100                 100              0.001%
ALLEN R TOMASZEK & MARGARET L TOMASZEK J/T                       100                 100              0.001%
PAUL TONDERUM                                                    500                 500              0.004%
TONICO LLC                                                      1,000               1,000             0.008%
MARI BETH TOOMSEN                                                200                 200              0.002%
JOHN TOOMSEN & GRACE TOOMSEN J/T                                 200                 200              0.002%
CALVIN TOPP                                                      100                 100              0.001%
KARENE M TOPP                                                    400                 400              0.003%
MATT B TOPP                                                     1,000               1,000             0.008%
RAYNOLD TOPP                                                    1,200               1,200             0.010%
ROSE TOPP                                                        400                 400              0.003%
STEVEN D TOPP & STACEY L JACOBSON J/T                            100                 100              0.001%
STEVEN E TORGERSON & JOANN R TORGERSON J/T                       100                 100              0.001%
STEVE TORNQUIST                                                  100                 100              0.001%
STEPHEN H TOST & DIANE R TOST J/T                                400                 400              0.003%
STEVEN E TOYNE                                                   200                 200              0.002%
DENNIS G TRENARY                                                 200                 200              0.002%
RONALD L TRENARY & JOAN M TRENARY J/T                            100                 100              0.001%
RONALD TRENARY & KRISTINE TRENARY J/T                            100                 100              0.001%
JERRY J TRITTIEN                                                1,000               1,000             0.008%
L DENNIS TROLLOPE & JOYCE TROLLOPE J/T                           400                 400              0.003%
LOREN TUNGESVICK                                                 100                 100              0.001%
KIA M TUNGESVIK                                                  100                 100              0.001%
LOREN R TUNGESVIK & MARY JO TUNGESVIK J/T                       2,000               2,000             0.016%
KATHLEEN JO TURNER                                               100                 100              0.001%
DAVID A TURNER & DEANNA TURNER J/T                               200                 200              0.002%
GARY LEE TUXHORN                                                 100                 100              0.001%
DONALD L TWEDT                                                   100                 100              0.001%
KAREN J TWEDT                                                    100                 100              0.001%
TOBAN M TYLER                                                    100                 100              0.001%
SIDNEY E TYLER & JANE C TYLER J/T                                100                 100              0.001%


                                                      IB-39





CHARLES E TYRREL                                                 800                 800              0.007%
DALE UBBEN                                                       100                 100              0.001%
DALE UBBEN & LORI UBBEN J/T                                      100                 100              0.001%
DALE UBBEN C/F MACY L UBBEN UTMA IA                              100                 100              0.001%
PAUL B UBBEN SHARON A UBBEN PARTNERSHIP                          200                 200              0.002%
EVERETT UHRHAMMER                                                 50                  50              0.000%
W ALLAN UHRHAMMER                                               2,000               2,000             0.016%
JAMES J ULBRICH                                                  100                 100              0.001%
KENNETH ULFERS                                                   400                 400              0.003%
MARY ANN UMSCHEID                                                100                 100              0.001%
GEORGE E UMSCHEID & TERESA  A  UMSCHEID J/T                      400                 400              0.003%
REUBEN D UNSETH                                                  200                 200              0.002%
ANDREW UNSETH & ELAINE UNSETH J/T                                400                 400              0.003%
NATHAN UNSETH & RUTH UNSETH J/T                                  100                 100              0.001%
US BANCORP PIPER JAFFRAY C/FBO LINDSAY R UPCHUR                  500                 500              0.004%
DENNIS W USHER                                                   100                 100              0.001%
JUDITH A USHER                                                   100                 100              0.001%
STEVEN C USHER & ROSEMARY L USHER J/T                            100                 100              0.001%
MATTHEW DAVID USHER & TINA MARIE USHER J/T                       200                 200              0.002%
ARVID L VALEN & DM VALEN J/T                                     500                 500              0.004%
VICTORIA ANN VALLEY                                              300                 300              0.002%
ALVIN W VAN DEEST                                               1,500               1,500             0.012%
BENJAMIN J VAN DEEST                                            1,600               1,600             0.013%
KAMERON F VAN DEEST                                              400                 400              0.003%
KIMBERLY W VAN DEEST                                             600                 600              0.005%
KIPP L VAN DEEST                                                 400                 400              0.003%
NORMAN VAN DEEST & JOYCE VAN DEEST J/T                           200                 200              0.002%
RONALD JAMES VAN DEEST GENNEP & DORIS JANET VAN                  200                 200              0.002%
GENNEP J/T
DOUG VAN GORKOM & SUSAN VAN GORKOM J/T                           400                 400              0.003%
CURTIS VAN GORP                                                  200                 200              0.002%
BARBARA J VAN HAAFTEN                                            100                 100              0.001%
VAN HAUEN AUTO & TRUCK INC                                       200                 200              0.002%
JUNE VAN OORT                                                    100                 100              0.001%
JOSEPH H VAN OORT                                                100                 100              0.001%
MANDY VAN OORT                                                   100                 100              0.001%
MIKE VAN OORT                                                    100                 100              0.001%
RICHARD J VAN OORT                                               100                 100              0.001%
NOLAN J VAN OTTERLOO JULIE B VAN OTTERLOO J/T                    100                 100              0.001%
CHRIS VAN SCHEPEN                                                400                 400              0.003%
DONALD L VANA & JUDY L VANA J/T                                  200                 200              0.002%
MARK W VANDER SCHEL & NELLIE M VANDER SCHEL J/T                 1,000               1,000             0.008%
RICHARD G VANDER WEL                                             100                 100              0.001%
DENNIS J VANDERHEI & MARILYN J VANDERHEI J/T                     200                 200              0.002%
MARLYS J VANEVERY                                                100                 100              0.001%
WADE VANHAUEN & LAREE VANHAUEN                                  1,000               1,000             0.008%
DENNIS VANLANINGHAM & JUANITA VANLANINGHAM J/T                   100                 100              0.001%
MARK A VANPELT                                                   100                 100              0.001%
CHARLES VANSICE & LINDA VANSICE J/T                              100                 100              0.001%


                                                      IB-40





LEONE D VARGASON & LYNN M VARGASON J/T                           200                 200              0.002%
LOIS VARLAND                                                     600                 600              0.005%
THOMAS J VARNUM                                                  600                 600              0.005%
JUDY VASKE & BRIAN VASKE J/T                                     200                 200              0.002%
GEORGE L VASS & ELSA J KAPLAN-VASS J/T                           100                 100              0.001%
ROBERT L VAUGHAN & MORGAN SIERRA VAUGHAN J/T                     300                 300              0.002%
JORDAN J VAUGHAN FBO JAN VAUGHAN CUST                            100                 100              0.001%
LARRY G VAUX                                                     200                 200              0.002%
GARY VAVRICEK & CARLENE VAVRICEK J/T                             100                 100              0.001%
RUFUS L VAWTER JR                                                100                 100              0.001%
G MATTHEW VEON                                                   300                 300              0.002%
MARTHA M VEON                                                    500                 500              0.004%
DWIGHT E VER STEEGT                                              100                 100              0.001%
ROBERT D VERNON & MARIAN K VERNON J/T                           1,000               1,000             0.008%
ABE J VIDAL                                                      300                 300              0.002%
STEVEN J VITIRITTO & SHEILA J VITIRITTO J/T                      200                 200              0.002%
GARY VOLKERT                                                     200                 200              0.002%
MARJORIE W VORLAND                                               600                 600              0.005%
CURTIS VORWALD & KAY VORWALD J/T                                1,000               1,000             0.008%
MICHAEL D WADE                                                   100                 100              0.001%
KATHERINE ANN WADLE                                              100                 100              0.001%
KEVIN J WADLE                                                    400                 400              0.003%
JUDITH W WAGNER                                                  300                 300              0.002%
TINA LOUISE WAGNER                                               100                 100              0.001%
BILL L WAKEFIELD & PAULA J WAKEFIELD J/T                         100                 100              0.001%
JOAN WAKEMAN & MATT WAKEMAN J/T                                  100                 100              0.001%
ROBERT G WALDO                                                   200                 200              0.002%
JOHN J WALDRON & MARY ANNETTE WALDRON J/T                        500                 500              0.004%
RONALD ALLEN WALINE                                              300                 300              0.002%
MIKE WALKER                                                      100                 100              0.001%
GROVER WALKER & FLORENCE WALKER J/T                              100                 100              0.001%
ARTHUR M WALL                                                    500                 500              0.004%
DWAYNE WALLUKAIT & LORNA WALLUKAIT J/T                           300                 300              0.002%
R MICHAEL WALSH                                                 1,000               1,000             0.008%
MARK A WALTER & CURT A BEAN TIC                                  200                 200              0.002%
TODD J WALTON                                                    400                 400              0.003%
CHESTER D WARD                                                   100                 100              0.001%
DANNY J WARD                                                     100                 100              0.001%
JOSEPH C WARD                                                    100                 100              0.001%
ROBERT J WARD & ROBERTA K WARD J/T                               100                 100              0.001%
JEFF WARFORD & BETH WARFORD J/T                                  500                 500              0.004%
GARRETT L WARNER                                                 100                 100              0.001%
LON WARREN                                                       200                 200              0.002%
DENNIS A WAY & LINDA F WAY J/T                                  1,400               1,400             0.011%
DAVID M WAYTENICK & KAREN S WAYTENICK J/T                        200                 200              0.002%
TRAVIS WEARDA                                                    100                 100              0.001%
KENNETH H WEBB & MARVEL P WEBB J/T                               200                 200              0.002%
MRS HENRY A WEBBER                                               500                 500              0.004%


                                                      IB-41





DARWIN A WEBER                                                   100                 100              0.001%
RICHARD A WEBER & JANET E WEBER J/T                              400                 400              0.003%
JAMES E WEBER & LINDA M WEBER J/T                                200                 200              0.002%
WARREN WEBER & MARILYN WEBER J/T                                 200                 200              0.002%
JON WEEKS                                                        100                 100              0.001%
DRU WEIDNER                                                      100                 100              0.001%
GAYLE WEIDNER                                                    100                 100              0.001%
KENNETH E WEINRICK & RUTH WEINRICK J/T                           200                 200              0.002%
JERRY A WELLS & CAROL WELLS J/T                                 1,000               1,000             0.008%
JAMES WELSH & MARY I WELSH J/T                                   200                 200              0.002%
ALAN WELTER                                                      100                 100              0.001%
DANIEL WELTER                                                    200                 200              0.002%
LES WELTER                                                       300                 300              0.002%
JAMES J WELTER & DENISE M WELTER J/T                             200                 200              0.002%
JOHN WELTER & TAMI WELTER J/T                                    100                 100              0.001%
PAUL D WENTE                                                     400                 400              0.003%
YVONNE M WENTE                                                   400                 400              0.003%
BRENDA LYNN WERNING                                              100                 100              0.001%
FREDERICK J WESSELS & MARY A WESSELS J/T                         100                 100              0.001%
LADD WESSELS & MARY LEE WESSELS J/T                              200                 200              0.002%
PHILIP P WEST & SHAWNNL WEST J/T                                 200                 200              0.002%
PENNY L WESTERN                                                  200                 200              0.002%
HANNA B WESTON & CHARLES H NADLER J/T                            100                 100              0.001%
JAMES F WESTPHAL & ELAINE R WESTPHAL J/T                         400                 400              0.003%
MARK WESTRUM                                                     100                 100              0.001%
ROBERT L WESTRUM & JANET L WESTRUM J/T                           500                 500              0.004%
JAMES T WHEELER & GINA WHEELER J/T                               100                 100              0.001%
DOULGAS WHEELER & KATHRYN WHEELER J/T                            100                 100              0.001%
JASON WADE WHEELOCK                                              100                 100              0.001%
G A WHETSTINE                                                    100                 100              0.001%
GALE S WHITACRE                                                  300                 300              0.002%
ROBERT D WHITAKER & CONNIE K WHITAKER TIC                        100                 100              0.001%
DENISE M WHITE                                                   100                 100              0.001%
KATHERINE R WHITE                                                 50                  50              0.000%
RICHARD L WHITE                                                  400                 400              0.003%
JERRY WHITE & SANDRA WHITE J/T                                   100                 100              0.001%
JEFF L WHITHAM & LAURY E WHITHAM J/T                            1,000               1,000             0.008%
LLOYD V WHITING & DEDEE A WHITING J/T                            150                 150              0.001%
HUGH D WHITLATCH                                                 100                 100              0.001%
GLENN CRAIG WHITNEY                                              100                 100              0.001%
IRENE M WHITSON                                                  500                 500              0.004%
DENNIS W WHITSON & IRENE M WHITSON J/T                           200                 200              0.002%
ARTHUR B WHITWORTH                                               100                 100              0.001%
THOMAS D WIARDA                                                  100                 100              0.001%
JOHN A WIBHOLM                                                   200                 200              0.002%
DANIEL WICHHART & KRISTY WICHHART J/T                           1,000               1,000             0.008%
CHAD C WICKS                                                    1,000               1,000             0.008%
MAVIS J WIDLUND                                                  200                 200              0.002%


                                                      IB-42





DOUG L WIERSON & PEGGY J WIERSON J/T                             100                 100              0.001%
DONALD B WILCOX & GENEVA M WILCOX J/T                           1,000               1,000             0.008%
DAVID J WILHELM & BETHEL R WILHELM J/T                           400                 400              0.003%
GREGORY E WILKIE & KIMBERLY R WILKIE J/T                         400                 400              0.003%
LAVERNE D WILL                                                   160                 160              0.001%
KENNETH B WILLEMS & BECKY WILLEMS J/T                            600                 600              0.005%
DANIEL C WILLEMS & CHERRIE K WILLEMS J/T                         400                 400              0.003%
JOHN ARTHUR WILLEMS & DANIEL CLARK WILLEMS J/T                   600                 600              0.005%
ARTHUR L WILLEMS & JUDITH E WILLEMS J/T                          500                 500              0.004%
RONALD V WILLEMS & LANETTE F WILLEMS J/T                        1,100               1,100             0.009%
RORY WILLETT                                                     600                 600              0.005%
BLAKE C WILLIAMS                                                 100                 100              0.001%
CURTIS WILLIAMS                                                  300                 300              0.002%
JAMES WILLIAMS                                                   100                 100              0.001%
KENNETH W WILLIAMS                                               200                 200              0.002%
SCOTT EARL WILLIAMS                                              300                 300              0.002%
PAUL L WILLIAMS & ALICE M WILLIAMS J/T                           100                 100              0.001%
MIKE WILLIAMS & DOREEN WILLIAMS J/T                             1,000               1,000             0.008%
CURTIS WILLIAMS & JAIME WILLIAMS  J/T                            100                 100              0.001%
JAMES WILLIAMS & JERRY DEAN GRIFFIN J/T                          200                 200              0.002%
CURTIS WILLIAMS & JESSICA WILLIAMS  J/T                          100                 100              0.001%
CURTIS WILLIAMS & JILL WILLIAMS  J/T                             100                 100              0.001%
SCOTT E WILLIAMS & MARLA K WILLIAMS J/T                          300                 300              0.002%
ELDON WILLIS                                                     200                 200              0.002%
CAROLE RODBERG WILLIS, C OLSON, R RODBERG & JULIE                200                 200              0.002%
BIRKHOLZ &
DAVID JOHN WILLITS                                               200                 200              0.002%
MARILYN MORRISON WILLITS                                        1,000               1,000             0.008%
WADE A WILSON                                                   2,000               2,000             0.016%
DAVID G WILSON & JENNIFER L WILSON J/T                           200                 200              0.002%
DENNIS H WILSON & LORRI A WILSON J/T                             100                 100              0.001%
WILLIAM D WILSON & PEGGY M WILSON J/T                            100                 100              0.001%
BERNARD J WILWERDING & MARY E WILWERDING J/T                     200                 200              0.002%
DONALD N WINGROVE                                                150                 150              0.001%
GAIL WINKELPLECK                                                2,000               2,000             0.016%
BERNARD R WINKLER & ALICE J WINKLER J/T                          300                 300              0.002%
KELLY J WINN & DANIEL T WINN J/T                                1,000               1,000             0.008%
MARION WINN & DELORES WINN J/T                                  1,000               1,000             0.008%
RICHARD D WINTER & SHARON K WINTER J/T                           200                 200              0.002%
GARY L WINTERHOF & KIM A WINTERHOF J/T                           100                 100              0.001%
AARON WIRTH                                                      100                 100              0.001%
PAUL L WIRTH & CARMEN C WIRTH J/T                                300                 300              0.002%
ROBERT P WISE & MARY LEE WISE J/T                                200                 200              0.002%
JAMES R WITHROW & JAMIE W WITHROW J/T                            500                 500              0.004%
WOLF CREED INVESTMENT CLUB                                       100                 100              0.001%
JASON WOLFE                                                      600                 600              0.005%
WILLIAM  C WOLFE & LINDA C WOLFE J/T                             100                 100              0.001%
SHAWN D WOLFE & SHAUN D WOLFE J/T                                100                 100              0.001%
LYLE R WOLFF & MARY R WOLFF J/T                                  200                 200              0.002%


                                                      IB-43





CRAIG A WOOD & DOROTHY J WOOD J/T                               1,000               1,000             0.008%
STACIE A WOODS & BRYCE M  WOODS J/T                              300                 300              0.002%
BRIAN J WOSTER                                                   200                 200              0.002%
CECIL G WRAGE                                                    100                 100              0.001%
RICHARD L WRIGHT                                                1,000               1,000             0.008%
JACK WRIGHT & DOROTHY WRIGHT J/T                                 400                 400              0.003%
MURRAY WYKLE                                                     200                 200              0.002%
RANDY VAN WYNGARDEN                                              100                 100              0.001%
DAMON  A YAEGER & KATHY YAEGER J/T                               200                 200              0.002%
ROBERT L YEAGER JR                                               100                 100              0.001%
MICHAEL J YETMAR & KATHRYN R YETMAR J/T                          150                 150              0.001%
DENNIS R YODER                                                   100                 100              0.001%
BRIAN K YORK                                                     300                 300              0.002%
KENNETH D YOUNG                                                  100                 100              0.001%
RUTH YOUNG                                                       100                 100              0.001%
ROGER ZAHRT & BEVERLY ZAHRT J/T                                   50                  50              0.000%
DIRK M ZAISER                                                    200                 200              0.002%
ARNHILD M ZAISER & DIRK M ZAISER & REX D ZAISER J/T              200                 200              0.002%
EDWARD T ZALETEL & NANCY J ZALETEL TIC                           200                 200              0.002%
PATRICK S ZEDRICK & PAMELA G ZEDRICK J/T                         200                 200              0.002%
JUDY L ZEGERS & MURRAY D ZEGERS J/T                              100                 100              0.001%
SHIRLEY C ZIEBELL & BRUCE A & STEVEN M ZIEBELL & ANDREA          100                 100              0.001%
L LA
MICHAEL W ZIMMERMAN & SHARON D ZIMMERMAN J/T                     100                 100              0.001%
CORY J ZORN                                                      400                 400              0.003%
VICTOR L ZORN MARY L ZORN J/T                                    200                 200              0.002%
JANET A ZOSKE                                                    200                 200              0.002%
LUVERNE ZOSS & KATHRYN INEZ ZOSS J/T                             140                 140              0.001%
RICHARD ANTHONY ZROSTLIK & JOANNE ELLEN ZROSTLIK J/T             200                 200              0.002%
ROGER M ZULEGER                                                  160                 160              0.001%
MARY JO BANKS                                                    400                 400              0.003%
CURTIS WAYNE BARRETT                                             200                 200              0.002%
AARON BEIK                                                       100                 100              0.001%
ROBERT E BENNETT BETTIE L BENNETT JTWROS                         200                 200              0.002%
CHARLES BONAVIA                                                  100                 100              0.001%
THOMAS M BROWN GERALDINE BROWN JTWROS                            160                 160              0.001%
LAWRENCE D CAMP JANICE V CAMP JTWROS                             100                 100              0.001%
BRYAN E CARSRUD                                                  100                 100              0.001%
MATTHEW T CROUSE DIANE K CROUSE TENNANTS IN COMMON               300                 300              0.002%
CYNTHIA MARIE DONAHUE                                            300                 300              0.002%
SCOTT THOMAS ETZEL                                               200                 200              0.002%
LEE EVANS LOGAN EVANS JTWROS                                     100                 100              0.001%
JAMES A FRANKLIN NANCY J FRANKLIN JTWROS                         200                 200              0.002%
PAMELA SUE FRANKVILLE                                            100                 100              0.001%
CLINT FREUND                                                     200                 200              0.002%
JAMES L GOYETTE SHIRLEY M GOYETTE JTWROS                         200                 200              0.002%
JAMES B HAHT ALICE J HAHT JTWROS                                 100                 100              0.001%
BILLY MICHAEL HOLDER JESTINA LOUISE HOLDER JTWROS                200                 200              0.002%


                                                      IB-44





PATTY L HOLTZ DENNIS R HOLTZ JTWROS                              200                 200              0.002%
JAMES F JACOBS                                                   200                 200              0.002%
MRS PHYLLIS JORGENSEN GERALD J JORGENSEN JUDY A                  200                 200              0.002%
MCLARTY JTWROS
DENNIS P LAMOREUX                                                200                 200              0.002%
IVAN MCBRIDE LYN MCBRIDE JTWROS                                  600                 600              0.005%
KENNETH A MILLER PAULA J MILLER JTWROS                           200                 200              0.002%
LOREN MILLIGAN                                                   2000               2,000             0.016%
BRIAN L MYERS                                                    200                 200              0.002%
RONALD OSTHUS LORA OSTHUS JTWROS                                 800                 800              0.007%
DAVID A PATRICK DIANE R PATRICK JTWROS                           100                 100              0.001%
LLOYD PATRICK DIANNA PATRICK JTWROS                              100                 100              0.001%
MICHAEL PATRICK                                                  100                 100              0.001%
JEFFREY J PATRICK                                                100                 100              0.001%
ELIZABETH ANNE PINNICK                                           100                 100              0.001%
DWAYNE H RETTIG                                                  1000               1,000             0.008%
ROGER JAMES RICE BARBARA JEAN RICE JTWROS                        100                 100              0.001%
IREY N ROSE ANN M ROSE JTWROS                                    100                 100              0.001%
TODD SAFLY                                                       200                 200              0.002%
LARRY SINDT JACKIE L SINDT JTWROS                                100                 100              0.001%
WILLARD W SMIT ARLENE A SMIT JTWROS                              100                 100              0.001%
THOMAS R STOCKMAN                                                200                 200              0.002%
JACK L TOPP CARRIE L TOPP JTWROS                                 150                 150              0.001%
W ALLAN UHRHAMMER                                                275                 275              0.002%
TORI UPCHURCH                                                    100                 100              0.001%
BRIAN J VAN HAAFTEN                                              100                 100              0.001%
BRIAN T VAUGHAN JOSHUA W KRUSE TENCOM                            100                 100              0.001%
DETERMAN EXCAVATING                                              1000               1,000             0.008%
KIPP L VAN DEEST                                                 600                 600              0.005%
JOEL W SMIT                                                      100                 100              0.001%
ROBERT BOOM JANET BOOM JTWROS                                    100                 100              0.001%
KENNETH H CARDER                                                 100                 100              0.001%
ROBERT M CARSON                                                  200                 200              0.002%
TERRY L CLARK DEANNA F CLARK JTWROS                              200                 200              0.002%
GIFFORD A COVAULT RUTH E COVAULT JTWROS                          100                 100              0.001%
MS. KRISTIN J CRIM                                               800                 800              0.007%
JOHN A CROSSER JR WILLIAM J CROSSER                              150                 150              0.001%
MARK HEESCH                                                      1000               1,000             0.008%
ARHTUR HITZ SHARON HITZ JTWROS                                   100                 100              0.001%
ROD HOUGE                                                        100                 100              0.001%
KAY E HURD LARRY L HURD JTWROS                                   100                 100              0.001%
RONALD G JAEGER                                                  200                 200              0.002%
ASA LEE KING WANDA LOU KING JTWROS                               100                 100              0.001%
ALAN G KOCKLER                                                   1300               1,300             0.011%
JEFF LIENING JULIE LIENING JTWROS                                100                 100              0.001%
S. RAMI MAKKAPATI                                                200                 200              0.002%
MARGARET MCCLEARY                                                100                 100              0.001%
KATIE ANN MCMEEKIN                                               200                 200              0.002%
KIMBERLY JEAN MCMEEKIN                                           200                 200              0.002%


                                                      IB-45





SHARON D MEIKLE                                                  100                 100              0.001%
JERRY MITCHELL KAREN MITCHELL JTWROS                             100                 100              0.001%
CHRISTOPHER P NICOLAISEN LISA A NICOLAISEN JTWROS                100                 100              0.001%
STEVEN H NORDEN                                                  2000               2,000             0.016%
MICHAEL RAY PAGE                                                 100                 100              0.001%
EDWARD S PECENKA DEBRA L BROWNS-PECENKA JTWROS                   100                 100              0.001%
KENT PICHT                                                       1000               1,000             0.008%
DONALD R RIORDAN REBECCA A RIORDAN JTWROS                        100                 100              0.001%
RUSSELL H SMITH GILDA L SMITH JTWROS                             100                 100              0.001%
MARK D SMITH SUSAN K SMITH                                       200                 200              0.002%
JEREMY M SMITH                                                   100                 100              0.001%
DEAN E SOGARD BETTY A SOGARD JTWROS                              1000               1,000             0.008%
DAVID H SPRING JANETTE L SPRING JTWROS                           500                 500              0.004%
STEVE STEPHAN                                                    200                 200              0.002%
JAMES A SUTTON                                                   100                 100              0.001%
ANTHONY WHITMORE SUSANNE WHITMORE JTWROS                         100                 100              0.001%
CONNIE L WINDERS                                                 100                 100              0.001%
JAMES E AGGEN BONNIE L AGGEN JTWROS                              100                 100              0.001%
ELMER BAKER BETTY C BAKER JTWROS                                 100                 100              0.001%
EUGENE F BERTRAND JUDY A BERTRAND JTWROS                         200                 200              0.002%
DON R BLAZEK                                                     400                 400              0.003%
DONALD P BLAZEK KIM J BLAZEK JTWROS                              200                 200              0.002%
BART CROUSE MICHELE CROUSE JTWROS                                100                 100              0.001%
KEVIN DUBBERT                                                    300                 300              0.002%
EVA V EDEN                                                       100                 100              0.001%
GORDON ESPELUND RUTH-ANNE ESPELUND JTWROS                        500                 500              0.004%
ROBERT D FRAME                                                   100                 100              0.001%
GLENN F FREEMAN JOLENE A FREEMAN JTWROS                          300                 300              0.002%
RALPH R FRIESEN                                                  200                 200              0.002%
KATHERINE M GILLMAN GARY R GILLMAN TENANTS IN COMMON             100                 100              0.001%
JAMES L HAMILTON MARGARET A HAMILTON JTWROS                      100                 100              0.001%
LINDA A HARRISON                                                 400                 400              0.003%
EUGENE HENDRICKSON ARDYS HENDRICKSON JTWROS                      200                 200              0.002%
RODGER W HOELSCHER DIAN HOELSCHER                                400                 400              0.003%
RODGER W HOELSCHER                                               200                 200              0.002%
DOUGLAS D HOLLIDAY                                               100                 100              0.001%
ALBERT R JOHNSON                                                 200                 200              0.002%
KEITH B KIRBY                                                    100                 100              0.001%
ANTHONY B LONG JONI L LONG JTWROS                                100                 100              0.001%
LAWRENCE MARTIN                                                  500                 500              0.004%
GLENDON R MATHESON JUDITH A MATHESON JTWROS                      100                 100              0.001%
THOMAS E  MCMANUS DIANE K MCMANUS JTWROS                         200                 200              0.002%
MICHAEL HARRIS KEVIN PIETERS SCOTT WILLIAMS                      100                 100              0.001%
PARTNERSHIP
KIRT D PARIZEK                                                   100                 100              0.001%
DONALD J RHEAD PHYLLIS J RHEAD JTWROS                            100                 100              0.001%
JOHN J SOULIS DIXIE M SOULIS JTWROS                              100                 100              0.001%
ROBERT D VERNON MARIAN K VERNON JTWROS                           1000               1,000             0.008%


                                                      IB-46





G A WHETSTINE                                                    100                 100              0.001%
ROLLAND G WILLIAMS ARDEN R WILLIAMS JTWROS                       100                 100              0.001%
JOHN P WITHHART CAROL J WITHHART JTWROS                          200                 200              0.002%
DON C ARPY JO ANN ARPY JTWORS                                    200                 200              0.002%
RANDALL M CAMP CAROL L CAMP JTWROS                               400                 400              0.003%
EVLYN CONLEY                                                     100                 100              0.001%
TIM DANIELS PAT DANIELS JTWROS                                   100                 100              0.001%
BRIAN J DREES MELINDA J DREES JTWROS                             100                 100              0.001%
DANNY  D FOREMAN DOTTIE FOREMAN JTWROS                           200                 200              0.002%
CARMEN C GASPERI DAVE E GASPERI JTWROS                           100                 100              0.001%
CARMEN C GASPERI DAVE E GASPERI JTWROS                           100                 100              0.001%
LYLE A HELLYER                                                   1000               1,000             0.008%
LEE ANN S KAUZLARICH WILLIAM J KAUZLARICH JTWROS                 500                 500              0.004%
DARRELL E KINNEY FLORENCE E KINNEY JTWROS                        200                 200              0.002%
NORMAN T LAFOLLETTE SHIRLEY J FOLLETTE JTWROS                    100                 100              0.001%
CORINNE E LAFOLLETTE                                             100                 100              0.001%
OSCAR T LENNING LORENE J LENNING JTWROS                          200                 200              0.002%
LEONA E MARTIN ROBERT L MARTIN JTWROS                            100                 100              0.001%
CHARLES D MATTHEWS MALISSA A MATTHEWS JTWROS                     100                 100              0.001%
STANLEY E MOBERG SR                                              100                 100              0.001%
SHERIE L MOFFITT                                                 100                 100              0.001%
SHERIE L MOFFITT                                                 500                 500              0.004%
NORMA POMMREHN                                                   200                 200              0.002%
LARRY L SNYDER SALLY J SNYDER JTWROS                             200                 200              0.002%
STEVE J STEFFENSMEIER PATRICIA J STEFFENSMEIER JTWROS            100                 100              0.001%
DUANE D STOLL BETTY J STOLL JTWROS                               200                 200              0.002%
H. THOMAS WALKER MIKIE S. WALKER JTWROS                          400                 400              0.003%
LYLE R WOLFF MARY R WOLFF JTWROS                                 100                 100              0.001%
LINDA SUE WYMORE JAMES FRANCES WYMORE JTWROS                     100                 100              0.001%
JOHN A THRAILKILL                                                600                 600              0.005%
J. F. MEYERS                                                     1000               1,000             0.008%
PETER J FERNANDEZ JR CONSERVATORSHIP                             1000               1,000             0.008%
STOCK HAWK INVESTMENT CLUB                                       100                 100              0.001%
DANIEL J BRADY BARBARA L BRADY JTWROS                            200                 200              0.002%
GREOGORY  DEJONG BONNIE DEJONG JTWROS                           10000               10,000            0.082%
MERCEDES DREES LLOYD J DREES JTWROS                              100                 100              0.001%
SCOTT FOSSEEN                                                    500                 500              0.004%
JOHN GILMORE ALICE GILMORE JTWROS                                600                 600              0.005%
LEONARD F JANDIK JOYCE E JANDIK JTWROS                           100                 100              0.001%
ARNOLD D JOHNSON ELIZABETH R JOHNSON JTWROS                      100                 100              0.001%
KEVIN CURTIS KENNEDY                                             200                 200              0.002%
KEITH  LEE LOUCKS                                                100                 100              0.001%
LINDA ANN MILBRANDT                                              200                 200              0.002%
VERNON A MOORMAN GLORIA G MOORMAN JTWROS                         100                 100              0.001%
DARRELL J SCHMITZ JUDY M SCHMITZ JTWROS                          100                 100              0.001%
DAVID STROCK SUSAN KAY STROCK JTWROS                             200                 200              0.002%
STEVEN C WILLIAMS                                                500                 500              0.004%
RALPH P ARENS                                                    500                 500              0.004%


                                                      IB-47





JIMMIE BERHOW JANEAN BERHOW JTWROS                               300                 300              0.002%
GARY J DUSIL PATRICIA R DUSIL JTWROS                             1000               1,000             0.008%
ED HANSEN CAROL HANSEN JTWROS                                    100                 100              0.001%
DONALD L HENDERSON MADOLYN M HENDERSON JTWROS                    200                 200              0.002%
J RUSSELL JAHN                                                   100                 100              0.001%
CHAD KRUCKENBERG                                                 100                 100              0.001%
TYLER KRUCKENBERG                                                100                 100              0.001%
JOEL KRUCKENBERG CINDY KRUCKENBERG JTWROS                        100                 100              0.001%
KEITH L KULISKY PATRICIA M KULISKY JTWROS                        100                 100              0.001%
JIM J LORBER                                                     1000               1,000             0.008%
EDWARD J LOVETINSKY MICHELLE L LOVETINSKY JTWROS                 100                 100              0.001%
WAYNE M LOVETINSKY DOROTHY K LOVETINSKY JTWROS                   100                 100              0.001%
MICK R MALLOY                                                    400                 400              0.003%
BLAINE MCCURRY LORI MCCURRY JTWROS                               600                 600              0.005%
MICHAEL BLAINE MCCURRY LORI LYNNE MCCURRY JTWROS                 100                 100              0.001%
SARAH ANNE MCCURRY LORI LYNNE MCCURRY JTWROS                     100                 100              0.001%
DERALD MERRILL CONNIE MERRILL JTWROS                             1000               1,000             0.008%
RICHARD P MINEAR COLEEN MINEAR JTWROS                            100                 100              0.001%
PROGRESS INC                                                     300                 300              0.002%
DON NETTLETON                                                    400                 400              0.003%
ELWOOD L RAFDAL                                                  100                 100              0.001%
RONALD L ROBERTS YVONNE M ROBERTS JTWROS                         2000               2,000             0.016%
RONALD L ROBERTS MARVIN GEIS TENCOM                              200                 200              0.002%
STEVEN F SAFLY CONNIE R SAFLY JTWROS                             1200               1,200             0.010%
ARLENE R SAMPSON                                                 100                 100              0.001%
NICHOLE L SCHIPPERS C/F COLE G SCHIPPERS UTMA IOWA               100                 100              0.001%
J MILFORD SEVERAID                                               400                 400              0.003%
CLS TRUST                                                        300                 300              0.002%
PATRICIA M SMITH                                                 100                 100              0.001%
ALAN HOWARD SOKOLOFF                                             100                 100              0.001%
JOHN SPENCER EILEEN SPENCER JTWROS                               100                 100              0.001%
PAUL R STONER ESTHER STONER JTWROS                               100                 100              0.001%
OLIN STRAIT                                                      200                 200              0.002%
BONNIE TAYLOR                                                    100                 100              0.001%
LORI J WELCH                                                     100                 100              0.001%
CAROL J WINCHESTER DAVID L WINCHESTER JTWROS                     100                 100              0.001%
DOUGLAS EUGENE BARTLOW                                           200                 200              0.002%
DANA T BRENNEMAN MONA K BRENNEMAN JTWROS                         1000               1,000             0.008%
IVEN C BRUSH GAIL M BRUSH JTWROS                                 400                 400              0.003%
IVEN C BRUSH ELISE R BRUSH JTWROS                                100                 100              0.001%
MARLYN D HANSON PAUL M HANSON JTWROS                             200                 200              0.002%
MARLYN D HANSON TODD J HANSON JTWROS                             400                 400              0.003%
LOREN CURTIS HOELSCHER                                           100                 100              0.001%
STEVEN J HOFF BETH A HOFF JTWROS                                 400                 400              0.003%
KAYLA MARIE KRUCKENBERG                                          100                 100              0.001%
T ADAM ENTENZA & CA MURPHY JTWROS                                100                 100              0.001%
ASHLEY ENTENZA & CA MURPHY JTWROS                                100                 100              0.001%
ROLLAND NOLTE                                                    100                 100              0.001%


                                                      IB-48





DAVID A PATRICK DIANE R PATRICK JTWROS                           100                 100              0.001%
TIM SCHARENBROCH BRENDA SCHARENBROCH JTWROS                      100                 100              0.001%
DAVID J SQUIERS LINDA E SQUIERS JTWROS                           100                 100              0.001%
RAYNOLD TOPP                                                     100                 100              0.001%
W ALLAN UHRHAMMER                                                2000               2,000             0.016%
W ALLAN UHRHAMMER                                                200                 200              0.002%
RYAN W WOLFE                                                     100                 100              0.001%
MICHAEL R GILBERT TERRI R GILBERT JTWROS                         200                 200              0.002%
ALAN L HAWORTH MARSHA HAWORTH JTWROS                             500                 500              0.004%
ALAN L HAWORTH MARSHA HAWORTH JTWROS                             500                 500              0.004%
ALAN L HAWORTH MARSHA HAWORTH JTWROS                             500                 500              0.004%
JOHN HOLLINGSWORTH DONNA HOLLINGSWORTH JTWROS                    400                 400              0.003%
DAN HOUSER                                                       100                 100              0.001%
DAN HOUSER                                                       250                 250              0.002%
DAN HOUSER                                                       250                 250              0.002%
DAN HOUSER                                                       250                 250              0.002%
RICHARD L JOHNSON PHYLLIS J JOHNSON JTWROS                       100                 100              0.001%
MICHAEL DAVID KAKERT JOANNE KAY KAKERT JTWROS                    500                 500              0.004%
JAMES D KALBACH BARBARA G KALBACH JTWROS                         400                 400              0.003%
KERMIT M LARSEN                                                   50                  50              0.000%
LELAND H MOORE                                                   200                 200              0.002%
RONALD L ROBERTS YVONNE M ROBERTS JTWROS                         1000               1,000             0.008%
RONALD L ROBERTS YVONNE M ROBERTS JTWROS                         400                 400              0.003%
RONALD L ROBERTS MARVIN GEIS JTWROS                              200                 200              0.002%
RONALD L ROBERTS BONNIE J TAYLOR JTWROS                          100                 100              0.001%
HELEN M SAGAR JOHN L SAGAR JTWROS                                200                 200              0.002%
HELEN M SAGAR JOHN L SAGAR JTWROS                                200                 200              0.002%
BEN SHOLAR MAGGIE SHOLAR JTWROS                                  400                 400              0.003%
LYNN EDWARD SILVER KRISTA ANN SILVER JTWROS                      100                 100              0.001%
RICHARD SKINNER DOROTHY SKINNER JTWROS                           100                 100              0.001%
STEVEN C STAMP LYNN A STAMP JTWROS                               200                 200              0.002%
LYNN A STAMP KELLY N STAMP                                       100                 100              0.001%
LYNN A STAMP BRIAN R STAMP JTWROS                                100                 100              0.001%
LYNN A STAMP KRISTIN M STAMP JTWROS                              100                 100              0.001%
RICHARD SWASAND MARY SWASAND REVOCABLE TRUST                     300                 300              0.002%
DAVID L SWEET BARBARA E SWEET JTWROS                             100                 100              0.001%
SHAWN TOOMSEN                                                    100                 100              0.001%
CHAD TYSDAHL                                                     100                 100              0.001%
W ALLAN UHRHAMMER                                                500                 500              0.004%
NORMAN VAN DEEST JOYCE VAN DEEST JTWROS                          2000               2,000             0.016%
LAWRENCE VAN HEUKELOM LOIS VAN HEUKELOM JTWROS                   400                 400              0.003%
HENRY G VANDERZYDEN VERDA M VANDERZYDEN JTWROS                   1000               1,000             0.008%
CHAD R WHITAKER                                                  100                 100              0.001%
THOMAS G WIESE                                                   300                 300              0.002%
RAY E BRIDGES                                                    200                 200              0.002%
TOURS, INC                                                       400                 400              0.003%
LUKE CHAPMAN                                                      8                   8               0.000%
MILTON E DIXON MARY R DIXON JTWROS                               100                 100              0.001%


                                                      IB-49





MARVIN L FINDLEY FRANCES M FINDLEY JTWROS                        100                 100              0.001%
RON FRIDOLFSON TRAUDEL FRIDOLFSON JTWROS                         200                 200              0.002%
GREGORY A FRITZ KYRA L FRITZ JTWROS                              200                 200              0.002%
MICHAEL J GOODIN JACELYN K GOODIN JTWROS                         800                 800              0.007%
LLOYD L HEINSELMAN CYNTHIA S HEINSELMAN JTWROS                   500                 500              0.004%
JOSH HIEMSTRA                                                     4                   4               0.000%
ROBERT A HULTQUIST SHIRLEY A HULTQUIST JTWROS                    1000               1,000             0.008%
GERALD R JONES                                                   200                 200              0.002%
TOBY E KLAUENBERG JENNIFER S KLAUENBERG JTWROS                    88                  88              0.001%
ERIC JAHN LANDMEIER                                              200                 200              0.002%
PERCY J LAUE                                                     100                 100              0.001%
NOEL D LINDO                                                     200                 200              0.002%
DAVID M LOFTUS                                                   100                 100              0.001%
WILLIAM K MATHEWS TINA D MATHEWS JTWROS                          600                 600              0.005%
JAMES R MCCLAIN NANCY L MCCLAIN JTWROS                           340                 340              0.003%
KEVIN A MCNEAL                                                   300                 300              0.002%
GORDON G MOELLER                                                 200                 200              0.002%
JOHN B MOSER                                                     200                 200              0.002%
KATHIE PICKARD ZACHARY PICKARD JTWROS                             50                  50              0.000%
JASON PIPPERT ANGIE PIPPERT JTWROS                               600                 600              0.005%
JOHN RISINGER                                                    300                 300              0.002%
RONALD L ROBERTS YVONNE M ROBERTS JTWROS                         500                 500              0.004%
RONALD L ROBERTS RALPH D ROBERTS JTWROS                          300                 300              0.002%
MICHAEL ROZENDAAL SANDRA ROZENDAAL JTWROS                        100                 100              0.001%
BRUCE M SMTH                                                     100                 100              0.001%
CHESTER TABER GERTRUDE TABER JTWROS                              100                 100              0.001%
DON E THORNBURG JOYCE E THORNBURG JTWROS                         200                 200              0.002%
MICHAEL E TRICARICO JOYCE M TRICARICO JTWROS                     100                 100              0.001%
JOHN A TWOMBLY                                                   100                 100              0.001%
MRS HENRY A WEBBER                                               500                 500              0.004%
RAYMOND B WEE JANET M WEE                                        200                 200              0.002%
RICK T WEISS                                                     200                 200              0.002%
KIM L ANDERSON LAYNE C ANDERSON JTWROS                           200                 200              0.002%
MARY ANN BELLVILLE  DEAN D BELLVILLE  JTWROS                     100                 100              0.001%
ARCHIE R. BRITCHER UTMA C/O CONNIE S. M. BRITCHER                1000               1,000             0.008%
CUSTODIAN
GARY F BROWN DONNA E BROWN JTWROS                                1000               1,000             0.008%
R SCOTT EMERSON ROBERTA A EMERSON JTWROS                         100                 100              0.001%
THOMAS FARRELL                                                    20                  20              0.000%
KATHLEEN A FREYBACK                                               20                  20              0.000%
CAROLYN F FREYLACK                                               100                 100              0.001%
THOMAS P FREYLACK                                                 20                  20              0.000%
DAVID L FREYLACK                                                  20                  20              0.000%
JOHN C FREYLACK                                                   20                  20              0.000%
JOSEPH T FREYLACK                                                 20                  20              0.000%
MATHEW P FREYLACK                                                 20                  20              0.000%
LINDSAY FREYLACK                                                  10                  10              0.000%
SARAH FREYLACK                                                    10                  10              0.000%
GREGG A GOOS THERESA M GOOS JTWROS                               100                 100              0.001%


                                                      IB-50





MICHAEL HOHL                                                      10                  10              0.000%
THOMAS E HOLM BONNIE F HOLM JTWROS                               200                 200              0.002%
KAREN K JESSEN                                                   300                 300              0.002%
DANIEL L KESTER LORA L KESTER JTWROS                             200                 200              0.002%
JOHN D KLEMM VIRGINA C KLEMM JTWROS                              200                 200              0.002%
GARY KNUTSON ROBERTA KNUTSON JTWROS                              400                 400              0.003%
JACK WILLIAM MOBERG LOIS MAY MOBERG JTWROS                       200                 200              0.002%
MARCUS A MUELLER                                                 200                 200              0.002%
LLOYD PATRICK DIANNA PATRICK JTWROS                              100                 100              0.001%
RANDALL R PATRICK JANICE MB PATRICK JTWROS                       100                 100              0.001%
ROBERT E RIGGLE                                                   50                  50              0.000%
LOIS RIGGLE ROBERT E RIGGLE JTWROS                               100                 100              0.001%
CLEM SCHROEDER                                                   4000               4,000             0.033%
CLEM SCHROEDER                                                   200                 200              0.002%
MARY K SMAHAJ                                                     20                  20              0.000%
BONNY SUE SMITH                                                  200                 200              0.002%
RICHARD D SPAIN PAMELA SUE SPAIN JTWROS                          100                 100              0.001%
RICHARD J SPORRER SHARON A SPORRER JTWROS                        202                 202              0.002%
EVERETTE E STERNS JR CORINNE S STERNS JTWROS                     200                 200              0.002%
GAYLE V STRICKLER JR LOIS E STRICKLER JTWROS                     500                 500              0.004%
MICHAEL SYNGERGAARD JODY SINGERGAARD JTWROS                      100                 100              0.001%
JOHN ALLAN TURNER                                                100                 100              0.001%
NANCY R VALONE                                                    20                  20              0.000%
JAMES R VALONE C/O SUSAN C FREYLACK CUSTODIAN                     10                  10              0.000%
JORDON VALONE C/O SUSAN C FREYLACK CUSTODIAN                      10                  10              0.000%
LANCE VAN HAUEN                                                  100                 100              0.001%
LINDA VAN PELT                                                   100                 100              0.001%
CHAD W WILE                                                      200                 200              0.002%
CORY J WILTSE                                                    260                 260              0.002%
GREGORY G BANKS SUSAN L BANKS JTWROS                             100                 100              0.001%
SYLVIA P BOEHMKE DUANE T BOEHMKE TENANTS IN COMMON               150                 150              0.001%
HOPE BOSSARD                                                     400                 400              0.003%
GETTY FARM, LTD                                                  200                 200              0.002%
LARRY BRIM TRUST DATED FEB 25, 2000, LARRY BRIM TRUSTEE          400                 400              0.003%
ALLEN R BROWN  PATRICIA K BROWN JTWROS                           100                 100              0.001%
ROGER G  BRYAN                                                   400                 400              0.003%
WAYNE F BUDDING                                                  400                 400              0.003%
LARRY LYNN CLARK RICKY LYNN CLARK JTWROS                         100                 100              0.001%
DENNIS C COPPES DEBRA K COPPES JTWROS                            200                 200              0.002%
DENNIS L DAMMAN JUDITH A DAMMAN JTWROS                           120                 120              0.001%
GERALD F DETERS SALLY K DETERS JTWROS                             50                  50              0.000%
ERIC DETERS FBO GERALD F DETERS CUSTODIAN                         25                  25              0.000%
ERIN DETERS FBO GERALD F DETERS CUSTODIAN                         25                  25              0.000%
BOB A ELLIOTT CAROLE A ELLIOTT JTWROS                            200                 200              0.002%
LARRY T GOSSET RICHAEL H GOSSET JTWROS                           100                 100              0.001%
STEVEN L HEIL VICKI A HEIL JTWROS                                200                 200              0.002%
BRYAN HUDSON DIANA HUDSON JTWROS                                 100                 100              0.001%
NANCY H KAUFMAN                                                  100                 100              0.001%


                                                      IB-51





YVONNE M KIRKPATRICK                                             400                 400              0.003%
JOSEPH E KNIGHT PATRICIA A KNIGHT TENANTS IN COMMON              400                 400              0.003%
MARY E KONGABLE KEITH E KONGABLE JTWROS                          100                 100              0.001%
DAVID P LEONARD DIANE K LEONARD JTWROS                           200                 200              0.002%
WALTER D LUTHER MAVIS E LUTHER JTWORS                            200                 200              0.002%
WILLIAM W MAGIE                                                  200                 200              0.002%
DENISE MARTIN                                                    600                 600              0.005%
WAYNE D MARTIN JOANN M MARTIN JTWROS                             200                 200              0.002%
JAMES L MCGRIFF                                                  1200               1,200             0.010%
THOMAS E MILLER                                                  200                 200              0.002%
KEN J PARRY SHARON K PARRY JTWROS                                100                 100              0.001%
MICHAEL F POHLMEIER                                              1600               1,600             0.013%
KIRK J REQUIST GARNET REQUIST JTWROS                             100                 100              0.001%
E DALE RIEDL PRISCILLA J RIEDL JTWROS                            300                 300              0.002%
DR NORMAN K RINDERKNECHT                                         150                 150              0.001%
SHAFFER CONSTRUCTION                                             100                 100              0.001%
W ALLAN UHRHAMMER                                                800                 800              0.007%
JEFF ULLESTAD                                                    200                 200              0.002%
JULIE WILLENBORG DENNY WILLENBORG JTWROS                         200                 200              0.002%
CHAD CHRISTIANSON NICOLE CHRISTIANSON JTWROS                     100                 100              0.001%
MARK A ELDRIDGE                                                  200                 200              0.002%
JEFFREY L ENGLE DIANE M ENGLE JTWROS                             1200               1,200             0.010%
ROY A GELHAUS SHEILA GELHAUS JTWROS                              500                 500              0.004%
RICHARD L HARMON CHERYLE L HARMON JTWROS                         1000               1,000             0.008%
ROGER HUPFELD                                                    400                 400              0.003%
RONALD H JARBOE DIXIE L JARBOE JTWROS                            200                 200              0.002%
ARTHUR JENISON JUDY JENISON JTWROS                               600                 600              0.005%
STEVE KRAUSE                                                     200                 200              0.002%
JOHN ANTHONY LETO                                                200                 200              0.002%
HOWARD T MARQUARDT ERSILEEN M MARQUARDT JTWROS                   100                 100              0.001%
GERALD P NYE JOZELLA C NYE JTWROS                                100                 100              0.001%
TODD SIEFERT PEGGY SIEFERT JTWROS                                200                 200              0.002%
W ALLAN UHRHAMMER                                                1500               1,500             0.012%
MINDY A WILLIAMS WAYNE L WILLIAMS JTWROS                         300                 300              0.002%
DANIEL J CASTLE                                                  600                 600              0.005%
MATT ERGER                                                       100                 100              0.001%
MATT ERGER SHARON ERGER JTWROS                                   100                 100              0.001%
ARNOLD L ESPE IRENE K ESPE JTWROS                                100                 100              0.001%
LEONARD L HOLLAR BEVERLY A HOLLAR JTWROS                         300                 300              0.002%
EDWIN D HYMER MARGARET R HYMER JTWROS                            200                 200              0.002%
LAWRENCE LAPLUME                                                 1000               1,000             0.008%
RODNEY H LARSEN                                                  200                 200              0.002%
DENNIS R MARTIN SUSAN L MARTIN TENANTS IN COMMON                 200                 200              0.002%
CHARLES R MITCHELL NANCY A MITCHELL JTWROS                       400                 400              0.003%
RONALD L MOORE                                                   300                 300              0.002%
KENDELL DEAN MOORMAN                                             1000               1,000             0.008%
JULIE QUAMME BENNETT QUAMME JTWROS                               200                 200              0.002%
LOREN V RENZE LUCILLE H HAAN-RENZE JTWROS                        200                 200              0.002%


                                                      IB-52





DARWIN ROUW ANDREA ROUW JTWROS                                   100                 100              0.001%
LORINDA J CROPSEY DAVID A TURNER JTWROS                          200                 200              0.002%
DANIEL R WICHHART KRISTY A WICHHART JTWROS                       1000               1,000             0.008%
DAVID J WILHEM BETHEL R WILHELM JTWROS                           600                 600              0.005%
DENNIS BAKER KATHY BAKER JTWROS                                   20                  20              0.000%
DENNIS BAKER KATHY BAKER JTWROS                                   20                  20              0.000%
DENNIS BAKER KATHY BAKER QUINN MICHAEL BAKER JTWROS               20                  20              0.000%
DENNIS BAKER KATHY BAKER JACK HENRY BAKER JTWROS                  20                  20              0.000%
MARK DOUGLAS BARTLOW                                             100                 100              0.001%
WARREN W BLAKE                                                   100                 100              0.001%
ANNETTE M BREIER SARAH L MARTINEAU TENANTS IN COMMON             100                 100              0.001%
SHERRI CAMPBELL                                                  200                 200              0.002%
DOUGLAS R DORN KIM J DORN JTWROS                                 1000               1,000             0.008%
EUGENE J OR COLLEEN R DOWIE TRUST                                1000               1,000             0.008%
GAIL L FLEMING                                                   100                 100              0.001%
CURT F GROEN                                                     200                 200              0.002%
CHRIS M GROEN                                                    200                 200              0.002%
RONALD L JACKSON MARY E JACKSON JTWROS                           300                 300              0.002%
STEVEN JOHNSON                                                   200                 200              0.002%
RUSSELL JOHNSON                                                  200                 200              0.002%
GARY JOHNSON                                                     200                 200              0.002%
RICHARD A KARR SR                                                100                 100              0.001%
L CALEB KNUTSON                                                  100                 100              0.001%
EARL H LUDWIG CAROLE LUDWIG JTWROS                               100                 100              0.001%
STEVEN H NORDEN                                                  100                 100              0.001%
STEVEN H NORDEN                                                  100                 100              0.001%
STEVEN H NORDEN                                                  100                 100              0.001%
DAVID I SCOTT CAROLYN C SCOTT JTWROS                             200                 200              0.002%
GREG SHAEFFER                                                    200                 200              0.002%
CHERYL L TANDY                                                   240                 240              0.002%
TIM WEIDAUER CAROL WEIDAUER JTWROS                               600                 600              0.005%
STAN SEVERSON ROXANN DITTMER JTWROS                              500                 500              0.004%
ANDREW D DOUGAN KIMBERLY J DOUGAN JTWROS                         100                 100              0.001%
LILLIAN FEDLER                                                   500                 500              0.004%
SCOTT C GROEN                                                    200                 200              0.002%
JEAN GROEN REVOCABLE TRUST                                       1000               1,000             0.008%
DAVID JOST JULIANNE JOST JTWROS                                  100                 100              0.001%
KAROL K KELSEY BRYAN D HOBBS JTWROS                              100                 100              0.001%
TODD R LOUWAGIE SHELLEY R LOUWAGIE JTWROS                        100                 100              0.001%
MICHAEL D MACHULA MELODY D MACHULA JTWROS                        100                 100              0.001%
WILLIAM J MILLER V EARLENE MILLER JTWROS                         200                 200              0.002%
DAVID GREGG ROBERTS                                              600                 600              0.005%
NICK ROBERTS                                                     400                 400              0.003%
JERRY P SHARP NANCY J SHARP JTWROS                               100                 100              0.001%
KEN STOCK                                                        400                 400              0.003%
VICTORIA TELFORD NEAL TELFORD                                    100                 100              0.001%
JOHN A THRAILKILL                                                600                 600              0.005%
DOUGLAS C WILLIAMS                                               200                 200              0.002%


                                                      IB-53





GRUNDY NATIONAL BANK, CUSTODIAN DOUGLAS O JORDAN                 800                 800              0.007%
ROTH IRA
GRUNDY NATIONAL BANK, CUSTODIAN NEVA S JORDAN ROTH               800                 800              0.007%
IRA
DON C ARPY JO ANN ARPY JTWORS                                    200                 200              0.002%
RODNEY D ARROWOOD PAMELA J ARROWOOD JTWROS                       200                 200              0.002%
BRAD A ARROWOOD DARREL D ARROWOOD JTWORS                         200                 200              0.002%
LEO A ARROWOOD DARREL ARROWOOD JTWROS                            200                 200              0.002%
JOHN J BALOUN BONNIE M BALOUN JTWROS                             200                 200              0.002%
RAYMOND E BAXTER                                                 500                 500              0.004%
RONALD L ROBERTS GARY F BROWN JTWROS                             200                 200              0.002%
GARY W DAVIS LISA DAVIS JTWROS                                   100                 100              0.001%
MERCEDES DREES LLOYD J DREES JTWROS                              100                 100              0.001%
KEVIN DUBBERT                                                    200                 200              0.002%
SHERRIE L DVORAK THOMAS W DVORAK JTWROS                          100                 100              0.001%
CARMA R FAUST                                                    1000               1,000             0.008%
STEVE HALL MEGAN HALL ROBIN HALL TENANTS IN COMMON               120                 120              0.001%
BRYANT LEE HAYS                                                  100                 100              0.001%
RICHARD HIGGINBOTTOM DARLENE J HIGGINBOTTOM JTWROS               500                 500              0.004%
JADON KLAVER                                                     100                 100              0.001%
RICHARD KEITH KLOPPING DORIS MAXINE KLOPPING JTWROS              100                 100              0.001%
MARVIN R LANCASTER                                               200                 200              0.002%
NATHANIEL M MCLAREN                                              100                 100              0.001%
DANIEL S PETERSEN                                                300                 300              0.002%
WILLIAM MARK RILEA WANDA JEAN RILEA JTWROS                       1000               1,000             0.008%
ROBERT A SCHULTZ REVOCABLE TRUST                                 300                 300              0.002%
ROLLINS M SHORT ELEANOR M SHORT JTWROS                           400                 400              0.003%
EMJAYCO FBO RILEY UGLUM PROFIT SHARING PLAN # 4206               5000               5,000             0.041%
MATT VANPELT                                                     200                 200              0.002%
ARTHUR WHITWORTH                                                 100                 100              0.001%
RICHARD L WRIGHT                                                 1000               1,000             0.008%
ALLAN P DAHL                                                     100                 100              0.001%
BRYAN EMERY                                                      100                 100              0.001%
MICHAEL J GOODIN JACELYN K GOODIN JTWROS                         200                 200              0.002%
CHAD W HOTZ                                                      100                 100              0.001%
JOEL M HUYSER                                                    200                 200              0.002%
DARL L HUYSER                                                    200                 200              0.002%
DUSTIN L HUYSER                                                  200                 200              0.002%
PHILLIP L JORDAN NONA B JORDAN JTWROS                            800                 800              0.007%
MICHAEL T LEUCHS SUSAN J LEUCHS                                  200                 200              0.002%
DAVID M MACHULA MARLA J MACHULA JTWROS                           200                 200              0.002%
ROGER E MCFARLAND JOYCE M MCFARLAND JTWROS                       100                 100              0.001%
PHILIP M MCLAREN LANA S MCLAREN JTWROS                           100                 100              0.001%
GARY OLSOWSKI TRACEY OLSOWSKI JTWROS                             100                 100              0.001%
KEVIN N PALUMBOS                                                 1000               1,000             0.008%
CURTIS VORWALD KAY M VORWALD JTWROS                              1000               1,000             0.008%
DONALD B WILCOX GENEVA M WILCOX JTWROS                           500                 500              0.004%
DONALD B WILCOX GENEVA M WILCOX JTWROS                           500                 500              0.004%
CHRIS ANN BUITENWERF                                             100                 100              0.001%


                                                      IB-54





LLOYD M DUFFE                                                    1000               1,000             0.008%
GERALD K FEE                                                     200                 200              0.002%
LARRY E MORTENSON DARLENE A MORTENSON JTWROS                     200                 200              0.002%
RONALD OSTHUS LORA OSTHUS JTWROS                                 200                 200              0.002%
NORMAN L PANZI                                                   100                 100              0.001%
ALLAN STANDORF SANDRA STANDORF JTWROS                            200                 200              0.002%
LEO VAN DE KROL NELLIE VAN DE KROL TENNANTS IN COMMON            200                 200              0.002%
NORMA L VANDERLOO VIRGIL P VANDERLOO JTWROS                      120                 120              0.001%
BOBBY BAKER LINDA BAKER JTWROS                                   400                 400              0.003%
JOANNE COOP                                                      200                 200              0.002%
LYNN L EBEL TAMMY L EBEL JTWROS                                  140                 140              0.001%
ROGER FRITZ VICKI FRITZ JTWROS                                   300                 300              0.002%
MARK R GREMLER BETH A GREMLER JTWROS                             500                 500              0.004%
WILLARD H HERZBERG JOANNE KAY HERZBERG TENANTS IN                200                 200              0.002%
COMMON
CURTIS D HUSSKE MARY C HUSSKE JTWROS                             500                 500              0.004%
RICK T KETCHER JR                                                200                 200              0.002%
JOSEPH E KODIS MARY BETH KODIS JTWROS                            100                 100              0.001%
DENNIS LEACH VIOLET LEACH JTWROS                                 200                 200              0.002%
RONALD L MOORE                                                   200                 200              0.002%
GUY R REDDISH JOHN H REDDISH JTWROS                              100                 100              0.001%
ROBERT L VAUGHAN                                                 200                 200              0.002%
DAVID R WENGER                                                   200                 200              0.002%
MID-IOWA WOMEN'S INVESTMENT CLUB                                 100                 100              0.001%
STEVEN J BAILIN AUDREY M PORTER JTWROS                           400                 400              0.003%
DRU C DAVIS MARVAH J DAVIS JTWROS                                200                 200              0.002%
IVAN W HART Z MAXINE HART JTWROS                                 100                 100              0.001%
MARY A HOPPERSTAD                                                200                 200              0.002%
RICKY DON KELLENBERGER KAREN JOY KELLENBERGER                    1000               1,000             0.008%
JTWROS
DAVID JOHN MARTINEAU BRENDA RUTH MARTINEAU JTWROS                100                 100              0.001%
LESLIE ANNE POTTER                                               100                 100              0.001%
STEVEN C RIGGS TERRIE A RIGGS JTWROS                             200                 200              0.002%
RANDY ROZENDAAL SHELLY ROZENDAAL TENANTS IN COMMON               100                 100              0.001%
NAOMA L SHAFFER DANIEL F SHAFFER JTWROS                          100                 100              0.001%
DANIEL F SHAFFER NAOMA L SHAFFER JTWROS                          100                 100              0.001%
BEN SHOLAR MAGGIE SHOLAR JTWROS                                  100                 100              0.001%
RAYNOLD TOPP                                                     200                 200              0.002%
MARINELLA VAN HAL CORNELIUS VAN HAL JTWROS                       200                 200              0.002%





                                   [Balance of page left intentionally blank.]


                                                               APPENDIX II











                              FINANCIAL STATEMENTS
                                   AND
                          REPORT OF INDEPENDENT
                       CERTIFIED PUBLIC ACCOUNTANTS

                              MIRENCO, INC.
                      (a development stage company)

                        December 31, 1999 and 1998

                                    C O N T E N T S





                                                                 Page

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS                3

BALANCE SHEETS                                                    4
STATEMENTS OF OPERATIONS                                          5
STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY                      6
STATEMENTS OF CASH FLOWS                                          7
NOTES TO FINANCIAL STATEMENTS                                     8

       REPORT OF INDEPENDENT
    CERTIFIED PUBLIC ACCOUNTANTS


Board of Directors
MIRENCO, Inc.

We have audited the accompanying balance sheet of MIRENCO, Inc. (a development stage company) as of December 31, 1999, and the related statements of operations, changes in stockholders' equity, and cash flows for the years ended December 31, 1999 and 1998 and for the period from February 21, 1997 (inception) to December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of MIRENCO, Inc. as of December 31, 1999 and the results of its operations and its cash flows for the years ended December 31, 1999 and 1998 and for the period from February 21, 1997
(inception) to December 31, 1999, in conformity with generally accepted accounting principles.


/S/ GRANT THORNTON LLP
----------------------

Kansas City, Missouri
May 15, 2000

                                        MIRENCO, Inc.
                              (a development stage company)
                                      BALANCE SHEETS

                                                                            March 31
                                                    December 31,              2000
                                                        1999               (unaudited)
                                                    -----------           -----------
CURRENT ASSETS
     Cash                                              $711,612            $2,223,050
     Accounts receivable                                108,709                16,403
     Inventories                                         37,050                62,550
     Other                                               77,034                78,998
                                                    -----------           -----------
          Total current assets                          934,405             2,381,001

PROPERTY AND EQUIPMENT - net                             19,001                26,912

PATENTS, net of accumulated amortization                  9,472                 9,349
of $328 (note D)
                                                    -----------           -----------
                                                       $962,878            $2,417,262
                                                    ===========           ===========


          LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
     Accounts payable                                   $83,058               $11,010
     Accrued expenses                                    43,791                35,974
                                                    -----------           -----------
Total current liabilities                               126,849                46,984

COMMITMENTS AND CONTINGENCIES (notes B,C, D, E and F)     -                      -

STOCKHOLDERS' EQUITY (notes E and F)
     Common stock, no par value,
     30,000,000 shares authorized,
     11,863,999 and 12,218,775,respectively           1,707,878             3,452,304
     Additional paid-in capital                       1,955,154             1,955,154
     Deficit accumulated during development stage    (2,827,003)           (3,037,180)
                                                    -----------           -----------
                                                        836,029             2,370,278
                                                    -----------           -----------
                                                       $962,878            $2,417,262
                                                    ===========           ===========


         The accompanying notes are an integral part of these statements

                                                       MIRENCO, Inc.
                                              (a development stage company)
                                                 STATEMENTS OF OPERATIONS



                                                      Period from          Three           Three
                                                       February 21,        months          months
                           Year            Year           1997             ended           ended
                           ended          ended      (inception) to        March 31,      March 31,
                        December 31,    December 31,   December 31,         2000            1999
                            1999           1998            1999         (unaudited)     (unaudited)
                        -----------    ------------    -----------     ------------     ------------
Net sales                 $ 195,295       $  33,992     $  247,445          $31,864          $57,505

Cost of sales               152,901          52,801        212,869           29,739           28,672
                        -----------    ------------    -----------     ------------     ------------
     Gross profit (loss)     42,394         (18,809)        34,576            2,125           28,833

Operating expenses          579,244       2,186,919      2,873,010          226,720           96,065
                        -----------    ------------    -----------     ------------     ------------
     Loss from operations (536,850)     (2,205,728)    (2,838,434)        (224,595)         (67,232)

Interest income              12,351          13,186         26,631           14,418            1,654
                        -----------    ------------    -----------     ------------     ------------
     NET LOSS           $ (524,499)   $ (2,192,542)    $(2,811,803)    $   (210,177)    $    (65,578)
                        ===========    ============    ===========     ============     ============

Net loss per share
available for
common shareholders-
basic and diluted           $(0.05)         $(0.19)        $(0.26)          $(0.02)          $(0.01)
                        ===========    ============    ===========     ============     ============
Weighted-average
shares outstanding -
basic and diluted        11,735,001      11,412,219     10,735,090       12,100,515       11,630,800
                        ===========    ============    ===========     ============     ============


                         The accompanying notes are an integral part of these statements




                                                                                   MIRENCO, Inc.
                                                                          (a development stage company)
                                                                    STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY


                                                                                                    Deficit
                                                  Common stock                   Additional       accumulated
                                       ----------------------------------         paid-in            during
                                            Shares            Amount              capital       development stage       Total
                                       -----------------  ---------------  ------------------  -------------------  ---------------
Balance at February 21, 1997,
  (inception)                                    600,000           $  500           $  -               $-                   $  500
Issuance of stock                                 49,970          249,850              -                -                  249,850
Net loss                                           -                -                  -                (94,762)           (94,762)
                                       -----------------  ---------------  -----------------    ----------------    ---------------
Balance at December 31, 1997                     649,970          250,350              -                (94,762)           155,588
Issuance of stock                                 71,035          355,175              -                -                  355,175
Issuance of stock for
  services rendered                                6,000           30,000              -                -                   30,000
Issuance of stock                                 36,675          183,375              -                -                  183,375
Issuance of stock for
  services rendered                                7,800           39,000              -                -                   39,000
Three-for-one stock split                      1,542,960            -                  -                -                     -
Issuance of stock for
  services rendered                               11,720           58,600              -                -                   58,600
Issuance of stock options                          -                -              1,730,454            -                1,730,454
Net loss                                           -                -                  -             (2,192,542)        (2,192,542)
                                       -----------------  ---------------   ----------------    ----------------    ---------------
Balance at December 31, 1998                   2,326,160          916,500          1,730,454         (2,287,304)           359,650
Five-for-one stock split                       9,304,640            -                  -                -                      -
Distribution to stockholders                       -                -                  -                (15,200)           (15,200)
Issuance of stock                                 66,979          334,895              -                -                  334,895
Issuance of stock                                166,220          831,100              -                -                  831,100
Offering costs                                     -            (374,617)              -                -                 (374,617)
Issuance of warrants for
  service rendered                                 -                -                149,700            -                  149,700
Issuance of stock options                          -                -                 75,000            -                   75,000
Net loss                                           -                -                  -              (524,499)           (524,499)
                                       -----------------  ---------------   ----------------    ----------------    ---------------
Balance at December 31, 1999                  11,863,999        1,707,878          1,955,154         2,827,003)            836,029
Issuance of stock - (unaudited)                  354,776        1,773,880              -                 -               1,773,880
Offering costs - (unaudited)                       -             (29,454)              --              (29,454)
Net loss - (unaudited)                             -                -                  -              (210,177)           (210,177)
                                       -----------------  ---------------   ----------------    ----------------    ---------------
Balance at March 31, 2000 (unaudited)         12,218,775     $  3,452,304       $  1,955,154      $ (3,037,180)         $2,370,278
                                       =================  ===============   ================    ================    ===============


                                                The accompanying notes are an integral part of these statements





                                                        MIRENCO, Inc.
                                               (a development stage company)
                                                  STATEMENTS OF CASH FLOWS




                                                                             Period from
                                                                             February 21,   Three months   Three months
                                                                                 1997          ended          ended
                                                Year ended     Year Ended   (inception) to    March 31,     March 31,
                                               December 31,    December 31,   December 31,      2000          1999
                                                   1999          1998           1999        (unaudited)    (unaudited)
                                              --------------   ------------- -------------- ------------- --------------
Cash flows from operating activities
  Net loss                                      $  (524,499) $  (2,192,542) $  (2,811,803)  $  (210,177)    $  (65,578)

  Adjustments to reconcile net loss to net
  cash used in operating activities:
    Stock-based compensation                          75,000     1,858,054      1,933,054         -             -
    Warrants issued for services                      74,850         -             74,850         -             -
    Depreciation and amortization                      1,229         -              1,229         1,870         -
    (Increase) decrease in assets
       Accounts receivable                         (102,988)       (2,010)      (108,709)        85,983          (323)
       Inventories                                    59,150      (85,457)       (37,050)      (25,500)         11,768
       Other                                          11,719        12,449        (9,337)         4,360        (1,282)
    Increase (decrease) in liabilities
       Accrued payable                                78,123       (4,209)         83,058      (45,401)          6,404
       Accrued expenses                               43,791       (3,537)         43,791      (34,465)         13,689
                                              -------------- ------------- -------------- ------------- --------------
        Net cash used in operating activities       (283,625)     (417,252)     (830,917)     (223,330)       (35,322)

Cash flows from investing activities
    Purchase of patent                               (9,800)         -            (9,800)         -             -
    Purchase of equipment                           (19,902)         -           (19,902)       (9,658)         -
                                                ------------ -------------   ------------  ------------ --------------
        Net cash used in investing activities       (29,702)         -           (29,702)       (9,658)         -

Cash flows from financing activities
   Proceeds from sale of stock, net of
   offering costs                                    791,378       538,550      1,580,278     1,744,426         -
   Distribution to stockholders                      (15,200)        -           (15,200)         -             -
                                              -------------- ------------- -------------- ------------- --------------
        Net cash provided by financing activities    776,178       538,550      1,565,078     1,744,426         -
                                              -------------- ------------- -------------- ------------- --------------
Increase (decrease) in cash                          462,851       121,298        711,612     1,511,438       (35,322)
Cash, beginning of year                              248,761       127,463          -           711,612        248,761
                                              -------------- ------------- -------------- ------------- --------------
Cash, end of year                                 $  711,612    $  248,761     $  711,612  $  2,223,050     $  213,439
                                              ============== ============= ============== ============= ==============



                                    The accompanying notes are an integral part of these statements


                                  MIRENCO, Inc.
                          (a development stage company)
                          NOTES TO FINANCIAL STATEMENTS
                           December 31, 1999 and 1998


NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     A summary of the significant accounting policies consistently applied in the preparation of the accompanying financial statements follows.

1.  Nature of Business

MIRENCO, Inc. (the Company) was incorporated as an Iowa corporation in 1997. The Company is a marketing company that distributes a variety of automotive and after-market products of which they have exclusive licensing rights. The products primarily reduce emissions and increase vehicle performance. The Company's products are primarily sold in the domestic market.

2.    Revenue Recognition

Revenue is recognized from sales when a product is shipped and from services when they are performed.

3.  Inventories

Inventories are stated at the lower of cost (as determined by the first-in, first-out method) or market.

4.  Income Taxes

The Company uses the asset and liability method in providing income taxes on all transactions that have been recognized in the financial statements. That method requires the adjustment of deferred taxes to reflect the tax rates at which future taxable amounts will be settled or realized. The effects of tax rate changes on future deferred tax liabilities and deferred tax benefits, as well as other changes in income tax laws, are recognized in net earnings in the period such changes are enacted. Valuation allowances are established when necessary to reduce deferred tax assets to the amounts expected to be realized.

5.    Patents

The  Company   acquired   certain   patents  which  will  be  amortized  on  the
straight-line method over their remaining legal lives.

6.    Property and Equipment

Property and equipment are stated at cost. The Company provides for depreciation on the straight-line method over the estimated useful lives of three to five years.

7.  Stock Based Compensation

The Company accounts for stock-based employee compensation arrangements in accordance with the provisions of Accounting Principles Board Opinion (APB) No. 25, "Accounting for Stock Issued to Employees" and related interpretations, and complies with the disclosure provisions of SFAS No. 123, "Accounting for Stock-Based Compensation". The Company accounts for equity issued to non-employees in accordance with the provisions of SFAS No. 123.

8.   Net Loss Per Share

Basic net loss per share is calculated on the basis of the weighted-average number of common shares outstanding during the periods, which includes the effects of all stock splits. Net loss per share assuming dilution is calculated on the basis of the weighted-average number of common shares outstanding and the dilutive effect of all potential common stock equivalents. Net loss per share assuming dilution for the years ended December 31, 1999 and 1998 is equal to basic net loss per share since the effect of common stock equivalents outstanding during the periods is anti-dilutive.

9.    Fair Value of Financial Instruments

The Company's financial instruments include cash, accounts receivable, accounts payable and accrued liabilities. The carrying amounts of financial instruments approximates fair value due to their short maturities.

10.   Royalty Expense

Royalty expense is recorded and paid based upon sale of product, services and rights related to patents (See Note E).

11.   Advertising

Advertising costs are expensed as incurred and are $27,797 and $31,313 for the years ended December 31, 1999 and 1998, respectively.

12. Use of Estimates

In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reporting period. Actual results could differ from those estimates.


NOTE B - CONCENTRATION OF CUSTOMERS

   The Company had four customers that accounted for 91% of their 1999 sales and one customer that accounted for 79% of their 1998 sales. A major customer is considered to be any customer who accounts for 10% or more of the Company's total sales.


NOTE C - LEASES

  The Company leases office space and equipment from a related party under a noncancelable operating lease expiring in December 2000. Future minimum lease payments at December 31, 1999 are $14,400 for the year ending December 31, 2000.

  Total rental expense for this operating lease was $14,400 for the years ended December 31, 1999 and 1998.

NOTE D - INCOME TAXES

  Deferred taxes relate to amounts recognized for financial reporting which have not yet been recognized for income tax reporting. The tax effects of temporary differences related to assets and liabilities shown on the balance sheets were as follows at December 31,



                                      1999          1998
                                   ---------     ---------
Deferred tax assets
   Net operating loss carryforward  $181,657      $157,000
   Stock option expense              613,854       588,354
                                   ---------     ---------
                                     795,511       745,354
     Less: valuation allowance      (795,511)     (745,354)
                                   ---------     ---------
   Net deferred tax                   $ -           $ -
                                   =========     =========


  The valuation allowance was established to reduce the deferred tax asset to an amount that will more likely than not be realized. The reduction is necessary given the Company's development stage, inability to generate profitable operations, and uncertainty about its ability to utilize net operating loss carryforwards before they expire starting in 2007.


NOTE E - RELATED PARTY TRANSACTIONS

  The Company rents office space and equipment from a company that is wholly owned by the majority stockholder of the Company. Rental payments for these operating leases were $14,400 for the years ended December 31, 1999 and 1998.

  The Company paid royalty fees to a company partially owned by the majority stockholder of the Company for the years ended December 31, 1999 and 1998 in the amounts of $8,739 and $7,415, respectively.

  The Company had an agreement with a company that is wholly owned by the majority stockholder of the Company to provide personnel and administrative services for part of 1999 and 1998. Total expenses incurred under this agreement were $71,911 and $226,573 for the years ended December 31, 1999 and 1998, respectively.

  The Company entered into an agreement to acquire patents from a company whose stockholders also have controlling ownership in the Company for an initial price of $25,000. The patents were recorded at the affiliate's carrying value, $9,800 at the date of purchase. The remaining $15,200 is recorded as a distribution to stockholders. The agreement calls for additional payments in the amount of $225,000 upon the completed sale of 1,000,000 shares of stock offered to the public. Also, the agreement provides for royalty payments in the amount of 3% of gross sales for the next 20 years commencing June 1999. This agreement can be terminated by the seller if the Company fails to make the above payments, or becomes insolvent.


NOTE F - COMMON STOCK OPTIONS

   During 1998, the Company  established a non-qualified stock option plan (1998
   Plan) pursuant to which options for up to 1,200,000 shares of the Company's authorized but un-issued common stock may be granted to employees and certain non-employees. During 1999, the Company adopted the 1999 Stock Option Plan (1999 Plan), which provides for granting of options to officers, employees, advisors and consultants of the Company, or the purchase of up to a total of 750,000 shares of the Company's authorized but un-issued common stock. At December 31, 1999, options for an aggregate of 1,027,400 shares had been granted as shown below. The Company accounts for stock options in accordance with APB Opinion No. 25 and related Interpretations, and compensation expense has been recorded in the amount of $75,000 and $1,730,454 for the years ended December 31, 1999 and 1998, respectively, related to stock options.

   On December 31, 1998, the Company granted 367,400 options to employees Pursuant to its 1998 plan. The options are fully vested. The option price is $0.29. Compensation expense of $1,730,454 was recorded related to these options. The options expire December 31, 2008.

   On June 15, 1999, the Company granted 100,000 options to an employee pursuant to its 1998 plan. The options vest 50,000 shares at January 1, 2000 and the remaining shares vest and are exercisable at January 1, 2001. Compensation expense of $75,000 was recorded related to these options. The option price is $4.25 and expires June 15, 2009.

   On December 31, 1999 the Company ranted 560,000 options to two key employees pursuant to its 1999 plan. The options vest quarterly starting January 1, 2000 through September 30, 2003. The option price is $5.00 and expires September 30,2008. No compensation expense was recorded related to these options.




                                                                                Weighted-
                                                                                 average
                                               Number of shares                 exercise
                                     ------------------------------------         price
                                        Outstanding        Exercisable          per share
                                     -----------------  -----------------  -------------------
Outstanding, January 1, 1998                 -                  -                  $ -
Granted                                        367,400            367,400                 0.29
                                     -----------------  -----------------  -------------------
Outstanding, December 31, 1998                 367,400            367,400                 0.29
Granted                                        660,000          -                         4.88
                                     -----------------  -----------------  -------------------
Outstanding, December 31, 1999               1,027,400            367,400              $  3.24
                                     =================  =================  ===================


  Had compensation cost for the plan been determined based on the fair value of the options at the grant date the Company's net loss would have increased by $638,000 in 1999 and $14,696 in 1998 resulting in a net loss for the years ended December 31, 1999 and 1998 in the amount of $1,162,499 and $2,207,238, respectively. Net loss per share would have been $(0.10) and $(0.19) for the years ended December 31, 1999 and 1998, respectively.

  The fair value of the options granted was estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions for 1999 and 1998: dividend yield of zero percent; risk-free interest rate of 6%; assumed forfeiture of zero percent; and expected lives of 8-10 years.

NOTE G -STOCKHOLDERS' EQUITY

  In May 1997 the Company's Board of Directors authorized the Company to sell up to 200,000 shares of common stock at $5 per share in a SCOR offering in the State of Iowa. Total shares issued were 156,680, which resulted in proceeds of $788,400.

  In 1998, the Company issued 6,000 shares of stock at $5 per share for legal fees incurred.

  In 1998, the Company's Board of Directors authorized the issuance of 19,520 shares of common shares to key employees for services rendered in 1998 and 1999. In conjunction with the issuance of the shares, the Company recorded compensation expense of $97,600, which approximated fair market value of shares at time of issuance.

  The  Company's  common  stock  was  split   three-for-one  in  June  1998  and
  five-for-one in April 1999. All stock options issued in 1998 have been restated to give effect to the stock splits pursuant to the option agreements.

  On May 15, 1999, the Company's stockholders authorized the Company to sell up to 150,000 shares of the Company's common stock at $5 per share. These shares will also require the Company to issue four stock warrants for each share of common stock purchased. The exercise price for these warrants are $5 per share and may be exercised at any time prior to June 15, 2002. Total shares issued were 66,979, which resulted in proceeds of $334,895. At December 31, 1999 the Company has 267,916 outstanding warrants.

  The Company's stockholders authorized the Company to sell up to 2,000,000 shares of common stock at $5 per share in a direct public offering in the State of Iowa. The proceeds from the offering will be used to fund additional sales and marketing activities, research and development efforts for new products, working capital, and operational costs. In addition, funds will be used to construct a state-of-the-art warehouse and distribution center, which will also house the corporate offices of the Company. As of December 31, 1999, 166,220 shares had been sold.

  In 1999, the Company issued 30,000 warrants at an exercise price of $0.01 for legal fees. As of December 31, 1999, $74,850 has been accounted for as offering costs. The remaining $74,850 will be expensed upon the completion of the Company's registration under the Securities Act of 1933.





                   [Balance of page left intentionally blank.]

No dealer, salesperson or other individual has been authorized to give any information or to make any representations not contained in this Prospectus with the offering covered by this Prospectus. If given or made, such information or representation must not be relied upon as having been authorized by the Company. This Prospectus does not constitute as an offer to sell, or a solicitation of an 2,100,000 Shares of offer to buy, the common stock in any jurisdiction where, or to any person to Common Stock whom, it is unlawful to make such offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create an implication that there has not been any change in the facts set forth in this Prospectus or in the affairs of the Company since the date hereof. MIRENCO, INC.



            TABLE OF CONTENTS

Descriptive Title                                             Page
-----------------                                             ----

PROSPECTUS SUMMARY...............................................4
SUMMARY FINANCIAL DATA...........................................4
PRO FORMA FINANCIAL INFORMATION..................................5
RISK FACTORS.....................................................5
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS...................11
FIDUCIARY RESPONSIBILITY OF THE COMPANY'S MANA13MENT.............13                         PROSPECTUS
SELLING SHAREHOLDERS.............................................13
APPLICATION OF PROCEEDS..........................................15
CAPITALIZATION...................................................15
DESCRIPTION OF BUSINESS..........................................15
SELECTED FINANCIAL DATA..........................................28                                August ___, 2000
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
      AND RESULTS OF OPERATIONS..................................29
CONCURRENT PUBLIC MARKET AND DIVIDEND POLICY.....................32
DESCRIPTION OF CAPITAL STOCK.....................................33
PLAN OF DISTRIBUTION.............................................34
ERISA CONSIDERATIONS.............................................35
LEGAL MATTERS....................................................35
EXPERTS..........................................................35
AVAILABLE INFORMATION............................................36
APPENDIX I (SELLING SHAREHOLDER INFORMATION).....................I-1
APPENDIX II (FINANCIAL STATEMENTS)...............................II-1


                                 PART II
                  INFORMATION NOT REQUIRED IN PROSPECTUS


Item 27.  Index to Exhibits

(a)(1)     Financial Statements -- Included in Prospectus:

      Independent Certified Public Accountants' Report.

      Balance Sheets as of December 31, 1999 and March 31, 2000.

      Statements of Operations for the years ended December 31, 1999 and 1998 and the three months ended March 31, 2000 and 1999

      Statement of Changes in Stockholder's Equity for the years ended December 31, 1999 and 1998 and the three months ended March 31, 2000.

      Statement of Cash Flows for the years ended December 31, 1999 and 1998 and the three months ended March 31, 2000 and 1999

      Notes to Financial Statements.

(a)(2)Included  Separately  from  Prospectus:   Consent  of  Independent
      Public Accountants (see Exhibits below>).

      Other than the Financial Data Schedule, no schedules are included for the reason that all required information is contained in the financial statements included in the Prospectus.

(c)   Exhibits:

     *27.1    Certificate of Incorporation of Registrant.

     *27.2    Certificates of Amendment to the Certificate of Incorporation.

     *27.3    Bylaws of Registrant

     *27.4    Form of Stock Certificate

     *27.5    Opinion of Counsel as to the legality of the Shares.

     *27.6    Consent of Counsel (Duncan, Blum & Associates).

     *27.7    Consent of Auditors (Grant Thornton LLP).

     *27.8 Employment Agreements between Registrant and Dwayne L. Fosseen, J. Richard Relick, Wayne Allison and Darrell Jolley, respectively.

     *27.9 Stock Option Agreements between Registrant and Wayne Allison, Bruce Bergeson, Richard Evans, Betty Fosseen, Darrell Jolley, J. Richard Relick, and Dave Stone, respectively.

     *27.10 American Technologies LLC, Fosseen Manufacturing & Development, Mirenco, Inc., Ethaco Agreements to Terminate Prior Agreements and Transfer License, respectively.

     *27.11   Purchase Agreement Between Registrant and American  Technologies,
              LLC.

    **27.12 Environmental Regulatory Approvals with the U.S. Environmental Protection Agency and California Air Resources Board.

    **27.13   Summary of Patents and Associated Service Marks.

     *27.14   Copies of U.S. and Canadian Patents Issued to Dwayne L. Fosseen.

    **27.15   Copies of Mexican Patents Issued to Dwayne L. Fosseen.

     *27.16 Rental Agreement between Registrant and Fosseen Manufacturing & Development, Inc.

     *27.17 March 31, 2000 Warrant Agreement between Registrant and Duncan, Blum & Associates.

     *27.18   Registrant`s 1999 Stock Compensation Plan.

     *27.19   Registrant`s 1998 Stock Compensation Plan.

      * These exhibits were filed in the July 10, 2000 Registration Statement and, since changes thereto have not occurred and/or are not material, are not filed herewith and are hereby incorporated by reference.

      **      To be supplied by Amendment





                    [Balance of page left intentionally blank.]

                            SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this Pre-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the Undersigned, thereunto duly authorized, in the City of Radcliffe, State of Iowa, on the 8th day of August, 2000.

                          Mirenco, Inc.

                            By: /s/ Dwayne W. Fosseen
                          -------------------------
                          Dwayne   W.   Fosseen,    Chairman   and   Chief
Executive Officer

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Pre-Effective Amendment No. 1 to the Registration Statement has been signed below by the following persons in their respective capacity as officer and/or director of the Registrant on the date indicated.

      Signatures/Title                                   Date
      ----------------                                   ----

      /s/ Dwayne Fosseen                                 August 8, 2000
      ------------------
      Dwayne Fosseen, Chairman and Chief
      Executive Officer and Treasurer

      /s/ J. Richard Relick                              August 8, 2000
      ---------------------
      J. Richard Relick, Director and
      Chief Operating Officer and Secretary

      /s/ Wayne Allison                                  August 8, 2000
      -----------------
      Wayne Allison, President

      /s/ Darrell R. Jolley                              August 8, 2000
      ---------------------
      Darrell R. Jolley, Chief Financial Officer

      /s/ Don Williams                                   August 8, 2000
      ----------------
      Don Williams, Director

      /s/ Jerrold Handsaker                              August 8, 2000
      ---------------------
      Jerrold Handsaker, Director